The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to Completion, dated November 11, 2002

Prospectus Supplement to Prospectus dated July 13, 2001
--------------------------------------

     HOUSEHOLD PRIVATE LABEL CREDIT CARD                 SERIES 2002-3
     MASTER NOTE TRUST I                                 FLOATING RATE
     Issuer                                            ASSET BACKED NOTES
     HRSI FUNDING, INC. II
     Transferor
     ------------------------------


                                          CLASS A NOTES                   CLASS B NOTES                  CLASS C NOTES
                                    ----------------------------------------------------------------------------------------------
Principal amount.................   $673,000,000.00                 $98,060,000.00                   $69,090,000.00
Interest rate....................   One-Month LIBOR plus ____%      One-Month LIBOR plus ____%       One-Month LIBOR plus ____%
                                    per year                        per year                         per year
Interest payment dates...........   Monthly on the 15th beginning   Monthly on the 15th beginning    Monthly on the 15th beginning
                                    December 16, 2002               December 16, 2002                December 16, 2002
Expected principal payment date..   November 15, 2005               November 15, 2005                November 15, 2005
Final maturity date..............   September 15, 2009              September 15, 2009               September 15, 2009
Price to public..................   $__________ (or _______%)       $__________, (or _____%)         $__________, (or _____%)
Underwriting discount............   $__________ (or _______%)       $__________, (or _____%)         $__________, (or _____%)
Proceeds to issuer...............   $__________ (or _______%)       $__________, (or _____%)         $__________, (or _____%)

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Household Private Label Credit Card Master Note Trust I only and are not obligations of HRSI Funding, Inc. II, Household Finance Corporation, Household Bank (SB), N.A., Household Receivables Acquisition Company or any other person.
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THE CLASS B NOTES ARE SUBORDINATED TO THE CLASS A NOTES. THE CLASS C NOTES ARE SUBORDINATED TO THE CLASS A AND CLASS B NOTES.

THE PRIMARY ASSETS OF THE TRUST ARE RECEIVABLES ORIGINATED UNDER VARIOUS REVOLVING CONSUMER CREDIT PROGRAMS.

WE EXPECT TO ISSUE YOUR SERIES OF NOTES ON OR ABOUT NOVEMBER __, 2002. WE WILL DELIVER YOUR SERIES OF NOTES IN BOOK-ENTRY FORM.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


CREDIT SUISSE FIRST BOSTON                                    JPMORGAN

                              LEHMAN BROTHERS
                                                       SALOMON SMITH BARNEY


                                November , 2002
                                       ---

                               TABLE OF CONTENTS

TRANSACTION SUMMARY......................................................  S-4
Prospectus Supplement Summary............................................  S-6
   The Issuer............................................................  S-6
   The Receivables.......................................................  S-6
   The Series 2002-3 Notes...............................................  S-6
      Interest...........................................................  S-6
      Principal..........................................................  S-7
   The Series 2002-3 Closing Date........................................  S-7
   The Series 2002-3 Cut-Off Date........................................  S-7
   Credit Enhancement....................................................  S-7
      Subordination......................................................  S-7
      Overcollateralization..............................................  S-7
   Discounting...........................................................  S-8
   Events Of Default.....................................................  S-8
   Amortization Events...................................................  S-8
   Other Interests in the Trust..........................................  S-9
      Other Series of Notes..............................................  S-9
      The Transferor Interest............................................  S-9
   Allocations of Collections............................................  S-9
   Groups................................................................ S-10
      Excess Finance Charge Sharing Group One............................ S-10
      Principal Sharing Group One........................................ S-10
   Application of Collections............................................ S-10
      Finance Charge and Administrative Collections...................... S-10
      Principal Collections.............................................. S-11
   Optional Redemption................................................... S-11
   Denominations......................................................... S-11
   Registration, Clearance and Settlement................................ S-12
   Material Federal Income Tax Consequences.............................. S-12
   ERISA Considerations.................................................. S-12
   Risk Factors.......................................................... S-12
Glossary................................................................. S-13
The Originator, The Receivables Seller, The Servicer, The Subservicer
      and The Transferor................................................. S-13
   Household Bank (SB), N.A.............................................. S-13
   Household Receivables Acquisition
      Company............................................................ S-13
   Household Finance Corporation......................................... S-13
   Household Corporation................................................. S-14
   HRSI Funding, Inc. II................................................. S-14
The Selected Merchant Portfolio.......................................... S-14
      Collection of Delinquent Accounts.................................. S-16
      Revenue Experience................................................. S-16
      Recoveries......................................................... S-17
      Payment Rates...................................................... S-17
The Trust Portfolio...................................................... S-18
Description of Series Provisions......................................... S-23
   General............................................................... S-23
   Interest Payments..................................................... S-23
   Principal Payments.................................................... S-24
      Revolving Period................................................... S-24
      Controlled Accumulation Period..................................... S-24
      Postponement of Controlled Accumulation Period..................... S-25
      Early Amortization Period.......................................... S-25
      Principal Funding Account.......................................... S-26
      Reserve Account.................................................... S-26
      Principal Sharing Group One........................................ S-28
      Paired Series...................................................... S-28
   Subordination......................................................... S-29
   Overcollateralization................................................. S-29
   Events Of Default..................................................... S-29
   Amortization Events................................................... S-30
   Allocation Percentages................................................ S-31
   Application of Collections............................................ S-32
      Payment of Interest, Fees and Other Items.......................... S-32
      Payments of Principal.............................................. S-33
   Purchase of Series 2002-3 Notes by the Transferor..................... S-33
   Excess Finance Charge Sharing Group One............................... S-34
   Subordinated Principal Collections;
      Defaulted Amount; Investor Charge-Offs............................. S-34
   Servicing Compensation and Payment of Expenses........................ S-34
   Reports To Series 2002-3 Noteholders.................................. S-35
Description of the Amended and Restated Receivables Purchase Agreement
      Between the Bank and the Receivables Seller........................ S-35
Material Federal Income Tax Consequences................................. S-35
   Tax Characterization of the Trust..................................... S-35
   Tax Consequences to Holders of the Notes.............................. S-36
State Tax Considerations................................................. S-37
ERISA Considerations..................................................... S-37
Underwriting............................................................. S-38
Legal Matters............................................................ S-40
Other Series Issued And Outstanding...................................... S-53

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(1) this prospectus supplement, which describes the specific terms of your series of notes, and (2) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. We are stating this information as of the date of this prospectus supplement.


                               TRANSACTION SUMMARY

Trust:                                Household Private Label Credit Card
                                      Master Note Trust I, a Delaware common
                                      law trust, acting by and through
                                      Wilmington Trust Company, not in its
                                      individual capacity but solely as
                                      owner trustee

Transferor:                           HRSI Funding, Inc. II

Originator:                           Household Bank (SB), N.A.

Servicer:                             Household Finance Corporation

Indenture Trustee:                    U.S. Bank National Association

Owner Trustee:                        Wilmington Trust Company

Closing Date:                         November __, 2002

Clearance and Settlement:             DTC/Clearstream/Euroclear

Primary Trust Assets:                 Receivables originated under the various
                                      revolving consumer credit programs

Annual Servicing Fee Rate:            2.0%

Principal Sharing Group:              Group One

Excess Finance Charge Sharing Group:  Group One

                                      CLASS A                    CLASS B                 CLASS C
                                      -------                    -------                 --------
Initial Principal Amount:             $673,000,000.00            $98,060,000.00          $69,090,000.00

Anticipated Ratings:

   Moody's/Standard & Poor's/Fitch    Aaa/AAA/AAA                A1/A/A                  Baa2/BBB/BBB

Credit Enhancement:                   Subordination of the       Subordination of the    The O/C Amount
                                      Class B Notes, the Class   Class C Notes and the
                                      C Notes and the O/C        O/C Amount
                                      Amount

Interest Rate:                        One-Month LIBOR plus   One-Month LIBOR plus        One-Month LIBOR plus
                                      ____% per annum         ____% per annum            ____% per annum

Interest Accrual Method:              Actual/360              Actual/360                 Actual/360

Cut-off Date:                         November 1, 2002        November 1, 2002           November 1, 2002




Interest Payment Dates:               Monthly (15th day of        Monthly (15th day of            Monthly (15th day of
                                      each month, unless the      each month, unless the          each month, unless the
                                      15th is not a business      15th is not a business          15th is not a business
                                      day in which case it will   day in which case it will       day in which case it will
                                      be the next business day)   be the next business day)       be the next business day)

Interest Rate Index Reset Date:       Two London business         Two London business             Two London business
                                      days before each interest   days before each interest       days before each interest
                                      payment date                payment date                    payment date

First Interest Payment Date:          December 16, 2002           December 16, 2002               December 16, 2002

Expected Principal Payment Date:      November 2005               November 2005                   November 2005
                                      distribution date           distribution date               distribution date

Commencement of Controlled            November 1, 2004            November 1, 2004                November 1, 2004
Accumulation Period (subject to
adjustment):

Final Maturity Date:                  September 15, 2009          September 15, 2009              September 15, 2009


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                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights information about the notes and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The Series 2002-3 notes will be issued by Household Private Label Credit Card Master Note Trust I, a Delaware common law trust, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee, under an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is U.S. Bank National Association.

THE RECEIVABLES

The primary assets of the trust in pool one are receivables originated or acquired by the bank under various revolving consumer credit programs operated by Household Bank (SB), N.A. The receivables consist of principal receivables and finance charge and administrative receivables. The receivables arise from consumer revolving credit accounts originated or acquired by Household Bank
(SB), N.A. or its affiliates. These accounts were opened by customers in connection with credit purchases with particular merchants. These credit accounts may be used only for the purchase of goods or services from the related merchant and for obtaining cash advances.

The following information is as of October 16, 2002:

     -    Receivables in the trust: $5,588,493,601.00

     -    Accounts designated to the trust: 5,781,676

For more information, see "The Trust Portfolio" in this prospectus supplement.

THE SERIES 2002-3 NOTES

Interest

The Class A notes will bear interest at one month LIBOR as determined each month plus ____% per annum.

For the Class A notes, interest will be calculated as follows:

     ----------------------------------------------
      Principal           Number
       balance          of days in
     at the end    X     interest     X    Interest
      of prior            period             Rate
        due             ----------
      period               360
     ----------------------------------------------

The Class B notes will bear interest at one month LIBOR as determined each month plus ____% per annum.

For the Class B notes, interest will be calculated as follows:

     ----------------------------------------------
      Principal           Number
       balance          of days in
      at end of    X    interest      X    Interest
      prior due           period            Rate
       period           ----------
                           360
     ----------------------------------------------

The Class C notes will bear interest at one month LIBOR as determined each month plus ____% per annum.

For the Class C notes, interest will be calculated as follows:

     ----------------------------------------------
      Principal           Number
       balance          of days in
      at end of    X     interest     X    Interest
      prior due           period            Rate
       period           ----------
                           360
     ----------------------------------------------

Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

Interest on the Series 2002-3 notes will be paid on each distribution date. Distribution dates will be December 16, 2002, and the 15th day of each following month if the 15th is a business day and, if not, the following business day.
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You may obtain the Class A interest rate, the Class B interest rate and the Class C interest rate for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at (312) 228-9400.

See "Description of Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

Principal

Principal of the Class A notes, the Class B notes and the Class C notes is expected to be paid in full on the November 2005 distribution date. However no principal will be paid on the Class B notes and Class C notes until the Class A notes are paid in full and no principal will be paid on the Class C notes until the Class B notes are paid in full.

Principal collections will be applied to reduce the O/C amount during the controlled accumulation period if all required deposits have been made to the principal funding account for the Class A notes and the Class B notes and the Class C notes and the O/C amount is greater than the required O/C amount. Prior to the early amortization period, the required O/C amount decreases as deposits are made to the principal funding account.

We are scheduled to begin accumulating collections of principal receivables starting on November 1, 2004, for payment to the Series 2002-3 noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Series 2002-3 notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as amortization events occur, principal may be paid earlier than expected. If collections of the credit account receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 2002-3 notes are not paid in full on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2002-3 notes until the notes are paid in full or until September 15, 2009, whichever occurs first. September 15, 2009 is the further maturity date for Series 2002-3.

For more information about principal payments, see "Description of Series Provisions--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

THE SERIES 2002-3 CLOSING DATE

The Series 2002-3 closing date will be November __, 2002.

THE SERIES 2002-3 CUT-OFF DATE

The Series 2002-3 cut-off date is November 1, 2002.

CREDIT ENHANCEMENT

Subordination

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the O/C amount.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the O/C amount.

Credit enhancement for the Class C notes is provided by the O/C amount. The O/C amount represents a subordinated interest in the receivables allocated to this series. The transferor will hold the ownership interest in the O/C amount and will receive any distributions in reduction of the O/C amount.

Overcollateralization

The required O/C amount will initially be $51,260,000.00 and thereafter, an amount equal to 6.10% of the interim note principal amount for such distribution date after taking into account deposits to be made to the principal funding account on that distribution date, but not less than 3.00% of the initial invested amount; provided that

     - if an amortization event has occurred, the required O/C amount for any distribution date shall equal the amount of that requirement immediately preceding that amortization event,

     - in no event shall the required O/C amount exceed the sum of the Class A note principal balance, the Class B note principal balance and the Class C note principal balance on any date,
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     - the required O/C amount may be reduced at any time if the rating agency condition is satisfied and an officer's certificate of the transferor has been delivered to the effect that in the reasonable belief of the transferor, the reduction will not result in an adverse effect, and

     - the transferor, in its sole discretion may increase the required O/C amount at any time.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions--Application of Collections" and "--Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs" in this prospectus supplement.

DISCOUNTING

HRSI Funding, Inc. II has reclassified 6% of principal receivables in the trust portfolio as finance charge and administrative receivables. This discount percentage may be changed from time to time in the future. For more information about discounting, see "Description of Transfer and Servicing
Agreement--Discounting" in the accompanying prospectus.

EVENTS OF DEFAULT

The Series 2002-3 notes are subject to specified events of default described under "Description of Series Provisions--Events of Default" in this prospectus supplement and "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or the failure to pay principal on the final maturity date.

If any event of default occurs, other than with respect to any voluntary or involuntary bankruptcy, insolvency or other similar event of the trust, and continues with respect to the Series 2002-3 notes, the indenture trustee or holders of more than 50% of the outstanding principal amount of the Series 2002-3 notes may declare the Series 2002-3 notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by holders of more than 50% of the outstanding principal amount of the Series 2002-3 notes. "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

After an event of default and the acceleration of the Series 2002-3 notes, funds on deposit in the collection account, the special funding account, the related principal funding account and the reserve account will be applied to pay principal of and interest on the Series 2002-3 notes to the extent permitted by law. Principal collections and finance charge and administrative collections allocated to Series 2002-3 will be applied to make monthly principal payments and interest payments on the Series 2002-3 notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2002-3 notes are accelerated or the issuer fails to pay the principal of the Series 2002-3 notes on the final maturity date, once the conditions described in the prospectus under "Description of the Indenture--Events of Default; Rights Upon Event of Default" are satisfied, the indenture trustee may or, in limited cases, will, at the direction of the holders of a specified percentage of the outstanding principal amount of each class of Series 2002-3 notes:

     - institute proceedings in its own name for the collection of all amounts then payable on the Series 2002-3 notes;

     - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2002-3 noteholders; or

     - foreclose on a portion of the trust's assets by causing the trust to sell a portion of the assets of the trust to permitted purchasers under the indenture.

AMORTIZATION EVENTS

The documents under which the Series 2002-3 notes will be issued include a list of adverse events known as amortization events. If an amortization event that applies to Series 2002-3 or to all series occurs, the trust will use collections of principal receivables and other specified amounts allocated to Series 2002-3 each month to pay principal on the Series 2002-3 notes.

Amortization events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or make representations and warranties that are materially incorrect.

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The following also are amortization events:

     - The average series portfolio yield for any three consecutive months is less than the average base rate in the same three consecutive months;

     - The Class A notes, Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

     - Bankruptcy, insolvency or similar events relating to the transferor, including any additional transferor, Household Receivables Acquisition Company, or the bank or other account owner or other receivables seller, unless the rating agency condition is satisfied with respect to the deletion of any such party from this amortization event;

     - The transferor, including any additional transferor, is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

     - The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

     - The occurrence of a servicer default that has an adverse effect on the Series 2002-3 noteholders;

     - The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

     - An event of default occurs for the Series 2002-3 notes and the notes are accelerated.

For a more detailed discussion of the amortization events, see "Description of Series Provisions-- Amortization Events" in this prospectus supplement and "Description of the Notes-- Amortization " Events" in the accompanying prospectus.

OTHER INTERESTS IN THE TRUST

Other Series of Notes

The trust has issued and may continue to issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

The Transferor Interest

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series.

ALLOCATIONS OF COLLECTIONS

Household Finance Corporation, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge and administrative receivables, those collections that are principal receivables and those receivables that are written off as uncollectible, called the defaulted amount.

Each month, the servicer will allocate collections received among:

     -    your series;

     -    other series outstanding; and

     -    the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2002-3 notes, the initial invested amount for Series 2002-3 will be $891,410,000.00, consisting of the initial principal amount and the initial O/C amount.

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs" in this prospectus supplement.

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GROUPS

This series will not share in principal collections allocated to the transferor and will not be part of a shared enhancement group.

Excess Finance Charge Sharing Group One

This series will be included in a group of series designated as excess finance charge sharing group one. To the extent that available investor finance charge and administrative collections exceed the amount necessary to make required payments for this series, those excess collections may be applied to cover shortfalls of collections of finance charge and administrative receivables or cover shortfalls of reallocated investor finance charge and administrative collections allocable to other series in excess finance charge sharing group one. In addition, you may receive the benefits of excess collections of finance charge and administrative receivables in excess finance charge sharing group one. This is the fifth series issued in excess finance charge sharing group one. There can be no assurance that the trust will issue additional series in excess finance charge sharing group one. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in the accompanying prospectus.

Principal Sharing Group One

This series will be included in a group of series designated as principal sharing group one. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other series, if any, in principal sharing group one. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and other amounts allocated to other series in principal sharing group one. This is the seventh series issued in principal sharing group one. There can be no assurance that the trust will issue additional series in principal sharing group one.

See "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus.

APPLICATION OF COLLECTIONS

Finance Charge and Administrative Collections

The trust will apply available investor finance charge and administrative collections each month in the following order of priority:

     -    to pay interest on the Class A notes;

     -    to pay interest on the Class B notes;

     -    to pay interest on the Class C notes;

     - to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is not the servicer;

     - to pay to the administrator an amount equal to the monthly administration fee for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is not the administrator;

     -    to cover your series' allocation of defaulted receivables;

     - to cover reductions in your series' invested amount resulting from investor charge-offs and from subordinated principal collections, in each case that have not been reimbursed;

     - upon the occurrence of an event of default with respect to Series 2002-3 and acceleration of the maturity of the Series 2002-3 notes, the balance, if any, up to the outstanding note principal balance will be treated as principal collections for that distribution date for distribution to the Series 2002-3 noteholders to be applied as described under "Description of Series Provisions--Application of Collections" in this prospectus supplement;

     - to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is the servicer;

     - to pay to the administrator an amount equal to the monthly administration fee due for the related distribution date, and past due for any prior distribution date, if Household

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          Finance Corporation or any of its affiliates is the administrator;

     - to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Class A notes, the Class B notes and Class C notes during the controlled accumulation period;

     - to other series in excess finance charge sharing group one or to the holder of the transferor certificate.

For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

Principal Collections

The trust will apply your series' share of principal collections each month as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be applied to reduce the O/C amount to the required O/C amount and then treated as shared principal collections and may be available to make principal payments for other series in principal sharing group one.

     - The controlled accumulation period is scheduled to begin on November 1, 2004, but may begin at a later date. During the controlled accumulation period, your series' share of principal collections will be first, deposited in a trust account, up to the controlled deposit amount and second, applied to reduce the O/C amount to the required O/C amount. On the expected principal payment date, amounts on deposit in that account will be paid first, to the Class A noteholders, second, to the Class B noteholders, third, to the Class C noteholders and fourth, to reduce the O/C amount.

     - If an amortization event occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be paid first, to the Class A noteholders, second, to the Class B noteholders, third, to the Class C noteholders and fourth, to reduce the O/C amount to the required O/C amount.

     - During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes, the Class B notes and the Class C notes, and, if Household Finance Corporation or any of its affiliates is not the servicer, the servicing fee, and if Household Finance Corporation or any of its affiliates is not the administrator, the administration fee, in each case to the extent not made from available investor finance charge and administrative collections and excess finance charge and administrative collections, if any, allocated from other series. However, for any due period, the sum of these subordinated principal collections cannot exceed 24.5% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously subordinated principal collections, in each case that have not been reimbursed.

     - Any remaining principal collections will first be made available to other series in principal sharing group one and then be paid to the holder of the transferor certificate or deposited in the related special funding account.

For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

OPTIONAL REDEMPTION

The trust has the option to repurchase your notes when the outstanding principal amount of the Class A notes, the Class B notes and the Class C notes for your series has been reduced to 10% or less of the initial principal amount of the Class A notes, the Class B notes and the Class C notes. See "Description of the Notes--Final Payment of Principal; Termination" in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the Series 2002-3 notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

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REGISTRATION, CLEARANCE AND SETTLEMENT

The Series 2002-3 notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes--Definitive Notes" in the accompanying prospectus.

You may elect to hold your Series 2002-3 notes through DTC, in the United States, or Clearstream or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes--Book-Entry Registration" in the accompanying prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to important considerations described under "Material Federal Income Tax Consequences" in this prospectus supplement and the accompanying prospectus, Dewey Ballantine LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2002-3 notes will be characterized as indebtedness for federal income tax purposes, and that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. By your purchase of a Series 2002-3 note, you will agree to treat your Series 2002-3 notes as indebtedness for all federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Consequences" in this prospectus supplement and the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 2002-3 notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 2002-3 notes on behalf of or with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2002-3 notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

RISK FACTORS

Investment in the Series 2002-3 notes involves risks. You should consider carefully the risk factors beginning on page 14 in the accompanying prospectus.

------------------------------------------------------------------------------

                                    GLOSSARY

     This prospectus supplement uses defined terms. Definitions can be found in the "Glossary" beginning on page S-41 in this prospectus supplement and beginning on page 80 in the accompanying prospectus.

             THE ORIGINATOR, THE RECEIVABLES SELLER, THE SERVICER,
                       THE SUBSERVICER AND THE TRANSFEROR

HOUSEHOLD BANK (SB), N.A.

     Household Bank (SB), N.A., located in Las Vegas, Nevada, is a wholly-owned operating subsidiary of Household Finance Corporation. The bank is principally a national credit card bank offering revolving credit accounts. The principal executive office of the bank is located at 1111 Town Center Drive, Las Vegas, Nevada 89134 (telephone (702) 243-1345).

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

     Household Receivables Acquisition Company ("HRAC") was incorporated in Delaware on March 21, 1996 and is a subsidiary of Household Finance Corporation. Household Receivables Acquisition Company was organized with the limited purpose to purchase, sell and hold receivables and other accounts. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-6049).

HOUSEHOLD FINANCE CORPORATION

     The servicer, Household Finance Corporation, was incorporated in Delaware in 1925, as successor to an enterprise which was established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). The servicer is a subsidiary of Household International, Inc.

     The servicer and its subsidiaries offer a diversified range of financial services consisting primarily of real estate secured loans, auto finance loans, MasterCard(*) and VISA(*)credit cards, private label credit cards, tax refund anticipation loans and other types of unsecured loans to consumers in the United States. The business generates its products through its retail branch network, correspondents, direct mail, telemarketing, application displays and Internet applications as well as through dealer relationships and alliance partner referrals. The business also includes purchasing portfolios of open-end and closed end, secured and unsecured loans.

     In conjunction with its consumer finance operations and where applicable laws permit, the servicer makes available to customers credit and specialty insurance. This insurance is generally written by or reinsured with one of its insurance affiliates.

     As of September 30, 2002, the servicer had approximately $86.4 billion in total assets, approximately $76.9 billion in total liabilities and approximately $9.4 billion in shareholder's equity.

     Household International, Inc., the parent of Household Finance Corporation, announced on October 11, 2002 that it has reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of consumer protection, consumer lending and insurance laws and regulations in its retail branch consumer lending operations as conducted by Household Finance Corporation and its consolidated subsidiaries under the HFC and Beneficial brand names. To become effective, states in which at least 80% (by dollar volume) of Household Finance Corporation's retail branch real estate secured loans (including personal homeowner loans) were originated from January 1, 1999 through

     --------------------------------
(*) MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA, Inc., respectively.

September 30, 2002 must participate in the agreement. Household Finance Corporation will enter a separate consent decree with each participating state or agency. All consent decrees entered as part of this settlement must be executed prior to December 15, 2002. Household Finance Corporation will record a charge in the third quarter of 2002 of $525 million (pre-tax) reflecting the costs of this settlement agreement and related matters.

HOUSEHOLD CORPORATION

     The subservicer, Household Corporation, has serviced private label consumer credit products and other consumer loan products since 1996. Household Corporation was incorporated in 1969 by Household Finance Corporation to provide origination, servicing and administrative services to affiliates, principally those affiliates which offer or hold revolving consumer credit accounts, consumer finance and tax refund anticipation loans. The subservicer provides services for credit accounts owned by the bank, under an agreement with the bank that establishes guidelines which are to be followed by the subservicer on behalf of the bank for purposes of servicing credit accounts. The subservicer has approximately 5,300 employees, of whom approximately 2,100 are involved in providing services to the credit account business at facilities located in New Castle, Delaware, Jacksonville, Florida, Wood Dale, Illinois, and Chesapeake, Virginia. The principal executive office of the subservicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000).

HRSI FUNDING, INC. II

     The transferor, HRSI Funding, Inc. II was formed under the laws of the State of Delaware on February 6, 2001 and is a Delaware corporation, all of the common stock in which is held by Household Finance Corporation. The transferor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities incidental to and necessary or convenient for the accomplishment of those purposes. The transferor has its principal office located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-6223).

                        THE SELECTED MERCHANT PORTFOLIO

     The following discussion describes the material terms and characteristics that generally apply to accounts in the portfolio of the bank related to merchants from which the accounts designated to provide the receivables for the trust portfolio were selected (the "selected merchant portfolio") and the material terms and characteristics of the private label programs. The accounts designated to provide the receivables for the trust portfolio do not represent the entire bank portfolio, nor does the trust portfolio include the whole of the selected merchant portfolio. Currently, the accounts designated to provide the receivables for the trust portfolio consist of credit accounts originally issued or acquired by the bank or its affiliates. Additional accounts may be chosen from the bank's portfolio at large, not just from the selected merchant portfolio. Credit limits are established by personnel at levels authorized by the bank. The minimum credit limit generally is $500. Credit limits greater than $25,000 must be approved by the Director of Credit, while credit limits greater than $50,000 must be approved by the Chief Operating Officer or the President.

     The following tables set forth the aggregate loss, delinquency, revenue and monthly payment rate experience for customer payments in the selected merchant portfolio for each of the periods shown. Such tables for the selected merchant portfolio reflect the combined experience of the separate merchant portfolios of the bank and Beneficial Finance Corporation. Beneficial Finance Corporation was acquired by Household International, Inc. in 1998. Prior to such acquisition and integration, there may have been differences in the manner of operations of such merchant portfolios by Beneficial Finance Corporation and the private label credit business, some of which are described in the footnotes to such table. Since then, the private label credit business has operated the two separate merchant portfolios as a single integrated portfolio. Actual loss and delinquency, revenue and monthly payment rate experience with respect to the trust portfolio may be different from the historical experience of the selected merchant portfolio.

     The composition of the selected merchant portfolio has changed and may continue to change from time to time in the future. Consequently, the historical data in the following tables may be different than the historical data presented for other series issued.

     Average receivables outstanding in the Loss Experience table is the average of the average monthly balances. The average monthly balance means the average of the monthly beginning and ending receivables balances. The receivables balance includes both outstanding principal receivables and outstanding finance charge and administrative receivables for the indicated periods. All gross charge-offs presented are principal only.

                                                                    LOSS EXPERIENCE
                                                                 (DOLLARS IN THOUSANDS)
                                      NINE MONTHS
                                        ENDED
                                     SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                     ---------------  --------------------------------------------------------------
                                          2002           2001         2000         1999         1998         1997
                                     ---------------  ----------   ----------   ----------   ----------   ----------
Average Receivables Outstanding       $7,962,213      $6,844,549   $6,084,018   $5,450,018   $4,821,416   $4,756,878
Gross Charge-Offs(1)                  $  474,227(2)   $  371,629   $  341,845   $  342,388   $  262,019   $  221,506
Gross Charge-Offs as a Percentage of
  Average Receivables Outstanding           5.96%(2)        5.43%        5.62%        6.28%        5.43%        4.66%

(1) Excludes recoveries.

(2) Annualized.



As part of Household International, Inc.'s integration of Beneficial Finance Corporation, Beneficial Finance Corporation's policy of charging-off receivables at six months contractually past due was changed to the private label credit business's policy of charging-off receivables at nine months contractually delinquent. In addition, the private label credit business changed its charge-off policy related to bankruptcy. Prior to the merger, Beneficial Finance Corporation charged-off notified bankrupt receivables one month after notification, whereas the private label credit business charged-off notified bankrupt receivables at nine months past due. Beginning in October 1998, the merged private label credit business began charging-off notified bankrupt receivables at four months after notification. In December 2001, the charge-off policy was further modified to charge-off bankrupt receivables three months after notification. The initial impact of this policy modification contributed to the increased charge-offs in 2002. In addition, charge-off levels increased in 2002 due to higher bankruptcies and a weaker credit environment.

Delinquency percentages are calculated by dividing the end of month delinquent receivables balance by the month end receivables balance. Receivables include both outstanding principal receivables and outstanding finance charge and administrative receivables on such date.


                                                               DELINQUENCY EXPERIENCE
                                                               (DOLLARS IN THOUSANDS)
                           SEPTEMBER 30,                                         DECEMBER 31,
                          ---------------  -----------------------------------------------------------------------------------
                                 2002           2001               2000            1999             1998             1997
                                 ----           ----               ----            ----             ----             ----
                               $      %        $       %         $       %        $       %        $       %        $       %
                          ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
Receivables Outstanding   $8,474,842       $7,743,972       $6,726,287       $6,053,227       $5,579,838       $5,014,320

Number of
Days Delinquent:
30-59                     $  144,832 1.71% $  173,377 2.24% $  133,283 1.98% $  133,246 2.20% $  107,789 1.93% $  119,432 2.38%
60-89                     $   97,555 1.15% $   80,662 1.04% $   71,166 1.06% $   67,302 1.11% $   62,502 1.12% $   61,048 1.22%
90-119                    $   77,224 0.91% $   57,211 0.74% $   57,789 0.86% $   50,262 0.83% $   49,931 0.89% $   49,812 0.99%
120 days or more          $  310,779 3.67% $  272,452 3.52% $  220,869 3.28% $  228,198 3.77% $  204,312 3.66% $  134,277 2.68%
                          ---------------  -----------------------------------------------------------------------------------
Total                     $  630,390 7.44% $  583,702 7.54% $  483,107 7.18% $  479,008 7.91% $  424,534 7.61% $  364,569 7.27%
                          ====================================================================================================

     Delinquency rates are affected by the number, type and timing of promotional offerings. The rise in loss and delinquency experience in 1998 and 1999 was primarily the result of merchant additions. During this period, the bank signed several new merchant programs and acquired their existing receivable portfolios. The timing of these acquisitions as well as the underlying credit characteristics of these acquired portfolios contributed to increased losses and delinquency in 1998 and into 1999. As these acquired portfolios liquidated and were replaced by loans that were generally originated under stricter credit policy guidelines, losses and delinquency decreased. The diminished impact of these acquired portfolios, coupled with improved collection practices, resulted in an improved loss and delinquency experience in 2000. Delinquency levels increased in 2001 and 2002 due to the impact of a weaker credit environment.

COLLECTION OF DELINQUENT ACCOUNTS

     The subservicer provides collection support for accounts from two regional collections centers in New Castle, Delaware and Chesapeake, Virginia.

     Collection activity generally commences when an account becomes five days contractually past due. An account's credit limit is frozen when collection activity begins and reduced to zero when it becomes two months delinquent.

     Delinquent accounts may be restructured (deemed current) if the customer has made one payment equal to 2.25% of the outstanding balance. Once restructured, the account is deemed current; however, the credit limit is zero. In addition, the account may not be restructured again for six months.

     Accounts are charged-off at nine months contractually delinquent. If a customer has filed or has had filed against him a bankruptcy petition, his account generally is charged-off three months after receiving notice unless the balance is subject to a court approved reaffirmation or redemption payments have been received. Deficiency balances are charged-off within one month of reaffirmation or last redemption payment. For certain accounts, such as those secured by recreational vehicles, repossession activity generally occurs after the account is three months past due. Deficiency balances after repossession are generally charged-off two months after the repossession sale. An account may also be charged-off prior to the expiration of the time periods described above if it has been determined that all amounts which are reasonably expected to be received in respect of such account have been received.

     The charge-off policies and collection practices discussed herein are constantly reviewed and may change over time in accordance with the business judgment of the bank, the servicer and the receivables seller, and applicable law and guidelines established by governing regulatory authorities.

REVENUE EXPERIENCE

     The revenues for the accounts in the selected merchant portfolio shown in the Revenue Experience table are related to finance charges and fees, billed to holders of the accounts. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the bank on the accounts in the selected merchant portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by the bank and other factors. See "The Bank's Credit Account Activities" in the accompanying prospectus. Neither the servicer nor any of its affiliates has any basis to predict changes in the usage of accounts by customers or in the terms of accounts which may affect the revenue for the trust portfolio.

     The historical figures in the Revenue Experience table include interest on purchases and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit account receivables lag behind amounts billed to customers. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, other fees paid by customers, the percentage of customers whose account is in promotional status, the percentage of customers who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See "Risk Factors" in the accompanying prospectus.

     Average receivables outstanding as used in the Revenue Experience table is the average of the average monthly balances. The average monthly balance means the average of the monthly beginning and ending receivables balances. The receivables balance includes both outstanding principal receivables and outstanding finance charge and administrative receivables.

                                                                  REVENUE EXPERIENCE
                                                                 (DOLLARS IN THOUSANDS)

                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                  -----------------   --------------------------------------------------------------
                                        2002             2001         2000         1999         1998         1997
                                  --------------      ----------   ----------   ----------   ----------   ----------
Average Receivables Outstanding    $   7,962,213      $6,844,549   $6,084,018   $5,450,018   $4,821,416   $4,756,878
Total Finance Charges and Fees     $   1,129,720(1)   $1,087,283   $  971,312   $  855,935   $  710,395   $  596,792
Billed
Total Finance Charges
  and Fees Billed as a
  Percentage of Average
  Receivables Outstanding                  14.19%(1)       15.89%       15.96%       15.71%       14.73%       12.55%

(1) Annualized.


     The revenues related to finance charges depend in part upon the collective preference of customers to use their credit accounts as revolving debt instruments for purchases and paying off credit account balances over several months as opposed to convenience use, where customers prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services of which customers choose to avail themselves and which are paid for by the use of the account. In addition, the level of finance charge revenues depends on the percentage of accounts in promotional status.

     Revenue as a percentage of average receivables increased in 1998 and 1999 as the bank increased the amount of fees. Additionally, increases in the prime rate contributed to higher billed revenues during 1999 and 2000. Conversely, prime rate reductions in 2001 contributed to lower billed revenues as a percentage of average receivables in 2001. In addition, the full year effect of these prime rate reductions continued to contribute to lower billed revenues as a percentage of average receivables in 2002.

RECOVERIES

     Under the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts. Collections of recoveries will be treated as collections of finance charge and administrative receivables and included as part of the series portfolio yield.

PAYMENT RATES

     The following table sets forth the highest and lowest customer monthly payment rates on the selected merchant portfolio during any month in the periods shown and the average customer monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge and administrative receivables with respect to the accounts.

                                 CUSTOMER MONTHLY PAYMENT RATES

                    NINE MONTHS ENDED
                       SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                    -----------------  -------------------------------------
                          2002          2001   2000     1999    1998   1997
                    -----------------  -----   -----   -----   -----   -----
Lowest Month(1)            8.56%        8.80%   9.57%  10.04%  10.08%   9.77%
Highest Month(1)          11.10%       11.60%  11.86%  12.68%  13.83%  12.53%
Average of the
  Months in
  the Period(2)            9.62%        9.93%  10.28%  11.03%  11.51%  10.95%

(1) Calculated by dividing total principal, finance charges and fees collected in a month by the beginning receivables balance for such month.

(2) Calculated by dividing the average monthly payment for the period by the average beginning receivables balance for the period.

     We cannot assure you that the customer monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions, payment holidays and payment habits of individual customers. In addition, the payment rates set forth in the table include collections of both principal receivables and finance charge and administrative receivables.

     Customer payment rates are affected by the number, type and timing of promotional offerings as well as the underlying mix of merchant programs. As promotions as a percent of volume increase, payment rates initially decline during such promotion periods; subsequent payment rates tend to increase as the expiration of promotion periods generally results in some customers paying off their balance in full. Conversely, as promotions as a percent of volume decrease or remain constant, the opposite generally occurs. Payment rates have declined in 2001 and 2002 due to increased promotional activity, as well as a weaker credit environment.

                              THE TRUST PORTFOLIO

     The receivables conveyed to the trust arise in accounts selected from the selected merchant portfolio. The receivables conveyed to the trust have included and may in the future include receivables that are contractually delinquent and other receivables that have been charged off or with respect to which the servicer believes the related obligor is bankrupt; provided that such other receivables shall be deemed to have a zero balance. The transferor has the right to designate additional accounts for inclusion of the receivables arising thereunder in the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if the conditions described under "Description of the Transfer and Servicing Agreement-- Addition of Trust Assets" in the accompanying prospectus are satisfied. In addition, the transferor will be required to designate additional accounts, to the extent available, to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the required minimum principal balance, as adjusted for any series having a paired series as described in the related indenture supplement. Additional accounts will consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust portfolio.

     The transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if the conditions described in "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in the accompanying prospectus are satisfied.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust was established plus any additional accounts added minus any accounts removed. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     The following is particular information about the receivables as of the close of business on October 16, 2002:

- The receivables in the trust portfolio included $5,398,303,604.38 of principal receivables and $190,189,996.62 of finance charge and administrative receivables.

- The accounts designated for the trust portfolio had an average receivable balance of $966.59 and an average credit limit of $4,390.83.

- The percentage of the average gross receivable balance to the average credit limit was 22%. The principal weighted average age of the accounts was approximately 21.55 months.

- Customers whose accounts are designated for the trust portfolio had billing addresses in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and American Samoa.

     The following tables summarize the trust portfolio by various criteria as of the close of business on October 16, 2002. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.


                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                      PERCENTAGE OF                      PERCENTAGE OF
                           NUMBER OF  TOTAL NUMBER                           TOTAL
ACCOUNT BALANCE RANGE      ACCOUNTS   OF ACCOUNTS        RECEIVABLES      RECEIVABLES
-------------------------  ---------  -------------  -----------------    ------------
Less than zero/No balance  2,195,059     37.97%      $   (2,632,621.60)     -0.05%
$0.01 to $500.00           1,145,039     19.80%         262,983,902.18       4.71%
$500.01 to $1,000.00         676,926     11.71%         498,671,683.12       8.92%
$1,000.01 to $2,000.00       838,843     14.51%       1,220,757,526.09      21.84%
$2,000.01 to $3,000.00       423,910      7.33%       1,039,329,700.33      18.60%
$3,000.01 to $4,000.00       198,172      3.43%         682,604,718.17      12.21%
$4,000.01 to $5,000.00       110,966      1.92%         498,467,789.68       8.92%
$5,000.01 to $6,000.00        68,023      1.18%         372,636,749.53       6.67%
$6,000.01 to $7,000.00        46,393      0.80%         300,919,112.76       5.38%
$7,000.01 to $8,000.00        31,092      0.54%         231,846,850.37       4.15%
$8,000.01 to $9,000.00        17,325      0.30%         146,968,913.61       2.63%
$9,000.01 to $10,000.00       11,685      0.20%         111,140,344.34       1.99%
$10,000.01 to $11,000.00       5,631      0.10%          58,940,003.31       1.05%
$11,000.01 and greater        12,612      0.22%         165,858,929.11       2.97%
                           ---------    ------       -----------------     ------
   Total(1) .............  5,781,676    100.00%      $5,588,493,601.00     100.00%
                           =========    ======       =================     ======

-----------------
(1) The numbers shown may not total due to the effect of rounding.


                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                      PERCENTAGE OF                     PERCENTAGE OF
                           NUMBER OF  TOTAL NUMBER                          TOTAL
CREDIT LIMIT RANGE          ACCOUNTS  OF ACCOUNTS       RECEIVABLES      RECEIVABLES
-------------------------  ---------  -------------  -----------------  -------------
No Credit Allowed (zero)     609,693     10.55%      $  662,323,514.55      11.85%
$0.01 to $1,000.00           380,598      6.58%         105,219,606.25       1.88%
$1,000.01 to $2,000.00       684,498     11.84%         323,867,048.97       5.80%
$2,000.01 to $3,000.00       852,642     14.75%         575,182,852.81      10.29%
$3,000.01 to $4,000.00       880,337     15.23%         634,544,874.55      11.35%
$4,000.01 to $5,000.00     1,065,522     18.43%         924,086,561.59      16.54%
$5,000.01 to $6,000.00       274,359      4.75%         322,708,244.53       5.77%
$6,000.01 to $7,000.00        98,806      1.71%         178,447,554.99       3.19%
$7,000.01 to $8,000.00       574,448      9.94%         716,187,922.94      12.82%
$8,000.01 to $9,000.00        37,144      0.64%         132,806,030.09       2.38%
$9,000.01 to $10,000.00      193,065      3.34%         430,562,136.59       7.70%
$10,000.01 to $11,000.00       3,874      0.07%          23,444,030.16       0.42%
$11,000.01 to $12,000.00       2,427      0.04%          15,467,111.57       0.28%
$12,000.01 and greater       124,263      2.15%         543,646,111.41       9.73%
                           ---------    ------       -----------------     ------
   Total(1)..............  5,781,676    100.00%      $5,588,493,601.00     100.00%
                           =========    ======       =================     ======

----------------------
(1) The numbers shown may not total due to the effect of rounding.


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

PERIOD OF DELINQUENCY                 PERCENTAGE OF                     PERCENTAGE OF
(DAYS CONTRACTUALLY        NUMBER OF  TOTAL NUMBER                          TOTAL
DELINQUENT                  ACCOUNTS  OF ACCOUNTS       RECEIVABLES      RECEIVABLES
-------------------------  ---------  -------------  -----------------  -------------
Current - 29 Days          5,647,046     97.67%      $5,263,663,515.61     94.19%
30-59 Days                    37,971      0.66%          85,616,208.46      1.53%
60-89 Days                    21,337      0.37%          48,456,441.73      0.87%
90+ Days                      75,322      1.30%         190,757,435.20      3.41%
                           ---------    ------       -----------------    -------
  Total(1)...............  5,781,676    100.00%      $5,588,493,601.00    100.00%
                           =========    ======       =================    =======

-------------------------
(1) The numbers shown may not total due to the effect of rounding.

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                        PERCENTAGE OF                      PERCENTAGE OF
                             NUMBER OF  TOTAL NUMBER                           TOTAL
       ACCOUNT AGE            ACCOUNTS   OF ACCOUNTS      RECEIVABLES       RECEIVABLES
---------------------------  ---------  -------------  ------------------  -------------
Not More than 6 Months         858,910      14.86%     $ 1,554,413,640.87      27.81%
Over 6 Months to 12 Months   1,044,281      18.06%       1,287,816,400.85      23.04%
Over 12 Months to 24 Months  1,481,226      25.62%       1,179,536,027.29      21.11%
Over 24 Months to 36 Months    640,584      11.08%         518,370,594.80       9.28%
Over 36 Months to 48 Months    417,488       7.22%         305,019,014.66       5.46%
Over 48 Months               1,339,187      23.16%         743,337,922.53      13.30%
                             ---------     ------      ------------------     ------
  Total(1).................  5,781,676     100.00%     $ 5,588,493,601.00     100.00%
                             =========     ======      ==================     ======

(1)  The numbers shown may not total due to the effect of rounding.

                      COMPOSITION OF ACCOUNTS BY INDUSTRY
                                TRUST PORTFOLIO


                                        PERCENTAGE OF                      PERCENTAGE OF
                             NUMBER OF  TOTAL NUMBER                           TOTAL
        INDUSTRY              ACCOUNTS   OF ACCOUNTS      RECEIVABLES       RECEIVABLES
---------------------------  ---------  -------------  ------------------  -------------
Furniture                     1,646,159     28.47%     $ 1,714,224,877.88      30.67%
Consumer Electronics          2,301,986     39.82%       1,789,843,880.27      32.03%
Recreational Vehicles           393,900      6.81%       1,497,149,181.74      26.79%
General Merchandise           1,085,907     18.78%         339,310,876.25       6.07%
Other(1)                        353,724      6.12%         247,964,784.86       4.44%
                             ---------     ------      ------------------     ------
  Total(2).................   5,781,676    100.00%     $ 5,588,493,601.00     100.00%


---------------------

(1) Includes merchants operating in the following industries: Consumer Healthcare, Home Improvement, Musical Instruments, Sewing Machines and Sports Equipment.

(2)  The numbers shown may not total due to the effect of rounding.

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO


                                        PERCENTAGE OF                      PERCENTAGE OF
                             NUMBER OF  TOTAL NUMBER                           TOTAL
            STATE             ACCOUNTS   OF ACCOUNTS      RECEIVABLES       RECEIVABLES
---------------------------  ---------  -------------  ------------------  -------------
California                    1,136,673    19.66%      $   948,215,459.33      16.97%
Michigan                        392,771     6.79%          407,987,806.62       7.30%
New York                        432,796     7.49%          404,239,658.67       7.23%
Texas                           356,342     6.16%          388,759,373.32       6.96%
Florida                         317,015     5.48%          293,893,658.41       5.26%
Illinois                        316,900     5.48%          266,284,932.86       4.76%
New Jersey                      277,582     4.80%          252,091,217.03       4.51%
Pennsylvania                    238,932     4.13%          219,748,807.57       3.93%
Georgia                         157,385     2.72%          171,053,238.30       3.06%
Ohio                            165,962     2.87%          143,627,335.90       2.57%
Other(1)                      1,989,318     34.41%       2,092,592,112.99      37.44%
                              ---------    -------     ------------------     -------
     Total(2)..............   5,781,676    100.00%     $ 5,588,493,601.00     100.00%
                              =========    =======     ==================     =======

---------------------

(1) Each less than 2.50% of total receivables.

(2) The numbers shown may not total due to the effect of rounding.

                      COMPOSITION OF ACCOUNTS BY MERCHANTS
                                TRUST PORTFOLIO

                                                     PERCENTAGE OF                      PERCENTAGE OF
                                        NUMBER OF    TOTAL NUMBER                           TOTAL
         MERCHANTS                       ACCOUNTS     OF ACCOUNTS      RECEIVABLES       RECEIVABLES
---------------------------             ---------    -------------  ------------------  -------------
Best Buy Co. Inc.                       1,476,890       25.54%       $  956,296,035.65      17.11%
Yamaha Motor Corporation USA              217,290        3.76%          849,543,500.22      15.20%
Kawasaki Motors Corp. USA                  81,420        1.41%          346,310,170.53       6.20%
Mitsubishi Electronics America, Inc.      158,531        2.74%          327,916,886.14       5.87%
Rhodes, Inc.                              287,053        4.96%          311,610,450.94       5.58%
Levitz Furniture Corporation              293,623        5.08%          303,001,879.17       5.42%
Other(1)                                3,266,869       56.50%        2,493,814,678.35      44.62%
                                        ---------      -------       -----------------     -------
     Total(2)..............             5,781,676      100.00%       $5,588,493,601.00     100.00%
                                        =========      =======       =================     =======

---------------------

(1) Each less than 5.00% of total receivables.

(2) The numbers shown may not total due to the effect of rounding.

                        DESCRIPTION OF SERIES PROVISIONS

     The following is a summary of the material provisions of the terms unique to the Series 2002-3 notes and the indenture supplement. You also should refer to the accompanying prospectus for a further discussion of material provisions common to all notes issued under the indenture. Each of the transfer and servicing agreement, the indenture, the form of an indenture supplement, and the receivables purchase agreement has been filed with the SEC.

GENERAL

     The Class A notes, Class B notes and Class C notes comprise the Series 2002-3 notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2002-3 notes, in each case between the trust and the indenture trustee. As described under "Description of the Notes-- New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The closing date for Series 2002-3 is November __, 2002. The Series 2002-3 notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes-- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the Series 2002-3 noteholders in whose names Series 2002-3 notes were registered on the record date.

INTEREST PAYMENTS

     The Class A notes will accrue interest from and including the closing date through but excluding December 16, 2002, and for each following interest period, at a rate of ____% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The Class B notes will accrue interest from and including the closing date through but excluding December 16, 2002, and for each following interest period, at a rate of ____% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The Class C notes will accrue interest from and including the closing date through but excluding December 16, 2002, and for each following interest period, at a rate of ____% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The indenture trustee will determine LIBOR for each interest period on the LIBOR determination date.

     The Class A interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by contacting the indenture trustee at its corporate trust office at 111 East Wacker Drive, Chicago, Illinois 60601 (phone number (312) 228-9400).

     Interest on the Class A notes, the Class B notes and the Class C notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each distribution date, which will be December 16, 2002 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. Additional interest will accrue on the same basis as interest on the Series 2002-3 notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

     Interest payments on the Series 2002-3 notes on any distribution date will be paid from investor finance charge and administrative collections for the related due period and, to the extent investor finance charge and administrative collections are insufficient to pay the interest, from excess finance charge and administrative collections and subordinated principal collections, to the extent available, for the related due period.

PRINCIPAL PAYMENTS

     You are expected to receive payment of principal in full on the November 2005 distribution date. You may, however, receive payments of principal earlier than the expected principal payment date if an amortization event occurs and the early amortization period begins. The Class B notes will not receive any principal payments until the Class A notes have been paid in full. The Class C notes will not receive any principal payments until the Class A notes and the Class B notes have been paid in full.

Revolving Period

     The revolving period for the Series 2002-3 notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the investor percentage of collections of principal receivables, excluding principal payments used to reduce the O/C amount to the required O/C amount and any subordinated principal collections for that due period, will be treated as shared principal collections and used to pay principal to other series in principal sharing group one or will be paid to the holder of the transferor certificate.

Controlled Accumulation Period

     Principal for payment to the Series 2002-3 noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period for the Series 2002-3 notes is scheduled to begin on November 1, 2004, but may be postponed, as discussed under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

          (1)  the beginning of the early amortization period;

          (2)  the payment in full of the note principal balance; and

          (3)  the expected principal payment date.

     If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:

          (1) available investor principal collections with respect to that distribution date;

          (2)  the controlled deposit amount and the excess O/C amount; and

          (3)  the adjusted invested amount prior to any deposits on that date.

     Amounts in the principal funding account will be paid:

          first, to Class A noteholders, up to the aggregate principal balance of the Class A notes;

          second, to Class B noteholders, up to the aggregate principal balance of the Class B notes;

          third, to Class C noteholders, up to the aggregate principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

     During the controlled accumulation period, the portion of available investor principal collections not applied for the payment of principal on the Class A notes, Class B notes or the Class C notes on a distribution date generally will be applied to reduce the O/C amount to the required O/C amount and then treated as shared principal collections.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes. If these amounts are not available on the expected principal payment date, an amortization event will occur and the early amortization period will begin.

Postponement of Controlled Accumulation Period

     The controlled accumulation period is scheduled to last 12 months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 2002-3 notes is less than 12 months.

     On each determination date beginning in October 2004 and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate, calculated as principal collections for the due period over the principal receivables as of the beginning of the due period, will be no greater than the lowest monthly principal payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to Series 2002-3 noteholders of all other series, if any, in principal sharing group one which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2002-3. In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of an officer's certificate from the transferor indicating that the change will not result in an adverse effect.

Early Amortization Period

     The early amortization period for the Series 2002-3 notes will begin on the first day of the due period on which an amortization event with respect to Series 2002-3 is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account, which is currently the case, on the day an amortization event is deemed to have occurred, and ending upon the earlier to occur of:

          (1) the payment in full of the note principal balance to the Series 2002-3 noteholders; and

          (2)  the Series 2002-3 final maturity date.

     If an amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the principal balance of the Class A notes has been paid in full, any remaining amount will then be paid to the Class B noteholders and after the principal balance of the Class B notes has been paid in full, any remaining amount will then be paid to the Class C noteholders.

     If the principal balance of the Class A notes has not been paid in full, available investor principal collections will be paid to the Class A noteholders on each distribution date until the earlier of:

          (1)  the date the Class A notes are paid in full; and

          (2)  the Series 2002-3 final maturity date.

     After the Class A notes have been paid in full, and if the Series 2002-3 termination date or the trust termination date has not occurred, available investor principal collections will be paid to the Class B noteholders on each distribution date until the earlier of:

          (1)  the date the Class B notes are paid in full; and

          (2)  the Series 2002-3 final maturity date.

     After the Class B notes have been paid in full, and if the Series 2002-3 termination date or the trust termination date has not occurred, available investor principal collections will be paid to the Class C noteholders on each distribution date until the earlier of:

          (1)  the date the Class C notes are paid in full; and

          (2)  the Series 2002-3 final maturity date.

     See "--Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

Principal Funding Account

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the Series 2002-3 noteholders to serve as the principal funding account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer available investor principal collections from the collection account to the principal funding account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. Principal funding investment proceeds will be deposited in the collection account and included in available investor finance charge and administrative collections for the related due period.

Reserve Account

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the Series 2002-3 noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period.
On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting in accordance with the servicer's instructions, will apply available investor finance charge and administrative collections and excess finance charge and administrative collections allocated to the Series 2002-3 notes (to the extent described under "-- Application of Collections-- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account, to the extent that amount is less than the required reserve account amount.

     As long as no event of default for your series has occurred and is continuing, on each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount and will distribute that excess to the holder of the transferor certificate. Any amounts withdrawn from the reserve account and distributed to the holder of the transferor certificate as described above will not be available for distribution to the Series 2002-3 noteholders. On any day following an event of default and an acceleration of the notes, funds available in the reserve account will be used to fund any amounts owed to the Series 2002-3 noteholders.

     So long as the reserve account is not terminated, all amounts on deposit in the reserve account on any distribution date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date, will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the required reserve account amount, or deposited in the collection account and treated as available investor finance charge and administrative collections.

     On or before each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as available investor finance charge and administrative collections, as provided in the Series 2002-3 indenture supplement, for that distribution date in an aggregate amount equal to the least of:

          (1) the amount then on deposit in the reserve account with respect to that distribution date;

          (2)  the required reserve account amount; and

          (3)  the reserve draw amount with respect to that distribution date.

     However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

     If, for any distribution date, the principal funding investment proceeds are less than the sum of:

          (1) the product of (a) the balance of the principal funding account, up to the principal balance of the Class A notes, on the record date immediately preceding that distribution date, (b) the Class A note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360,

          (2) the product of (a) the lesser of (1) the balance of the principal funding account in excess of the principal balance of the Class A notes and (2) the principal balance of the Class B notes on the record date immediately preceding that distribution date, (b) the Class B note interest rate for the related interest period, and
               (c) the number of days in the related interest period divided by 360, and,

          (3) the product of (a) the lesser of (1) the balance of the principal funding account in excess of the sum of the principal balance of the Class A notes and the Class B notes and (2) the principal balance of the Class C notes on record date immediately preceding that distribution date, (b) the Class C note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360,

then the indenture trustee will withdraw the shortfall, called the "reserve draw amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as available investor finance charge and administrative collections.

     The reserve account will be terminated upon the earliest to occur of:

          (1)  the first distribution date for the early amortization period;

          (2)  the expected principal payment date; and

          (3)  the termination of the trust.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed by the indenture trustee, at the direction of the servicer, first, to the O/C holder for reduction of the O/C amount to zero and second, to the holder of the transferor certificate.

Principal Sharing Group One

     This series will be included in a group of series designated as principal sharing group one. Collections of principal receivables for any due period allocated to the invested amount will first be used to cover, during the controlled accumulation period, deposits of the controlled deposit amount to the principal funding account and the amount applied to reduce the O/C amount to the required O/C amount, and during the early amortization period, payments to the Series 2002-3 noteholders and the O/C holder. Shared principal collections will be determined and allocated by the servicer to cover principal shortfalls. Shared principal collections will not be used to cover investor charge-offs or unreimbursed subordinated principal collections for any series. If principal shortfalls exceed shared principal collections for any due period, shared principal collections will be allocated pro rata among the series in principal sharing group one based on the relative amounts of principal shortfalls. To the extent that shared principal collections exceed principal shortfalls, the balance will, subject to limitations described under "Description of the Notes-- Application of Collections" in the accompanying prospectus, be paid to the holder of the transferor certificate.

Paired Series

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a paired series. Series 2002-3 is not a paired series. All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. As your series amortizes, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount equal to the related amortized amount. The issuance of the paired series will be subject to the conditions described under "Description of the Notes-- New Issuances" in the accompanying prospectus.

     We cannot assure you that the terms of any paired series will not have an impact on the calculation of the investor percentage or the timing or amount of payments received by you as a Series 2002-3 noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the investor percentage.

SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Principal payments on the Class B notes and the Class C notes will not begin until the Class A notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of that sale which are available to pay principal and interest on the Series 2002-3 notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes and the Class C notes.

     The Class C notes are subordinated to the Class B notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class C notes will not begin until the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of that sale which are available to pay principal and interest on the Series 2002-3 notes will be paid first to the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

     The O/C amount will act as credit enhancement for the Class A notes, the Class B notes and the Class C notes. The O/C amount represents a subordinated interest in the receivables allocated to this series. The transferor will hold the ownership interest in the O/C amount and will receive any distributions in reduction of the O/C amount. Principal collections will be applied to reduce the O/C amount during the controlled accumulation period if all required deposits have been made to the principal funding account for the Class A notes, the Class B notes and the Class C notes and the O/C amount is greater than the required O/C amount. Prior to the early amortization period, the required O/C amount decreases as deposits are made to the principal funding account.

OVERCOLLATERALIZATION

     The required O/C amount will initially be $51,260,000.00 and thereafter, an amount equal to 6.10% of the interim note principal amount for such distribution date but not less than 3.00% of the initial invested amount, after taking into account deposits to be made to the principal funding account on that distribution date; provided that

          (1) if an amortization event has occurred, the required O/C amount for any distribution date shall equal the amount of that requirement immediately preceding that amortization event,

          (2) in no event shall the required O/C amount exceed the sum of the Class A note principal balance, the Class B note principal balance and the Class C note principal balance on any date,

          (3) the required O/C amount may be reduced at any time to a lesser amount if the rating agency condition is satisfied and an officer's certificate of the transferor has been delivered to the effect that in the reasonable belief of the transferor, that reduction will not result in an adverse effect, and

          (4) the transferor, in its sole discretion, may increase the required O/C amount at any time.

          Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

EVENTS OF DEFAULT

     The events of default for Series 2002-3, as well as the rights and remedies available to the indenture trustee and the Series 2002-3 noteholders when an event of default occurs, are described under "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     If an event of default for Series 2002-3 occurs, other than with respect to any voluntary or involuntary bankruptcy, insolvency or other similar event relating to the trust, the indenture trustee or the holders of a majority of the outstanding principal amount of the Series 2002-3 notes may declare the Series 2002-3 notes to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, all of the notes shall be deemed to be immediately due and payable. Upon such declaration, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, will terminate and an early amortization period will commence. If the Series 2002-3 notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

AMORTIZATION EVENTS

     As described above, the revolving period will continue through October 31, 2004 (unless that date is postponed as described under "--Principal Payments--Postponement of Controlled Accumulation Period" in this prospectus supplement), unless an amortization event occurs prior to that date.

     An "amortization event" refers to any of the following events:

          (1) failure by the transferor (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2002-3 indenture supplement, within the applicable grace period which shall not exceed five business days or (b) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2002-3 indenture supplement, which failure has an adverse effect on the Series 2002-3 noteholders and continues to have an adverse effect for a period of 60 days after written notice of the failure, requiring the same to be remedied;

          (2) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2002-3 indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result an adverse effect occurs with respect to the Series 2002-3 noteholders and the adverse effect continues for the designated period; except that an amortization event described in this subparagraph (2) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (3) any servicer default occurs which would have an adverse effect on the Series 2002-3 noteholders;

          (4) the average of the series portfolio yield for any three consecutive due periods is less than the average of the base rate for the same due periods;

          (5) insufficient monies are available to pay in full the aggregate principal balances of all the Series 2002-3 notes on the expected principal payment date;

          (6) a failure by the transferor to convey receivables in additional accounts or participations to the trust within five business days after the date required by the transfer and servicing agreement;

          (7) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any additional transferor, HRAC or the bank or other account owner or other receivables seller, unless the rating agency condition is satisfied with respect to the deletion of any such party from this amortization event;

          (8) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

          (9) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (10) an event of default with respect to Series 2002-3 and acceleration of the maturity of the notes for Series 2002-3 occurs under the indenture.

     In the case of any event described in clause (1), (2) or (3) above, an amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2002-3 noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2002-3 notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 2002-3 noteholders), declare that an amortization event has occurred with respect to the Series 2002-3 notes as of the date of the notice.

     In the case of any event described in clause (6), (7), (8) or (9), an amortization event with respect to all series then outstanding, and in the case of any event described in clause (4), (5) or (10), an amortization event with respect to only the Series 2002-3 notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2002-3 noteholders immediately upon the occurrence of the event.

     The early amortization period will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account, in which case the early amortization period will begin on the day an amortization event is deemed to have occurred.

     See "Description of the Notes--Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

ALLOCATION PERCENTAGES

     Under the indenture, with respect to each due period, the servicer will allocate among the invested amount, the invested amount for all other series issued and outstanding and the transferor amount, all amounts collected on finance charge and administrative receivables, all amounts collected on principal receivables and all defaulted amounts with respect to that due period. These amounts will be allocated based on the investor percentage.

     Collections of finance charge and administrative receivables during any period other than an early amortization period, principal receivables during the revolving period and defaulted amounts at any time, will be allocated to the invested amount based on the floating investor percentage.

     Collections of principal receivables during any period other than the revolving period and collections of finance charge and administrative receivables during the early amortization period, will be allocated to the invested amount based on the fixed investor percentage.

     Interest payments on Series 2002-3 notes will be paid from available investor finance charge and administrative collections and excess finance charge and administrative collections. Principal payments on the Series 2002-3 notes will be paid from available investor principal collections.

APPLICATION OF COLLECTIONS

Payment of Interest, Fees and Other Items

     On each distribution date, the servicer will direct the indenture trustee to apply available investor finance charge and administrative collections and excess finance charge and administrative collections on deposit in the collection account in the following order:

          (1) an amount equal to the Class A monthly interest plus Class A additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

          (2) an amount equal to the Class B monthly interest plus Class B additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

          (3) an amount equal to the Class C monthly interest plus Class C additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

          (4) if Household Finance Corporation or any of its affiliates is not the servicer, an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer and if Household Finance Corporation or any of its affiliates is not the administrator, an amount equal to the monthly administration fee for the related distribution date, and past due for any prior distribution date, will be paid to the administrator;

          (5) an amount equal to the investor defaulted amount, if any, for the related due period, will be treated as available investor principal collections;

          (6) an amount equal to the sum of the unreimbursed investor charge-offs and the amount of unreimbursed subordinated principal collections will be treated as available investor principal collections;

          (7) upon the occurrence of an event of default with respect to Series 2002-3 and acceleration of the maturity of the Series 2002-3 notes, the balance, if any, up to the outstanding note principal balance will be treated as principal collections for that distribution date for distribution to the Series 2002-3 noteholders to be applied as described under "-- Payments of Principal" in this prospectus supplement;

          (8) if Household Finance Corporation or any of its affiliates is the servicer, an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

          (9) if Household Finance Corporation or any of its affiliates is the administrator, an amount equal to the monthly administration fee due for the related distribution date, and past due for any prior distribution date, will be paid to the administrator;

          (10) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

          (11) all remaining amounts will be treated as excess finance charge and administrative collections and will be available to cover any shortfalls in finance charge and administrative collections for other outstanding series in excess finance charge sharing group one and, after payment of these shortfalls, the remaining amount will be paid to the transferor.

Payments of Principal

          On each distribution date, the servicer will direct the indenture trustee to apply available investor principal collections on deposit in the collection account in the following priority:

     - on each distribution date with respect to the revolving period, all available investor principal collections will be applied to reduce the O/C amount to the required O/C amount and then treated as shared principal collections and applied as described under "--Principal Payments--Principal Sharing Group One" in this prospectus supplement and "Description of the Notes-- Groups-- Principal Sharing Group" in the accompanying prospectus;

     - on each distribution date with respect to the controlled accumulation period and the early amortization period, all available investor principal collections will be distributed or deposited in the following priority:

                    (1) during the controlled accumulation period, an amount
               equal to monthly principal will be first, deposited in the principal funding account in an amount not to exceed the controlled deposit amount and second, applied to reduce the O/C amount to the required O/C amount;

                    (2) during the early amortization period, an amount equal to the monthly principal will be distributed to the paying agent for payment to the Class A noteholders until the principal balance of the Class A notes has been paid in full;

                    (3) during the early amortization period, an amount equal to monthly principal will, after the principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the principal balance of the Class B notes has been paid in full;

                    (4) during the early amortization period, an amount equal to monthly principal will, after the principal balances of the Class A notes and Class B notes have been paid in full, be distributed to the paying agent for the payment to the Class C noteholders until the principal balance of the Class C note has been paid in full;

                    (5) during the early amortization period, an amount equal to monthly principal will, after the principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full, be distributed to reduce the O/C amount to zero; and

                    (6) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of available investor principal collections not applied as described in clauses (1) through (4) above, if any, will be treated as shared principal collections with respect to principal sharing group one and applied as described under "-- Principal Payments-- Principal Sharing Group One" in this prospectus supplement and "Description of the Notes-- Groups-- Principal Sharing Group" in the accompanying prospectus; and

     - on the earlier to occur of (1) the first distribution date for the early amortization period and (2) the expected principal payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders up to the Class A note principal balance, second, to the Class B noteholders up to the Class B note principal balance and third, to the Class C noteholders up to the Class C note principal balance, the amounts deposited into the principal funding account.

PURCHASE OF SERIES 2002-3 NOTES BY THE TRANSFEROR

     If the transferor purchases Series 2002-3 notes from Series 2002-3 noteholders, the transferor may, on any distribution date (after giving effect to all required allocations and payments on that distribution date), cancel the purchased notes by delivering a written request to the indenture trustee to do so; provided, however, that the transferor may only cancel Class A notes, Class B notes and Class C notes to the extent that the cancellation would not result in a credit enhancement deficiency and if the rating agency condition is satisfied. As a result of any cancellation of Series 2002-3 notes, the invested amount shall be reduced by the aggregate principal amount of the purchased Series 2002-3 notes and the reduction in the O/C amount, and the transferor's interest shall be increased in an amount equal to the reduction in the invested amount.

EXCESS FINANCE CHARGE SHARING GROUP ONE

     This series will be included in a group of series designated as excess finance charge sharing group one. Available investor finance charge and administrative collections in excess of the amount required to make payments or deposits for your series will be made available to other series included in excess finance charge sharing group one whose allocation of investor finance charge and administrative collections is not sufficient to make its required payments or deposits. If available investor finance charge and administrative collections are insufficient to make all required payments, your series will have access to excess finance charge and administrative collections--and other amounts treated like excess finance charge and administrative collections--from other series in excess finance charge sharing group one. Each series that is part of excess finance charge sharing group one and has a shortfall will receive a share of the total amount of excess finance charge and administrative collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SUBORDINATED PRINCIPAL COLLECTIONS; DEFAULTED AMOUNT; INVESTOR CHARGE-OFFS

     On each distribution date, if the sum of Class A monthly interest, Class B monthly interest, Class C monthly interest, monthly servicing fee, if Household Finance Corporation or any of its affiliates are not the servicer, and the monthly administration fee, if Household Finance Corporation or any of its affiliates are not the administrator, and past due amounts thereon cannot be paid from available investor finance charge and administrative collections and excess finance charge and administrative collections as described under "Application of Collections," then collections of principal receivables allocated to the invested amount will be available to pay these amounts, in an amount equal to the subordinated principal collections, and the invested amount will be reduced accordingly. The investor defaulted amount represents the series' share of losses from the trust portfolio. On each determination date, the servicer will calculate the investor defaulted amount for the prior due period. If the investor defaulted amount exceeds the amount of investor finance charge and administrative collections and excess finance charge and administrative collections allocated to fund this amount for the prior due period, then the invested amount will be reduced by the excess. This excess is referred to as an investor charge-off.

     In no event will the invested amount be reduced below zero. Reductions in the invested amount from investor charge-offs and subordinated principal collections may be reimbursed from subsequent available investor finance charge and administrative collections and excess finance charge and administrative collections allocated for reimbursement, if available. A reduction in the invested amount may reduce the allocation of collections of finance charge and administrative receivables and principal receivables to your series. If the invested amount is reduced to zero, your series will not receive any further allocations of collections of finance charge and administrative receivables or principal receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to the invested amount with respect to any distribution date is the monthly servicing fee.

     The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables, including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2002-3 indenture supplement to be payable by the trust or the Series 2002-3 noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO SERIES 2002-3 NOTEHOLDERS

     On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes-- Reports to Noteholders" in the accompanying prospectus.

     DESCRIPTION OF THE AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
                  BETWEEN THE BANK AND THE RECEIVABLES SELLER

     The following summarizes the material terms of the amended and restated receivables purchase agreement entered into by and between the bank and the receivables seller on June 12, 2002. This agreement has been filed pursuant to Form 8-K on July 22, 2002 and amends and restates the agreement described in "Description of the Receivables Purchase Agreement Between the Bank and the Receivables Seller" in the accompanying prospectus.

     This amended and restated receivables purchase agreement provides that, commencing July 1, 2002, the bank will sell, on a daily basis, to the receivables seller all of its right, title and interest in and to certain private label receivables that are not expressly excluded and the recoveries allocable to those receivables and other property. Although the bank makes certain representations and warranties to the receivables seller, it has no obligation to repurchase any receivable following a breach of any representation or warranty.

     In connection with the sale of receivables to the receivables seller, when securitized, the bank will indicate in its computer files that those receivables have been sold to the receivables seller and that those receivables will be sold or transferred by the receivables seller to the transferor and by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the bank from other records and agreements relating to other credit accounts and receivables. The bank and the receivables seller will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the receivables seller in those receivables. See "Risk Factors-- Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in the accompanying prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the notes and is intended as a supplement to the information provided under the heading "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Investors should consult their own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

     Dewey Ballantine LLP, special tax counsel to the trust ("Special Tax Counsel"), is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. See "Material Federal Income Tax Consequences-- Tax Characterization of the Trust" in the accompanying prospectus.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The transferor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The Internal Revenue Service ("IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and or an ownership interest in property. On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Special Tax Counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness. Interest on the notes will be taxable as ordinary income when received by a holder using the cash method of accounting and when accrued by a holder using the accrual method of accounting and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes --Treatment of the Notes as Indebtedness" in the accompanying prospectus.

     Possible Alternative Treatment of the Notes. Although, as described above, it is the opinion of Special Tax Counsel that, for federal income tax purposes, the notes will be treated as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, such notes would more likely be treated as interests in a partnership and not as interests in an association (or publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Possible Alternative Treatment of the Notes" in the accompanying prospectus.

     Discount and Premium. It is possible that the notes will be issued with original issue discount ("OID") because there may be more than a remote likelihood that the trust will pay overdue interest on the notes. If there is more than a remote likelihood that the trust will make payments of overdue interest on the notes, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. The trust intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibility of accrued interest not being paid in full in any particular month. If, however, the notes are not treated as having been issued with OID, and if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury Regulations relating to OID, the notes will be treated as retired and reissued, possible with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. Prospective investors are urged to consult with their own tax advisors regarding the effects of section 1272(a)(6) of the Code. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Original Issue Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the note and may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the note. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Market Premium" in the accompanying prospectus.

     Sale, Exchange or Redemption of Notes. If a note is sold, retired, or otherwise exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. Generally, any such gain or loss realized by an investor who holds a note as a "capital asset" within the meaning of section 1221 of the Code would be capital gain or loss. See "Material Federal Income

Tax Consequences --Tax Consequences to Holders of the Notes --Sale, Exchange, or Redemption of Notes" in the accompanying prospectus.

     Backup Withholding and Information Reporting. Payments of interest and principal as well as distributions of proceeds from the sale of the notes, may be subject to the "backup withholding tax." See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Backup Withholding and Information Reporting" in the accompanying prospectus.

     Taxation of Certain Foreign Investors. Interest payments (including OID, if any) on the notes made to a foreign person, which is a nonresident alien individual, foreign corporation or other non-United States person generally will be portfolio interest. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the trust or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person. See "Material Federal Income Tax Consequences --Tax Consequences to Holders of the Notes -- Taxation of Certain Foreign Investors" in the accompanying prospectus.

                            STATE TAX CONSIDERATIONS

     Potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes. See "State Tax Considerations" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code, and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan. ERISA generally imposes on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of the Plan and persons ("parties in interest" under ERISA and "disqualified persons" under the Code) who have specified relationships to the Plan unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed under
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase the notes with "plan assets" of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Under DOL Regulation Section 2510.3-101, the purchase of equity interests in the issuer with "plan assets" of a Plan could, in many circumstances, cause the receivables and other assets of the issuer to be deemed "plan assets" of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Material Federal Income Tax Consequences--Tax Consequences to Holders of the Notes-- Treatment of the Notes as Indebtedness" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the notes with "plan assets" of a Plan should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be "plan assets" of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

If the notes are treated as indebtedness without substantial equity features for purposes of DOL Regulation Section 2510.3-101, the purchase or holding of notes by a Plan could nevertheless give rise to a prohibited transaction if such purchase or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the Plan. There can be no assurance that the issuer or an affiliate will not become a Party in Interest with respect to a Plan that acquires notes. One or more prohibited transaction exemptions could apply to the purchase and holding of notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to acquire the notes. Included among these exemptions are PTCE 96-23 (relating to transactions effected by "in-house asset managers"), PTCE 95-60 (relating to transactions entered into by insurance company general accounts), PTCE 91-38 (relating to transactions entered into by bank collective investment funds), PTCE 90-1 (relating to transactions entered into by insurance company pooled separate accounts) and PTCE 84-14 (relating to transactions effected by "qualified professional asset managers"). Each purchaser or transferee of notes that is a Plan or a person acting on behalf of or investing "plan assets" of a Plan will be deemed to represent that its purchase and continued holding of the notes will be covered by a PTCE.

Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus. The sale of notes to a Plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant requirements regarding investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among the transferor, the originator, the servicer and the underwriters named below, the transferor has agreed to cause the trust to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                    PRINCIPAL BALANCE
         CLASS A UNDERWRITERS                        OF CLASS A NOTES
-----------------------------------------------  ------------------------
Credit Suisse First Boston Corporation.........  $
J.P. Morgan Securities Inc.....................  $
Salomon Smith Barney Inc.......................  $
Lehman Brothers Inc............................  $
                                                 ------------------------
        Total .................................  $
                                                 ========================

                                                   PRINCIPAL BALANCE
         CLASS B UNDERWRITERS                        OF CLASS B NOTES
-----------------------------------------------  ------------------------
Credit Suisse First Boston Corporation.........  $
J.P. Morgan Securities Inc. ...................  $
Salomon Smith Barney Inc. .....................  $
Lehman Brothers Inc. ..........................  $
                                                 ------------------------
        Total .................................  $
                                                 ========================

                                                   PRINCIPAL BALANCE
         CLASS C UNDERWRITERS                        OF CLASS C NOTES
-----------------------------------------------  ------------------------
Credit Suisse First Boston Corporation ........  $
J.P. Morgan Securities Inc.....................  $
Salomon Smith Barney Inc.......................  $
Lehman Brothers Inc. ..........................  $
                                                 ------------------------
        Total .................................  $
                                                 ========================

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered hereby if any of the notes are purchased.

     The Class A underwriters propose initially to offer the Class A notes to the public at ____% of their principal amount and to dealers at that price less concessions not in excess of _____% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of _____% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B notes to the public at ____% of their principal amount and to dealers at that price less concessions not in excess of ____% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of ____% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     The Class C underwriters propose initially to offer the Class C notes to the public at _____% of their principal amount and to dealers at that price less concessions not in excess of _____% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of ____% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

     We will receive proceeds of approximately $____________ from the sale of the notes, representing _____% of the principal amount of each Class A note, _____% of the principal amount of each Class B note, and _____% of the principal amount of each Class C note, after paying the underwriting discount of $__________ representing _____% of the principal amount of each Class A note, _____% of the principal amount of each Class B note and _____% of the principal amount of each Class C note. Additional offering expenses are estimated to be $___________.

     Each underwriter has represented and agreed that:

          (1) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Series 2002-3 notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

          (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Series 2002-3 notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

          (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series 2002-3 notes in, from or otherwise involving the United Kingdom.

     The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. "Naked" short sales are any sales in excess of that option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

     Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

                                 LEGAL MATTERS

     Legal matters relating to the issuance of the notes will be passed upon for the transferor by Patrick D. Schwartz, General Counsel--Treasury and Corporate Law of Household International, Inc., the parent company of the transferor, the servicer and the bank. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferor by Dewey Ballantine LLP. Legal matters relating to the issuance of the notes will be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Schwartz is a full-time employee and officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

          "adjusted invested amount" means, for any date of determination, an amount equal to:

          (1) the invested amount as of that date, minus

          (2) the amount on deposit in the principal funding account for that date.


          "adjusted principal balance" means an amount equal to the greater of:

          (1) the sum of (a) the total amount of principal receivables as of the close of business on the last day of the immediately preceding due period, or with respect to the first due period, the total amount of principal receivables as of the Series 2002-3 cut-off date, and (b) the principal amount on deposit in the special funding account as of the close of business on the last day of the immediately preceding due period (or with respect to the first due period, the Series 2002-3 cut-off date); and

          (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables, finance charge and administrative receivables or defaulted amounts, as applicable, as of the date as to which that determination is being made;

provided, however, that with respect to any due period in which an addition date for an aggregate addition or a removal date occurs, the amount in clause (1)(a) above shall be the sum of the amounts for each day in that due period computed as follows and divided by the number of days in that due period:

          (A) the aggregate amount of principal receivables as of the close of business on the last day of the prior due period, for each day in the period from and including the first day of that due period to but excluding the related additional cut-off date or removal date; and

          (B) the aggregate amount of principal receivables as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of principal receivables added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that due period.

     "administration fee" means an annual fee payable to the administrator in an amount equal to $1,000.

     "amortization event" has the meaning set forth on page S-30.

     "available investor finance charge and administrative collections" means, for any due period, an amount equal to the sum of:

          (1) the investor finance charge and administrative collections deposited in the collection account for that due period;

          (2) an amount equal to the principal funding investment proceeds, if any, for the related distribution date; and

          (3) amounts, if any, to be withdrawn from the reserve account which are required to be included in available investor finance charge and administrative collections under the Series 2002-3 indenture supplement for the related distribution date.

     "available investor principal collections" means, for any due period, an amount equal to the sum of:

          (1) the investor percentage of collections of principal receivables received during that due period; minus the amount of subordinated principal collections for that due period;

          (2) any shared principal collections from other principal sharing series in principal sharing group one allocated to your series;

          (3) refunding proceeds; and

          (4) any amounts treated as available investor principal collections for the related distribution date.

     "base rate" means, with respect to any due period, the sum of (a) the product of (i) the weighted average of the Class A note interest rate, the Class B note interest rate and the Class C note interest rate for the interest period commencing in such due period (weighted based on the Class A note principal balance, the Class B note principal balance and the Class C note principal balance as of the last day of the prior due period) and (ii) a fraction, the numerator of which is the note principal balance and the denominator of which is the sum of the note principal balance and the O/C amount as of the last day of the prior due period and (b) a fraction, the numerator of which is the product of (i) 12 and (ii) the monthly servicing fee and the denominator of which is the sum of the note principal balance and the O/C amount as of the last day of the prior due period.

     "Class A additional interest" means with respect to any distribution date, the product of:

          (1) the excess of Class A monthly interest for that distribution date over the aggregate amount of funds expected to be paid with respect to Class A monthly interest for that distribution date;

          (2) the Class A note interest rate for the related interest period;
     and

          (3) the actual number of days in the related interest period divided by 360.

     "Class A monthly interest" means with respect to any distribution date, the product of:

          (1) the Class A note interest rate for the related interest period;

          (2) the actual number of days in the related interest period divided by 360; and

          (3) the principal balance of the Class A notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class A notes as of the closing date.

     "Class A note interest rate" means, for any interest period, a rate of ____% per annum above LIBOR for the related LIBOR determination date.

     "Class A note principal balance" means with respect to any date, the sum of the Class A note initial principal balance minus the aggregate amount of any principal payments made to the Class A noteholders prior to that date.

     "Class A note initial principal balance" means $673,000,000.00.

     "Class B additional interest" means with respect to any distribution date, the product of:

          (1) the excess of Class B monthly interest for that distribution date over the aggregate amount of funds expected to be paid with respect to Class B monthly interest for that distribution date;

          (2) the Class B note interest rate for the related interest period;
     and

          (3) the actual number of days in the related interest period divided by 360.

     "Class B monthly interest" means with respect to any distribution date, the product of:

          (1) the Class B note interest rate for the related interest period;

          (2) the actual number of days in the related interest period divided by 360; and

          (3) the principal balance of the Class B notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class B notes as of the closing date.

     "Class B note interest rate" means, for any interest period, a rate of ____% per annum above LIBOR for the related LIBOR determination date.

     "Class B note principal balance" means with respect to any date, the sum of the Class B note initial principal balance minus the aggregate amount of any principal payments made to the Class B noteholders prior to that date.

     "Class B note initial principal balance" means $98,060,000.00.

     "Class C additional interest" means with respect to any distribution date, the product of:

          (1) the excess of Class C monthly interest for that distribution date over the aggregate amount of funds expected to be paid with respect to Class C monthly interest for that distribution date;

          (2) the Class C note interest rate for the related interest period;
     and

          (3) the actual number of days in the related interest period divided by 360.

     "Class C monthly interest" means with respect to any distribution date, the product of:

          (1) the Class C note interest rate for the related interest period;

          (2) the actual number of days in that interest period divided by 360; and

          (3) the principal balance of the Class C notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class C notes as of the closing date.

     "Class C note interest rate" means, for any interest period, a rate of ____% per annum above LIBOR for the related LIBOR determination date.

     "Class C note principal balance" means with respect to any date, the sum of the Class C note initial principal balance minus the aggregate amount of any principal payments made to the Class C noteholders prior to that date.

     "Class C note initial principal balance" means $69,090,000.00.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "controlled accumulation amount" means, for any distribution date with respect to the controlled accumulation period, $70,012,500.00. However, if the commencement of the controlled accumulation period is postponed as described under "Description of Series Provisions-- Principal Payments-- Postponement of Controlled Accumulation Period," the controlled accumulation amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2002-3 indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their revolving periods and then scheduled to create shared principal collections during the controlled accumulation period.

     "controlled accumulation period" means the period during which principal is accumulated in specified amounts per month and paid on the expected principal payment date. The controlled accumulation period will commence at the close of business on October 31, 2004 unless postponed as described under "Description of Series Provisions-- Principal Payments-- Postponement of Controlled Accumulation Period." The controlled accumulation period will end when any of the following occur:

          (1) the payment in full of the principal balance on the Series 2002-3 notes to the Series 2002-3 noteholders;

          (2) the early amortization period starts; or

          (3) the expected principal payment date.

     "controlled deposit amount" means, for any distribution date with respect to the controlled accumulation period, the sum of:

          (1) the controlled accumulation amount for that distribution date, plus

          (2) the deficit controlled accumulation amount for the prior distribution date.

     "deficit controlled accumulation amount" means:

          (1) on the first distribution date during the controlled accumulation period, the excess, if any, of the controlled accumulation amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

          (2) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the controlled deposit amount for that subsequent distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

     "distribution date" means December 16, 2002 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

     "due period" means the period from and including the first day of a calendar month to and including the last day of that calendar month.

     "early amortization period" means the period commencing on the first day of the due period on which an amortization event with respect to Series 2002-3 is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account, on the day an amortization event is deemed to have occurred, and ending upon the earlier to occur of (i) the payment in full to the Series 2002-3 noteholders of the note principal balance and (ii) the Series 2002-3 final maturity date.

     "eligible investments" means, with respect to funds allocable to Series 2002-3 in the collection account, the principal funding account and the reserve account, "eligible investments" as defined in the prospectus, except that:

          (1) all references in the definition to "rating satisfactory to the rating agency" shall mean ratings of not less than "A-1+", "P-1" and "F1+" (unless otherwise specified by the rating agency), and

          (2) all investments shall have maturities at the time of the acquisition thereof occurring no later than the distribution date following the date of acquisition.

     "excess finance charge and administrative collections" means investor finance charge and administrative collections, and other amounts treated like finance charge and administrative collections, in excess of the amount required to make payments or deposits for your series.

     "excess O/C amount" shall mean, with respect to any distribution date, the excess of the O/C amount (before giving effect to distributions on such distribution date) over the required O/C amount as of such distribution date.

     "expected principal payment date" means the November 2005 distribution date.

     "fixed investor percentage" means, for any due period, the percentage equivalent of a fraction:

          (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the revolving period; and

          (2) the denominator of which is the adjusted principal balance.

     "floating investor percentage" means, for any due period, the percentage equivalent of a fraction:

          (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the preceding due period (or with respect to the first due period, the initial invested amount); and

          (2) the denominator of which is the adjusted principal balance.

     "initial O/C amount" shall mean $51,260,000.00.

     "initial invested amount" shall mean $891,410,000.00.

     "initial principal amount" shall mean $840,150,000.00.

     "interest period" means the period beginning on and including a distribution date and ending on but excluding the next distribution date; provided that the first interest period will begin on and include the closing date.

     "interim note principal amount" shall mean as of any distribution date (before giving effect to distributions on such distribution date) (a) the Class A note principal balance plus (b) the Class B note principal balance plus (c) the Class C note principal balance minus (d) the principal funding account balance (before giving effect to distributions on such distribution date), if any minus (e) the controlled deposit amount distributed for such distribution date.

     "invested amount" means, for any date of determination, an amount equal to:

          (1) the initial principal amount of the Series 2002-3 notes and the initial O/C amount, minus

          (2) the amount of principal previously paid to the Series 2002-3 noteholders (including the principal amount of any notes purchased and cancelled by the transferor) and the O/C holder, minus

          (3) the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections.

     "investor charge-offs" means, for any due period, the excess of:

          (1) the investor defaulted amount for the related due period; over

          (2) the amount available for reimbursement of investor defaulted amounts described under clause (4) under "Description of Series Provisions-- Application of Collections-- Payment of Interest, Fees and Other Items."

     "investor defaulted amount" means, for any distribution date, an amount equal to the product of:

          (1) the investor percentage for the related due period; and

          (2) the defaulted amount for the related due period.

     "investor finance charge and administrative collections" means, for any distribution date, an amount equal to the product of:

          (1) the investor percentage for the related due period; and

          (2) collections of finance charge and administrative receivables deposited in the collection account for the related due period.

     "investor percentage" means:

          (1) the floating investor percentage with respect to:

               - finance charge and administrative receivables during any period other than the early amortization period;

               -    principal receivables during the revolving period; and

               -    defaulted amounts at any time; and

          (2) the fixed investor percentage with respect to:

               - principal receivables during any period other than the revolving period; and

               - finance charge and administrative receivables during the early amortization period.

     "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "LIBOR determination date" means, for any interest period, two London business days before that interest period commences; provided that the LIBOR determination date for the first interest period will be two London business days before the closing date.

     "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "monthly administration fee" means an amount equal to the product of one-twelfth of the administration fee and the floating investor percentage.

     "monthly interest" means, for any distribution date, an amount equal to the sum of the Class A monthly interest, Class B monthly interest and Class C monthly interest for that distribution date.

     "monthly principal" means, for any distribution date during the controlled accumulation period and the early amortization period, an amount equal to the least of:

          (1) the available investor principal collections on deposit in the collection account with respect to that distribution date;

          (2) for each distribution date with respect to the controlled accumulation period, the controlled deposit amount and the excess O/C amount for that distribution date; and

          (3) the adjusted invested amount (as adjusted for any investor charge-offs and subordinated principal collections on that distribution date).

     "monthly servicing fee" means, for any distribution date, an amount equal to one-twelfth of the product of:

          (1) the servicing fee rate;

          (2) the floating investor percentage for the related due period; and

          (3) the total amount of principal receivables as of the close of business on the last day of the immediately preceding due period, or with respect to the first due period, the total amount of principal receivables as of the closing date, in either case, excluding the principal portion of participation interests;

provided, however, that with respect to any due period in which an addition date for an aggregate addition or a removal date occurs, the amount in clause (3) above shall be the sum of the amounts for each day in that due period computed as follows and divided by the number of days in that due period:

          (A) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the last day of the prior due period, for each day in the period from and including the first day of that due period to but excluding the related additional cut-off date or removal date; and

          (B) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of principal receivables, excluding the principal portion of participation interests, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that due period;

provided, further, that with respect to the first distribution date, the monthly servicing fee will equal $__________.

     "monthly subordination amount" means, for any due period, the sum of:

          (1) the lower of:

               (a) the excess of the amounts needed to pay current and past due Class A monthly interest and Class A additional interest over the available investor finance charge and administrative collections and excess finance charge and administrative collections allocated to cover these amounts; and

               (b) 24.50% of the initial invested amount minus cumulative principal payments to the O/C holder and minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections; plus

          (2) the lower of:

               (a) the excess of the amounts needed to pay current and past due Class B monthly interest and Class B additional interest, over the available investor finance charge and administrative collections and excess finance charge and administrative collections and excess finance charge and administrative collections allocated to cover these amounts; and

               (b) 13.50% of the initial invested amount minus cumulative principal payments to the O/C holder and minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections, including any amounts allocated pursuant to clause (1) above with respect to the related distribution date.

          (3) the lower of:

               (a) the excess of the amounts needed to pay current and past due Class C monthly interest and Class C additional interest, the monthly servicing fee and the monthly administration fee, if Household Finance Corporation or any of its affiliates is no longer the servicer and administrator, and any monthly servicing fee and the monthly administration fee, previously due but unpaid on any prior distribution date, as described in clauses (3) and (4) under "Description of Series Provisions-- Application of Collections-- Payments of Interest, Fees and Other Items" over the available investor finance charge and administrative collections and excess finance charge and administrative collections allocated to cover these amounts; and

               (b) 5.75% of the initial invested amount minus cumulative principal payments to the O/C holder and minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections, including any amounts allocated pursuant to clauses (1) and (2) above with respect to the related distribution date.

     "note principal balance" shall mean, at any time of determination, the sum of the Class A note principal balance, the Class B note principal balance and the Class C note principal balance.

     "O/C amount" shall mean, with respect to any date, an amount equal to the invested amount minus the note principal balance.

     "O/C holder" shall mean HRSI Funding, Inc. II, a Delaware corporation, as holder of the transferor certificate.

     "Parties in Interest" means "parties in interest" under ERISA and "disqualified persons" under the Code.

     "Plan" means any of the following: employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code.

     "principal funding account" means a segregated trust account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2002-3 noteholders.

     "principal funding investment proceeds" means investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account.

     "principal shortfalls" means any scheduled or permitted principal distributions to Series 2002-3 noteholders and deposits to principal funding accounts, if any, for any series in principal sharing group one which have not been covered out of the collections of principal receivables allocable to such series in principal sharing group one and other amounts for those series.

     "PTCE" means the DOL Prohibited Transaction Class Exemption.

     "rating agency" means each of Standard & Poor's, Moody's and Fitch.

     "reassignment amount" means, with respect to any distribution date, after giving effect to any deposits and distributions otherwise to be made on that distribution date, the sum of:

          (1) the note principal balance and the O/C amount on that distribution date, plus

          (2) monthly interest for that distribution date and any monthly interest previously due but not distributed to the Series 2002-3 noteholders, plus

          (3) the amount of additional interest, if any, for that distribution date and any additional interest previously due but not distributed to the Series 2002-3 noteholders on a prior distribution date.

     "record date" means, for any distribution date, the last day of the calendar month preceding that distribution date.

     "recoveries" are the estimated amounts received by the transferor or the servicer from the purchaser, obligor or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

     "refunding proceeds" shall mean with respect to any distribution date, any proceeds of the issuance of a new series of notes remitted by the transferor, with the prior written consent of the indenture trustee at least one business day prior to that distribution date for deposit into the collection account and application as available investor principal collections.

     "required minimum principal balance" means with respect to any date for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the series adjusted invested amounts for each series outstanding on that date plus the required transferor amount on that date, minus the amounts on deposit in the special funding account.

     "required O/C amount" means, as of the closing date, the initial O/C amount and, as of any distribution date thereafter, an amount equal to 6.10% of the interim note principal amount for such distribution date but not less than 3.00% of the initial invested amount, after taking into account deposits to be made to the principal funding account on that distribution date; provided that

          (1) if an amortization event has occurred, the required O/C amount for any distribution date shall equal the amount of that requirement immediately preceding that amortization event,

          (2) in no event shall the required O/C amount exceed the Class A note principal balance, the Class B note principal balance and the Class C note principal balance on any date,

          (3) the required O/C amount may be reduced at any time to a lesser amount if the rating agency condition is satisfied and an officer's certificate of the transferor has been delivered to the effect that in the reasonable belief of the transferor, that reduction will not result in an adverse effect; and

          (4) the transferor, in its sole discretion may increase the required O/C amount at any time.

     "required reserve account amount" means for any distribution date on or after the reserve account funding date an amount equal to:

          (1) 0.50% of the Class A note principal balance; or

          (2) any other amount designated by the transferor; provided, however, if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the rating agency condition shall have been satisfied and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not result in an adverse effect.

     "required transferor amount" will be calculated as follows:

                  required         aggregate series
                  transferor   X   adjusted invested
                  percentage       amounts of all series
                                   related to pool one

     "required transferor percentage" means initially 7%, but may be increased or reduced. It may be reduced if the transferor provides the servicer and the indenture trustee with written confirmation that the designation will not result in:

          (1) the reduction or withdrawal by any rating agency of its rating of any outstanding series or class; and

          (2) an adverse effect.

     "reserve account funding date" means the distribution date with respect to the due period which commences no later than three months prior to the due period in which, as of the related determination date, the controlled accumulation period is scheduled to commence.

     "reserve draw amount" has the meaning set forth on page S-28.

     "revolving period" means the period beginning on the Series 2002-3 closing date and ending on the earlier of the close of business on the day preceding the date the controlled accumulation period or the early amortization period commences.

     "Series 2002-3 closing date" means November __, 2002.

     "Series 2002-3 cut-off date" means as of the commencement of business on November 1, 2002.

     "Series 2002-3 final maturity date" means the earlier of:

          (1) September 15, 2009;

          (2) the payment in full of the aggregate principal balance of the notes;

          (3) the dissolution of the trust in accordance with applicable law;
     and

          (4) at the option of the transferor, the day on which the right of all series of notes to receive payments from the trust has terminated.

     "series adjusted invested amount" means, with respect to any due period:

          (1) during the revolving period, the invested amount as of the last day of the immediately preceding due period;

          (2) during the controlled accumulation period, the amount specified in clause (1) above as of the close of business on the last day of the revolving period less any unreimbursed investor charge-offs thereafter; provided, however, that on any date, at the option of the transferor, that amount may be reduced below the amount specified for the previous due period to an amount not less than the greater of:

          (A) the adjusted invested amount as of the last day of the immediately preceding due period (less any amounts deposited into the principal funding account since the last day of the immediately preceding due period); and

          (B) an amount that, if used as the numerator of the fixed investor percentage for the remainder of the controlled accumulation period, would assure that available investor principal collections for this series plus the product of the aggregate amount of the shared principal collections during each due period multiplied by a fraction the numerator of which is the invested amount of this series and the denominator of which is the aggregate invested amount of all series not scheduled to be in their revolving period during that due period would equal at least 125% of the applicable controlled accumulation amount for that due period for so long as the invested amount is greater than zero, assuming for this purpose that

                    - the payment rate with respect to collections of principal receivables remains constant at the level of the immediately preceding due period,

                    - the total amount of principal receivables theretofore conveyed to and in the trust (and the special funding amount) remains constant at the level existing on the date of the reduction,

                    - no amortization event with respect to any series will subsequently occur and

                    - no additional series (other than any series being issued on the date of the reduction) will be subsequently issued; and

          (3) during any early amortization period, the invested amount as of the last day of the revolving period less any unreimbursed investor charge-offs thereafter or, if less, the amount last determined pursuant to clause (2) above during the controlled accumulation period.

     "servicing fee rate" means 2% per annum or the lesser percentage as may be specified by the servicer and which, in the reasonable belief of the servicer, will not result in an adverse effect.

     "series portfolio yield" means, for any due period, the annualized percentage equivalent of a fraction:

          (1) the numerator of which is the sum of available investor finance charge and administrative collections and excess finance charge and administrative collections, if any, deposited in the collection account and allocable to the Series 2002-3 notes for that due period, less the investor defaulted amount for that due period; and

          (2) the denominator of which is the note principal balance and the O/C amount as of the close of business on the last day of the immediately preceding due period.

     "shared principal collections" means the amount of collections of principal receivables for any due period allocated to the invested amount remaining after covering required payments to the Series 2002-3 noteholders and the O/C holder, any similar amount remaining for any other series in principal sharing group one and, at the option of the issuer as specified in the indenture, specified net proceeds from the issuance of a new series.

     "special funding account" means a qualified account for the pool including Series 2002-3, bearing a designation clearly indicating that the funds are held for the benefit of such pool.

     "special funding account amount" means the balance held in a qualified account for the pool including Series 2002-3, bearing a designation clearly indicating that the funds are held for the benefit of such pool.

     "subordinated principal collections" means, for any due period, available investor principal collections used to pay interest on the Class A notes, the Class B notes and the Class C notes or used to pay the servicing fee, if Household Finance Corporation or any of its affiliates are not the servicer, in an amount equal to the lesser of:

          (1) the monthly subordination amount for that due period; and

          (2) the investor percentage of all collections of principal receivables for that due period.

     "Telerate Page 3750" means the display page currently so designated on the Telerate Service, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

     "transferor amount" means an amount equal to the difference between:

          (1) the sum of (a) the total amount of principal receivables in the trust portfolio on the immediately preceding day and (b) the special funding account amount; and

          (2) the aggregate series adjusted invested amounts of all series of notes then outstanding.

                                                                        ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

     There are six issued and outstanding Series of Notes which have been previously issued by the trust:

     On June 12, 2001, as Series 1995-A-1, the trust issued two classes of variable interest rate, variable funding notes identified as the Series 1995-A-1 Class A Notes and Series 1995-A-1 the Class B Notes. The Series 1995-A-1 Class A Notes were issued in an initial amount of $865,000,000.00 and may increase in amount up to $1,350,000,000.00. The Series 1995-A-1 Class B Notes were issued in an initial amount of $146,701,000.00 and may increase in amount up to $229,000,000.00. The Series 1995-A-1 Notes are included in principal sharing group one.

     On June 12, 2001, as Series 1996-B-1, the trust issued two classes of variable interest rate, variable funding notes identified as the Series 1996-B-1 Class A Notes and Series 1996-B-1 the Class B Notes. The Series 1996-B-1 Class A Notes were issued in an initial amount of $745,000,000.00 and may increase in amount up to $1,000,000,000.00. The Series 1996-B-1 Class B Notes were issued in an initial amount of $126,348,000.00 and may increase in amount up to $169,591,000.00. The Series 1996-B-1 Notes are included in principal sharing group one.

     On August 16, 2001, as Series 2001-1, the trust issued two classes of variable interest rate notes identified as the Series 2001-1 Class A Notes and Series 2001-1 the Class B Notes. The Series 2001-1 Class A Notes were issued in an initial amount of $400,000,000.00. The Series 2001-1 Class B Notes were issued in an initial amount of $58,275,000.00. The Series 2001-1 Notes are included in principal sharing group one and excess finance charge sharing group one.

     On August 16, 2001, as Series 2001-2, the trust issued two classes of notes, one fixed rate and one variable interest rate, identified as the Series 2001-2 Class A Notes and Series 2001-2 the Class B Notes. The Series 2001-2 Class A Notes were issued in an initial amount of $550,000,000.00. The Series 2001-2 Class B Notes were issued in an initial amount of $74,050,000.00. The Series 2001-2 Notes are included in principal sharing group one and excess finance charge sharing group one.

     On March 22, 2002, as Series 2002-1, the trust issued three classes of notes, one class of fixed rate notes and two classes of variable interest rate notes, identified as the Series 2002-1 Class A Notes, the Series 2002-1 Class B Notes and the 2002-1 Class C Notes. The Series 2002-1 Class A Notes were issued in an initial amount of $400,000,000.00. The Series 2002-1 Class B Notes were issued in an initial amount of $53,850,000.00. The Series 2002-1 Class C Notes were issued in an initial amount of $30,775,000.00. The Series 2002-1 Notes are included in principal sharing group one and excess finance charge sharing group one.

     On March 22, 2002, as Series 2002-2, the trust issued three classes of variable interest rate notes, identified as the Series 2002-2 Class A Notes, the Series 2002-2 Class B Notes and the 2002-2 Class C Notes. The Series 2002-2 Class A Notes were issued in an initial amount of $400,000,000.00. The Series 2002-2 Class B Notes were issued in an initial amount of $58,275,000.00. The Series 2002-2 Class C Notes were issued in an initial amount of $41,050,000.00. The Series 2002-2 Notes are included in principal sharing group one and excess finance charge sharing group one.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   Prospectus

             HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I

                                     Issuer

                              HRSI FUNDING, INC. II

                                   Transferor

                          HOUSEHOLD FINANCE CORPORATION

                                    Servicer

                               ASSET BACKED NOTES

THE TRUST--

     - may periodically issue asset backed notes in one or more series with one or more classes; and

     -    will own--

          -    a portfolio of revolving consumer credit receivables;

          -    collections on those receivables; and

          - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES--

     - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     -    will be paid only from the trust assets;

     -    may have one or more forms of credit enhancement; and

     - will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

          YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS.

          A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

          The notes are obligations of Household Private Label Credit Card Master Note Trust I only and are not obligations of HRSI Funding, Inc. II, Household Finance Corporation, Household Bank (SB), N.A., Household Receivables Acquisition Company or any other person.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  July 13, 2001

THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS AND ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL NOR AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents:

                  (1) this prospectus, which provides general information, some of which may not apply to your series of notes; and

                  (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     -    the terms, including interest rates, for each class;

     -    the timing of interest and principal payments;

     -    information about the receivables;

     -    information about credit enhancement, if any, for each class;

     -    the ratings for each class being offered; and

     -    the method for selling the notes.

                  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

                  We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                  The servicer, on behalf of the trust will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

                  You may read and copy any reports, statements or other information the servicer files on behalf of the trust at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. The SEC filings relating to the trust are also available to the public on the SEC Internet site (http://www.sec.gov.).

                  The SEC allows us to "incorporate by reference" information filed with the SEC on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the SEC, on our behalf, will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

                  As a recipient of this prospectus, you may request a copy of any document incorporated by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary, Telephone: (847) 564-5000.

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION ................................................................   2

PROSPECTUS SUMMARY .................................................................................   7

     Issuer ........................................................................................   7
     Risk Factors ..................................................................................   7
     Indenture Trustee .............................................................................   7
     Owner Trustee .................................................................................   7
     Transferor ....................................................................................   7
     Receivables Seller ............................................................................   7
     Bank ..........................................................................................   7
     Servicer and Administrator ....................................................................   7
     Trust Assets ..................................................................................   7
     Interest Payments on the Notes ................................................................   8
     Principal Payments on the Notes ...............................................................   8
         Revolving Period ..........................................................................   9
         Controlled Accumulation Period ............................................................   9
         Controlled Amortization Period ............................................................   9
         Early Amortization or Early Accumulation Period ...........................................   9
         Amortization Events .......................................................................  10
     Purchase of Notes by the Transferor ...........................................................  10
     Events of Default .............................................................................  10
         General ...................................................................................  10
         Events of Default Remedies ................................................................  11
     Note Ratings ..................................................................................  11
     Credit Enhancement ............................................................................  11
     Tax Status ....................................................................................  12
     Collections and Allocations ...................................................................  12
     Groups ........................................................................................  12
         General ...................................................................................  12
         Excess Finance Charge Sharing Group .......................................................  12
         Reallocation Group ........................................................................  12
         Shared Enhancement Group ..................................................................  12
         Principal Sharing Group ...................................................................  13
     Shared Transferor Principal Collections .......................................................  13

RISK FACTORS .......................................................................................  14

GLOSSARY ...........................................................................................  23

ISSUER .............................................................................................  23

THE TRANSFEROR .....................................................................................  23

THE SERVICER .......................................................................................  23

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY ..........................................................  24

USE OF PROCEEDS ....................................................................................  24

THE BANK'S CREDIT ACCOUNT ACTIVITIES ...............................................................  24
     Merchant Agreements ...........................................................................  24
     Customer Agreements ...........................................................................  25

     Accounts ......................................................................................  25
     Billing and Payments ..........................................................................  25
     Collection of Delinquent Accounts .............................................................  27

THE TRUST PORTFOLIO ................................................................................  28

DESCRIPTION OF THE NOTES ...........................................................................  30
     General .......................................................................................  30
     Note Ratings ..................................................................................  31
     Book-Entry Registration .......................................................................  31
     Definitive Notes ..............................................................................  34
     New Issuances .................................................................................  35
     Funding Period ................................................................................  36
     Paired Series .................................................................................  37
     Interest Payments .............................................................................  37
     Principal Payments ............................................................................  37
     Credit Enhancement ............................................................................  38
         General ...................................................................................  38
         Subordination .............................................................................  39
         Overcollateralization .....................................................................  40
         Cash Collateral Guaranty or Account .......................................................  40
         Spread Account ............................................................................  40
         Reserve Account ...........................................................................  40
         Letter of Credit ..........................................................................  40
         Surety Bond or Insurance Policy ...........................................................  41
     Amortization Events ...........................................................................  41
     Final Payment of Principal; Termination .......................................................  42
     Defeasance ....................................................................................  42
     Reports to Noteholders ........................................................................  43
     Investor Percentage, Transferor Percentage and Credit Enhancement Percentage ..................  44
     Groups ........................................................................................  44
         General ...................................................................................  44
         Excess Finance Charge Sharing Group .......................................................  45
         Reallocation Group ........................................................................  45
         Shared Enhancement Group ..................................................................  45
         Principal Sharing Group ...................................................................  45
     Shared Transferor Principal Collections .......................................................  45
     Trust Bank Accounts ...........................................................................  46
     Application of Collections ....................................................................  46
     Defaulted Amount; Investor Charge-Offs ........................................................  48

DESCRIPTION OF THE INDENTURE .......................................................................  48
     Events of Default; Rights Upon Event of Default ...............................................  48
     Material Covenants ............................................................................  51
     Modification of the Indenture .................................................................  52
     Annual Compliance Statement ...................................................................  54
     Indenture Trustee's Annual Report .............................................................  54
     List of Noteholders ...........................................................................  54
     Satisfaction and Discharge of Indenture .......................................................  54
     Resignation and Removal of the Indenture Trustee ..............................................  54

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT ................................................  54
     General .......................................................................................  54
     Representations and Warranties of the Transferor ..............................................  54
         Regarding No Adverse Selection and Compliance .............................................  55
         Regarding Enforceability ..................................................................  55
         Regarding the Accounts and the Receivables ................................................  56
         Additional Representations and Warranties in the Prospectus Supplement ....................  56

     Additional Transferors ........................................................................  56
     Eligible Accounts .............................................................................  56
     Eligible Receivables ..........................................................................  57
     Addition of Trust Assets ......................................................................  58
     Removal of Trust Assets .......................................................................  60
     Discounting ...................................................................................  60
     Servicing Compensation and Payment of Expenses ................................................  61
     Matters Regarding the Servicer and the Transferor .............................................  61
     Servicer Default ..............................................................................  63
     Evidence of Compliance ........................................................................  64
     Assumption of Transferor's Obligations ........................................................  64
     Amendments ....................................................................................  65

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT BETWEEN THE BANK AND
     THE RECEIVABLES SELLER ........................................................................  67
     Sale of Receivables ...........................................................................  67
     Representations and Warranties ................................................................  67
     Amendments ....................................................................................  68
     Termination ...................................................................................  68

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT AMONG THE BANK,  THE
     RECEIVABLES SELLER AND HRSI FUNDING, INC ......................................................  68
     Sale of Receivables ...........................................................................  68
     Representations and Warranties ................................................................  69
     Amendments ....................................................................................  69
     Termination ...................................................................................  69

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT BETWEEN THE
     RECEIVABLES SELLER AND THE TRANSFEROR .........................................................  70
     Sale of Receivables ...........................................................................  70
     Representations and Warranties ................................................................  70
     Amendments ....................................................................................  70
     Termination ...................................................................................  71

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES ..........................................................  71
     Transfer of Receivables .......................................................................  71
     Matters Relating to Conservatorship, Receivership and Bankruptcy ..............................  72
     Consumer Protection Laws ......................................................................  74

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...........................................................  75
     General .......................................................................................  75

STATE TAX CONSIDERATIONS ...........................................................................  78

ERISA CONSIDERATIONS ...............................................................................  78

PLAN OF DISTRIBUTION ...............................................................................  79

REPORTS TO NOTEHOLDERS .............................................................................  79

GLOSSARY ...........................................................................................  80

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ......................................  87

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                               PROSPECTUS SUMMARY

                  This summary highlights information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.

ISSUER

         Household Private Label Credit Card Master Note Trust I, a Delaware common law trust, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee, is the issuer of the notes. The trust's principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is (302) 651-8856. The trust may only do business acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee.

         The trust is a master trust and will issue notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued from an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

         Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

RISK FACTORS

         Investment in the notes of a series involves risks. You should consider carefully the risk factors beginning on page 14 in this prospectus.

INDENTURE TRUSTEE

         U.S. Bank National Association is the indenture trustee under the indenture. Its address is 111 East Wacker Drive, Chicago, IL 60601. Its phone number is (312) 228-9400.

OWNER TRUSTEE

         Wilmington Trust Company is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is: (302) 651-8856.

TRANSFEROR

         HRSI Funding, Inc. II is the transferor of the receivables to the trust. Its address is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is (847) 564-6223. HRSI Funding, Inc. II is a special purpose Delaware corporation whose stock is held by Household Finance Corporation.

RECEIVABLES SELLER

         Household Receivables Acquisition Company is the seller of receivables to the transferor. Its address is 2700 Sanders Road, Prospect Heights, Illinois 60070. Household Receivables Acquisition Company is a Delaware corporation whose stock is held by Household Finance Corporation.

BANK

         Household Bank (SB), N.A. is the owner of the credit accounts under which the receivables have arisen and will arise and operates the private label credit account program under which the receivables have been originated. Household Bank (SB), N.A. is a national bank organized under the laws of the United States. Its address is 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is (702) 243-1345.

SERVICER AND ADMINISTRATOR

         Household Finance Corporation will service the receivables for the trust through its affiliate, Household Corporation acting as subservicer, and will act as the trust's administrator. Its address is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is (847) 564-5000. Household Finance Corporation is a wholly-owned subsidiary of Household International, Inc.

         In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee. In addition, Household Finance Corporation, acting as the trust's administrator, will receive an administration fee from the trust.

TRUST ASSETS

         The trust assets consist principally of revolving consumer credit receivables which were and will be originated under the credit accounts pursuant to a private label credit account program operated by Household Bank (SB), N.A. The receivables under the private label credit account program were and will be originated by Household Bank (SB), N.A. or its affiliates. Household Bank (SB), N.A. is the owner of the credit accounts under which the receivables arise. The receivables will include receivables which are in existence as of the

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closing date and receivables which are created from time to time thereafter. Although the receivables in the trust initially will be related to private label credit accounts, receivables related to other types of revolving consumer credit accounts may be added in the future.

         The trust will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor will have acquired the receivables from the receivables seller pursuant to a receivables purchase agreement between the transferor and the receivables seller. The receivables seller will acquire certain receivables from time to time from Household Bank
(SB), N.A. pursuant to a receivables purchase agreement between the receivables seller and Household Bank (SB), N.A. The receivables seller will have acquired other receivables from HRSI Funding, Inc. pursuant to a receivables purchase agreement among the receivables seller, HRSI Funding, Inc. and Household Bank
(SB), N.A. HRSI Funding, Inc. acquired such receivables from Household Private Label Credit Card Master Trust II.

         The receivables consist of principal receivables and finance charge and administrative receivables. The receivables arise from revolving consumer credit accounts opened by customers in connection with credit account purchases with particular merchants. These credit accounts may be used only for the purchase of goods or services from the related merchants and for obtaining cash advances.

         All new receivables generated in designated credit accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

         The receivables transferred to the trust are the primary trust assets. Additional assets may be transferred to the trust as described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in this prospectus.

         The transferor is also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under revolving consumer credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

         For more information about the receivables, see "The Trust Portfolio" in this prospectus.

         All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus and the accompanying prospectus supplement to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

INTEREST PAYMENTS ON THE NOTES

         Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

         Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes--Interest Payments" in this prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

         Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment

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dates, maturity, and rights to series enhancement. See "Description of the Notes--Principal Payments" in this prospectus.

Revolving Period

         Each series of notes will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will pay available principal to noteholders of other series in a principal sharing group as shared principal collections or to the transferor as holder of the transferor interest, or in limited circumstances described under "Description of the Notes--Application of Collections" will deposit the available principal in the special funding account. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

         Following the revolving period, each class of notes will have one or more of the following periods in which:

     - principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as a controlled accumulation period;

     - principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

     - principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.

Controlled Accumulation Period

         If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the date specified in the prospectus supplement for that class or series. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected principal payment date. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in an account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     -   the notes of that series or class are paid in full;

     -   an early amortization or early accumulation period starts; or

     -   the expected principal payment date.

Controlled Amortization Period

         If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     -   the notes of that series or class are paid in full;

     -   an early amortization or early accumulation period starts; or

     -   the expected principal payment date.

Early Amortization or Early Accumulation Period

         If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early amortization period will begin on the day an amortization event is deemed to have occurred. The early amortization period will end when any of the following occurs:

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     -   the notes of that series or class are paid in full;

     -   the series final maturity date; or

     -   the trust termination date.

         The early accumulation period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early accumulation period will begin on the day an amortization event is deemed to have occurred. The early accumulation period will end when any of the following occurs:

     -   the notes of that series or class are paid in full;

     -   the expected principal payment date; or

     -   the trust termination date.

Amortization Events

         An amortization event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be amortization events for all series:

     - bankruptcy, insolvency or similar events relating to the transferor, including any additional transferor, the receivables seller, or the bank or other account owner unless the rating agency condition is satisfied with respect to the deletion of any such party from this amortization event;

     - the transferor, including any additional transferor, is unable to transfer receivables to the trust as required under the transfer and servicing agreement; or

     - the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

See "Description of the Notes--Amortization Events" in this prospectus.

PURCHASE OF NOTES BY THE TRANSFEROR

If the transferor purchases notes from noteholders, the transferor may, on any related distribution date (after giving effect to all required allocations and payments on that distribution date), cancel the purchased notes by delivering a written request to do so to the indenture trustee; provided, however, that the transferor may only cancel each related class of notes to the extent that the cancellation would not result in a credit enhancement deficiency and if the rating agency condition is satisfied. As a result of any cancellation of notes, the invested amount shall be reduced by the aggregate principal amount of the purchased notes and the reduction in the series credit enhancement and the transferor's interest shall be increased in an amount equal to the reduction in the invested amount.

EVENTS OF DEFAULT

General

         The indenture and related indenture supplement governing the terms and conditions of the notes include a list of adverse events called events of default.

     - If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority of the outstanding principal amount of the affected series of outstanding notes may accelerate the notes by declaring all the notes of that series to be immediately due and payable. That declaration may, under limited circumstances described under "Description of the Indenture--Events of Default; Rights Upon Event of Default", be rescinded by the holders of a majority of the outstanding principal amount of the affected series of outstanding notes.

         Events of default include the following:

     - the trust fails to pay in full the principal on any note on its series final maturity date;

     - the trust fails to pay interest on any note within 35 days of its due date;

     - the involuntary filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust under any applicable federal or state bankruptcy, insolvency or other similar laws and such decree or order remains unstayed and in effect for 60 or more consecutive days;

     - the commencement by the trust of a voluntary case under any applicable federal

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         or state bankruptcy, insolvency or other similar laws; or

     - the trust fails to observe or perform covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after written notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series.

See "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

         It is not an event of default if the principal of a note is not paid on its expected principal payment date.

Events of Default Remedies

         After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any series accounts will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and finance charge and administrative collections allocated to the series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series final maturity date of those notes.

         After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the portion of the receivables allocable to the accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series of notes plus the related finance charge and administrative receivables. The proceeds from the sale of the receivables will be used to pay principal of and interest on those series. See "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.

NOTE RATINGS

         Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

         The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of the notes in full on the expected principal payment date or any other date prior to the series final payment date.

         A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Description of the Notes--Note Ratings" in this prospectus.

CREDIT ENHANCEMENT

         Each class of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class may take the form of one or more of the following:

     -   subordination

     -   collateral interest

     -   insurance policy

     -   cash collateral guaranty or account

     -   swap arrangements

     -   interest rate cap agreement

     -   overcollateralization

     -   letter of credit

     -   surety bond

     -   spread account

     -   reserve account

     -   guaranteed rate agreement

     -   tax protection agreement

         The type, characteristics and amount of any credit enhancement for a series will be:

     - based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

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     -   established based on the requirements of the rating agencies.

See "Description of the Notes--Credit Enhancement" in this prospectus.

TAX STATUS

         Subject to important considerations described under "Material Federal Income Tax Consequences" in this prospectus, Dewey Ballantine LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes the notes will be treated as indebtedness and the trust will not be an association (or a publicly traded partnership) taxable as a corporation. In addition, noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes.

COLLECTIONS AND ALLOCATIONS

         The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge and administrative receivables or principal receivables.

         The servicer then allocates those collections among each series of notes outstanding and the transferor interest. The servicer allocates collections of finance charge and administrative receivables and principal receivables, and receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

         The interest in the assets not allocated to any series of notes is the transferor interest. From time to time, the principal amount of the transferor interest fluctuates in an amount equal to the difference between the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust if the total amount of principal receivables, as of the last business day of any calendar month, is less than the sum of the series adjusted invested amounts for each series outstanding, less any amount in the related special funding account, plus an amount referred to as the required transferor amount. The transferor may sell all or part of its interest in the transferor amount by issuing a supplemental certificate.

GROUPS

General

         The notes of a series may be included in one or more groups of series that share collections of finance charge and administrative receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

Excess Finance Charge Sharing Group

         The notes of a series may be included in a group of series, called an excess finance charge sharing group, that shares excess collections of finance charge and administrative receivables for each series in that group. These shared excess collections may include excess collections of finance charge and administrative receivables which have been reallocated to a series which is included in both an excess finance charge sharing group and a reallocation group. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to other series in the same excess finance charge sharing group. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in this prospectus.

Reallocation Group

         The notes of a series may be included in a group of series, called a reallocation group, that reallocates collections of finance charge and administrative receivables and other amounts among the series in that group. Collections of finance charge and administrative receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for required payments, described in the prospectus supplement, to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. See "Description of the Notes--Groups--Reallocation Group" in this prospectus.

Shared Enhancement Group

         The notes of a series may be included in a group of series, called a shared enhancement group, that shares collections of finance charge and administrative receivables and other amounts and shares in the same credit enhancement for each series in that shared enhancement group. Shared

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enhancement may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in the same series or in different series in that shared enhancement group. In addition, if specified in its prospectus supplement, a series may consist of one or more classes of notes issued in one or more subseries. References to a series in this prospectus include any subseries of a series. All subseries of that series would share collections of finance charge and administrative receivables and other amounts, described in the prospectus supplement, and share in the same credit enhancement for that series.

Principal Sharing Group

         The notes of a series may be included in a group of series, called a principal sharing group, that shares collections of principal receivables for each series in that group. If a series is identified in its prospectus supplement as being in a group of series that share principal collections, to the extent that collections of principal receivables allocated to that series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series in the same principal sharing group, and vice versa. See "Description of the Notes--Groups--Principal Sharing Group" in this prospectus.

SHARED TRANSFEROR PRINCIPAL COLLECTIONS

         If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables otherwise payable to the transferor may be applied to cover principal payments for that series. See "Description of the Notes--Shared Transferor Principal Collections" in this prospectus.

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                                  RISK FACTORS

                  The risk factors disclosed in this section of the prospectus and in the prospectus supplement describe the principal risk factors of an investment in the notes.

SOME LIENS MAY BE GIVEN PRIORITY OVER YOUR NOTES                     Although the bank, the receivables seller or other account
WHICH COULD CAUSE YOUR RECEIPT OF PAYMENTS TO BE                     owner will treat its transfer of the receivables to the
DELAYED OR REDUCED.                                                  transferor as a sale for accounting purposes, a court could conclude that any of the trust, the transferor, the
                                                                     receivables seller or the bank or other account owner owns the receivables. Even so, the indenture trustee would still have a first priority perfected security interest; however, the following interests may receive priority above your
                                                                     interest:

                                                                         -    a tax or governmental lien, or other lien imposed
                                                                              under applicable state or federal law without
                                                                              consent, on the property of the person that owns the
                                                                              receivables arising before receivables come into
                                                                              existence;

                                                                         -    the fees and expenses relating to an insolvency or
                                                                              bankruptcy proceeding commenced by or against the
                                                                              bank or other account owner or receivables seller
                                                                              the transferor, the trust, or the servicer;

                                                                         -    the interests of other creditors in collections
                                                                              commingled and used for the benefit of the servicer,
                                                                              if insolvency or bankruptcy proceedings were
                                                                              commenced by or against the servicer or if certain
                                                                              time periods were to pass.

                                                                     If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the
                                                                     Receivables--Transfer of Receivables" and "Description of the
                                                                     Transfer and Servicing Agreement--Representations and
                                                                     Warranties of the Transferor" in this prospectus.

                                                                     In addition, with respect to the addition of additional
                                                                     accounts and participations to the trust, the indenture
                                                                     trustee may not have a first-priority perfected security
                                                                     interest with respect to receivables arising under those
                                                                     additional accounts and participations before the required delivery date of the computer file or microfiche list
                                                                     reflecting the addition of receivables arising under those additional accounts and participations to the trust. The
                                                                     required delivery date for documentation relating to
                                                                     receivables arising under new accounts and participations may be as long as 109 days after the related addition date. If insolvency or bankruptcy proceedings were commenced by or
                                                                     against the transferor, the receivables seller or the bank or other account owner after the related addition date but prior to

                                                                     the related required delivery date, other secured or
                                                                     unsecured creditors of the transferor, the receivables seller or the bank or other account owner could have claims ranking higher than yours and, consequently, payments to you could be reduced.

IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR                      Although the bank (or other account owner or receivables
THE BANK OR OTHER ACCOUNT OWNER OR THE RECEIVABLES                   seller that is a similarly regulated financial institution,
SELLER OR OTHER ACCOUNT OWNER OR THE RECEIVABLES                     which in this section we also refer to as the "bank") will
SELLER BECAME A DEBTOR IN A BANKRUPTCY CASE,                         treat its transfer of the receivables as a sale for
DELAYS OR REDUCTIONS IN PAYMENTS COULD OCCUR.                        accounting purposes, the transfer may constitute the grant of a security interest under general bankruptcy law.
                                                                     Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and
                                                                     Enforcement Act of 1989, to reclaim, recover, or
                                                                     recharacterize a financial institution's transfer of
                                                                     financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution
                                                                     received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for
                                                                     accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder,
                                                                     delay, or defraud the financial institution or its creditors.
                                                                     The receivables purchase agreements and the transfer of the receivables by the bank to the receivables seller have been structured to satisfy all of these conditions.

                                                                     If a condition required under the FDIC's regulations were
                                                                     found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the bank's transfer of the
                                                                     receivables. FDIC staff positions taken prior to the passage of the 1989 amendment to the FDIA do not suggest that the
                                                                     FDIC would interrupt the timely transfer to the transferor and the trust of payments collected on the receivables. If the FDIC were to assert a different position, the FDIA would limit the damages in this event to "actual direct
                                                                     compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank. The
                                                                     FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the bank's transfer of the
                                                                     receivables for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the
                                                                     FDIC were to reclaim, recover, or recharacterize the bank's transfer of the receivables, payments to noteholders could be delayed or reduced.

                                                                     Even if the conditions set forth in the regulations were
                                                                     satisfied and the FDIC did not reclaim, recover, or
                                                                     recharacterize the bank's transfer of the receivables,

                                                                     noteholders could suffer a loss on their investment if (i)
                                                                     the bank's receivables purchase agreement or the bank's
                                                                     transfer of the receivables were found to violate the
                                                                     regulatory requirements of the FDIA, (ii) the receivables
                                                                     seller, the transferor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the
                                                                     receivables, (iii) the FDIC were to request a stay of any
                                                                     action by the receivables seller, the transferor, the trust, or the indenture trustee to enforce the receivables purchase agreements or the notes, or (iv) the FDIC were to repudiate other obligations of the bank relating to the receivables or the issuance of the notes.

                                                                     Payments to you also could be delayed or reduced if the
                                                                     transfer of receivables to the receivables seller or the
                                                                     transferor by an account owner or receivables seller eligible to be a debtor in a bankruptcy case were construed as the
                                                                     grant of a security interest rather than an absolute
                                                                     assignment or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy.

                                                                     If a conservator or receiver were appointed for the bank or any account owner or receivables seller, or if the
                                                                     receivables seller the transferor or any account owner other than the bank became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result.
                                                                     Under the terms of the receivables purchase agreements and the transfer and servicing agreement, new principal
                                                                     receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may
                                                                     have the power, regardless of the terms of the receivables purchase agreements, the transfer and servicing agreement, the indenture, or the instructions of those authorized to
                                                                     direct the indenture trustee's actions, (i) to prevent or
                                                                     require the commencement of an amortization period or
                                                                     accumulation period, (ii) to prevent, limit, or require the early liquidation of the receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued
                                                                     transfer of receivables to the trust. If any of these events were to occur, payments to noteholders could be delayed or reduced.

                                                                     In addition, in the event the servicer became a debtor in a bankruptcy case, a court overseeing the servicer's bankruptcy case may have the power to prevent the transferor, the
                                                                     indenture trustee or the noteholders from appointing a new servicer.

                                                                     See "Material Legal Aspects of the Receivables--Matters
                                                                     Relating to Conservatorship, Receivership and Bankruptcy" in
                                                                     this prospectus.

YOU MAY HAVE LIMITED OR NO ABILITY TO CONTROL                        Under the indenture, noteholders holding a specified
ACTIONS UNDER THE INDENTURE. THIS MAY RESULT IN,                     percentage of the outstanding principal amount of notes of a
AMONG OTHER THINGS, PAYMENT OF PRINCIPAL BEING                       series or class or all the notes may take actions, or may
ACCELERATED WHEN IT IS IN YOUR INTEREST TO RECEIVE                   direct the indenture trustee to take various actions
PAYMENT OF PRINCIPAL AT THE SCHEDULED PRINCIPAL                      described under "Description of the Indenture--Events of
PAYMENT DATE, OR IT MAY RESULT IN PAYMENT OF                         Default, Rights Upon Events of Default", including
PRINCIPAL NOT BEING ACCELERATED WHEN IT IS IN YOUR                   accelerating the payment of principal of the notes. In the
INTEREST TO RECEIVE EARLY PAYMENT OF PRINCIPAL.                      case of votes by series or votes by holders of all the notes, the relative voting power of the most senior class of notes will generally be substantially greater than the relative
                                                                     voting power of the subordinate class or classes of notes by virtue of the respective sizes of the classes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of
                                                                     notes will generally need the concurrence of the holders of the most senior class of notes to cause actions to be taken.
                                                                     Therefore, the actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

IF AN EVENT OF DEFAULT OCCURS, YOUR REMEDY OPTIONS                   Your remedies may be limited if an event of default under
WILL BE LIMITED AND YOU MAY NOT RECEIVE FULL                         your class or series of notes occurs. After an event of
PAYMENT OF PRINCIPAL AND ACCRUED INTEREST.                           default and the acceleration of your series of notes
                                                                     collections of principal receivables and finance charge and administrative receivables allocated to those notes and, if applicable any funds in the principal funding account for
                                                                     your series, will be applied to make payments of monthly
                                                                     interest and principal on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes. However, no principal collections will be allocated to a class of notes if its invested amount is zero, even if the stated principal balance of the notes has not been paid in full. If your series includes a principal funding account, funds in that principal funding account, if any, that are not reallocated to other classes of that series will still be available to pay principal of and interest on classes of notes with an invested amount of zero. If your
                                                                     notes are subordinated notes as specified in the prospectus supplement, you will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the amount of subordination, as specified in the prospectus supplement, will be maintained for the senior classes of notes in that series.

IF THE TRANSFEROR BREACHES REPRESENTATIONS AND                       HRSI Funding, Inc. II, as transferor of the receivables,
WARRANTIES RELATING TO THE RECEIVABLES, PAYMENTS                     makes representations and warranties relating to the validity
ON YOUR NOTES MAY BE REDUCED.                                        and enforceability of the receivables arising under the
                                                                     accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee's interest in the
                                                                     receivables. However, neither the owner trustee nor the
                                                                     indenture trustee will make any examination of the
                                                                     receivables or the related assets to determine the presence of defects, compliance with the representations

                                                                     and warranties or for any other purpose.

                                                                     If a representation or warranty relating to the receivables is incorrect, the related obligors may have defenses to
                                                                     payment or offset rights, or creditors of the other account owner or receivables seller or the transferor may claim
                                                                     rights to the trust assets. If a representation or warranty is incorrect, the transferor may have an opportunity to cure.
                                                                     If it is unable to cure within the specified time period or if there is no right to cure, the transferor must accept
                                                                     reassignment of the affected receivables. These reassignments are the only remedy for breaches of representations and
                                                                     warranties, even if your damages exceed your share of the
                                                                     reassignment price. See "Description of the Transfer and
                                                                     Servicing Agreement--Representations and Warranties of the
                                                                     Transferor" in this prospectus.

GENERATION OF NEW RECEIVABLES RELIES ON                              Each credit account issued may be used only for purchases
MERCHANTS.                                                           from a specific merchant. Accordingly, the generation of new receivables in each account is dependent upon new charges
                                                                     being added at such related merchant. In the event that there is a general decline in any industry related to a merchant or a merchant closes stores, eliminates dealers or locations, becomes bankrupt or otherwise ceases to do business or
                                                                     reduces the level of its business, there may be a
                                                                     corresponding decline in the amount of receivables being
                                                                     generated with respect to accounts related to such industry or such merchant. If the rate at which new receivables are generated declines significantly and the bank does not
                                                                     designate additional accounts, an early amortization period could commence.

                                                                     If a merchant agreement is terminated, receivables may be
                                                                     removed from the trust or the rate at which new receivables are generated in the trust may decline significantly. If the bank does not designate additional accounts, an early
                                                                     amortization period could commence.

CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE                       Receivables that do not comply with consumer protection laws
COLLECTION EFFORTS OR REDUCE COLLECTIONS WHICH MAY                   may not be valid or enforceable under their terms against the
RESULT IN A REDUCTION IN PAYMENTS ON YOUR NOTES.                     obligors of those receivables.

                                                                     Federal and state consumer protection laws regulate the
                                                                     creation and enforcement of consumer loans, including credit accounts and receivables. Changes or additions to those
                                                                     regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or
                                                                     reduce the finance charges and other fees that the originator can charge on credit account balances, resulting in reduced collections. Failure by the servicer to comply with those
                                                                     regulations could adversely effect the servicer's ability to collect or enforce the receivables. Further regulation on the consumer credit industry or to reduce finance charges or
                                                                     other fees or charges could

                                                                     have the potential effect of reducing the yield on the
                                                                     consumer credit accounts which may result in the commencement of an early accumulation or early amortization period.

                                                                     If a customer sought protection under federal or state
                                                                     bankruptcy or debtor relief laws, a court could reduce or
                                                                     discharge completely the customer's obligations to repay
                                                                     amounts due on its account and, as a result, the related
                                                                     receivables would be written off as uncollectible. See
                                                                     "Material Legal Aspects of the Receivables--Consumer
                                                                     Protection Laws" in this prospectus.

COMPETITION IN THE CONSUMER CREDIT INDUSTRY MAY                      The consumer credit industry is highly competitive. As new
RESULT IN A DECLINE IN THE BANK'S OR OTHER ACCOUNT                   credit companies enter the market and companies try to expand
OWNER'S ABILITY TO GENERATE NEW RECEIVABLES. THIS                    their market share, effective advertising, target marketing
MAY RESULT IN THE PAYMENT OF PRINCIPAL TO YOU                        and pricing strategies grow in importance. The bank's or
EARLIER OR LATER THAN YOUR SCHEDULED PRINCIPAL                       other account owner's ability to compete in this industry
PAYMENT DATE.                                                        environment will affect its ability to generate new
                                                                     receivables and might also affect payment patterns on the
                                                                     receivables. If the rate at which the bank or other account owner generates new receivables declines significantly, the bank or other account owner might be unable to transfer
                                                                     additional receivables or designate additional accounts to the trust and an amortization event could occur, resulting in payment of principal sooner than expected. If the rate at
                                                                     which the bank or other account owner generates new
                                                                     receivables decreases significantly at a time when
                                                                     noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

MERCHANT PROGRAM RESTRICTIONS ON PRICING AND OTHER                   The accounts, the receivables of which currently have been
ACCOUNT TERMS COULD LIMIT THE ABILITY OF THE BANK                    conveyed or will be conveyed to the trust on the closing
OR OTHER ACCOUNT OWNER TO CHANGE ACCOUNT TERMS.                      date, were originated under agreements between the bank and
THESE RESTRICTIONS MAY CAUSE COLLECTIONS TO                          the related merchants. Some merchant programs contain
DECLINE OR MAY AFFECT THE RATE AT WHICH NEW                          restrictions on pricing and other practices. In the future,
RECEIVABLES ARE GENERATED IN THE ACCOUNTS. THIS                      additional accounts may also be designated for inclusion in
MAY RESULT IN EARLY PAYMENTS OF PRINCIPAL TO YOU.                    the trust relating to other merchant programs. The current pricing restrictions in the merchant programs and changes in the terms of these merchant programs may reduce collections or may affect the rate at which new receivables are generated in the accounts. See "The Bank's Credit Account Activities--
                                                                     Billing and Payments" in this prospectus.

THE ACCOUNT OWNER MAY CHANGE THE TERMS AND                           As owner of the accounts, the bank or other account owner
CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES                     retains the right to change various account terms including
COLLECTIONS. THESE CHANGES MAY RESULT IN REDUCED                     finance charges, other fees and the required monthly minimum
OR EARLY PAYMENTS TO YOU.                                            payment. Those changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes by the bank or other account owner in interest rate and fees
                                                                     charged to its customers could decrease the effective yield on the accounts and this could result in an early payment or reduced payment of principal of your notes. Changes in the required monthly minimum payment could result in delays in the payment of your notes. Changes in account terms could
                                                                     also cause a reduction in the credit ratings on your notes.

PAYMENT PATTERNS OF CUSTOMERS MAY NOT BE                             The receivables transferred to the trust may be paid at any
CONSISTENT OVER TIME AND VARIATIONS IN THESE                         time. We cannot assure the creation of additional receivables
PAYMENT PATTERNS MAY RESULT IN REDUCED PAYMENT OF                    in the trust's accounts or that any particular pattern of
PRINCIPAL, OR RECEIPT OF PAYMENT OF PRINCIPAL                        customer payments will occur. A significant decline in the
EARLIER OR LATER THAN EXPECTED.                                      amount of new receivables generated could result in the
                                                                     occurrence of an amortization event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If an amortization event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of
                                                                     customers. A significant decrease in monthly payment rates, including the effect of payment holidays, could slow the
                                                                     return or accumulation of principal during an amortization period or accumulation period. See "Description of the
                                                                     Notes--Principal Payments" in this prospectus.

RECHARACTERIZATION OF PRINCIPAL RECEIVABLES WOULD                    The transferor will designate a percentage of the receivables
REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE THE                     that would otherwise be treated as principal receivables to
ADDITION OF NEW RECEIVABLES. IF NEW RECEIVABLES                      be treated as finance charge and administrative receivables.
ARE UNAVAILABLE WHEN REQUIRED YOU MAY RECEIVE                        This designation should decrease the likelihood of the
PAYMENT OF PRINCIPAL EARLIER THAN EXPECTED.                          commencement of an early amortization period as a result of a reduction of the series portfolio yield for a given period.
                                                                     However, this designation will also reduce the aggregate
                                                                     amount of principal receivables, which may increase the
                                                                     likelihood that the transferor will be required to add
                                                                     receivables to the trust. The transferor may change or
                                                                     discontinue this designation from time to time. It is
                                                                     anticipated that the transferor will add receivables to the trust over time. If the transferor were unable to or chose not to add receivables and could not make a sufficient cash deposit into the related special funding account, one or more series of notes, including your series, could go into early amortization resulting in principal being paid before the
                                                                     scheduled principal payment date.

ADDITIONS TO TRUST ASSETS MAY DECREASE THE CREDIT                    The transferor expects that it will periodically add
QUALITY OF THE ASSETS SECURING THE REPAYMENT OF                      additional receivables from newly designated accounts to the
YOUR NOTES. IF THIS OCCURS, YOUR RECEIPT OF                          trust. While each newly designated account must be an
PAYMENTS OF PRINCIPAL AND INTEREST MAY BE REDUCED,                   eligible account at the time of its designation, newly
DELAYED OR ACCELERATED.                                              designated additional accounts may not be of the same credit quality as the initial accounts. There are many reasons which could cause differences in credit quality including the fact that the additional accounts

                                                                     may have been originated by the bank or other account owner, as applicable, using credit criteria different from those
                                                                     which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as
                                                                     applicable, from an institution which may have had different credit criteria. Consequently, there is no assurance that
                                                                     additional accounts will have the same credit quality as
                                                                     those currently designated to the trust. If receivables
                                                                     arising from additional accounts added to the trust reduce the credit quality of the trust assets, it will increase the likelihood that your receipt of payments will be reduced or not be received on the scheduled principal payment date.

THE NOTE INTEREST RATE AND THE RECEIVABLES                           Some accounts have finance charges set at a variable rate
INTEREST RATE MAY RESET AT DIFFERENT TIMES,                          based on a designated index, such as the prime rate, while
RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.                       others have finance charges based upon a fixed rate. A series of notes may bear interest either at a fixed rate or at a
                                                                     floating rate based on a different index. If the interest
                                                                     rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables.
                                                                     This could result in delayed or reduced payments to you.

                                                                     A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could also increase the risk of early repayment of your
                                                                     notes.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR                       One or more classes of notes in a series may be subordinated
CLASSES. IF YOU OWN SUBORDINATED NOTES, THE                          to one or more senior classes of notes in the same series.
PRIORITY OF ALLOCATIONS AMONG CLASSES OF NOTES MAY                   Principal allocations to the subordinated class or classes
RESULT IN PAYMENT ON YOUR NOTES BEING REDUCED OR                     generally do not begin until each of the more senior classes
DELAYED.                                                             has been paid in full. Therefore, if you own subordinated
                                                                     notes, your receipt of principal payments may be delayed or reduced to the extent the senior noteholders have not
                                                                     received full and timely payments with respect to their
                                                                     notes. Additionally, if collections of finance charge and
                                                                     administrative receivables allocated to a series are
                                                                     insufficient to cover amounts due for that series' senior
                                                                     notes, the invested amount for the series might be reduced.
                                                                     This would reduce the amount of the collections of finance charge and administrative receivables allocated to the series in future periods and could cause a possible delay or
                                                                     reduction in principal and interest payments on the
                                                                     subordinated notes.

ALLOCATIONS OF DEFAULTED RECEIVABLES COULD REDUCE                    The servicer will write off the receivables arising in
PAYMENTS TO YOU.                                                     accounts designated for the trust portfolio if the
                                                                     receivables become uncollectible. Your series will be

                                                                     allocated a portion of these defaulted receivables. See
                                                                     "Description of Series Provisions--Allocation Percentages" in
                                                                     the accompanying prospectus supplement and "The Bank's Credit
                                                                     Account Activities--Collection of Delinquent Accounts" in
                                                                     this prospectus. If the amount of defaulted receivables
                                                                     allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See
                                                                     "Description of Series Provisions--Application of
                                                                     Collections" and "--Subordinated Principal Collections;
                                                                     Defaulted Amount; Investor Charge-Offs" in the accompanying prospectus supplement.

THERE IS NO PUBLIC MARKET FOR THE NOTES. AS A                        The underwriters may assist in resales of the notes but they
RESULT YOU MAY BE UNABLE TO SELL YOUR NOTES OR THE                   are not required to do so. A secondary market for any notes
PRICE OF THE NOTES MAY SUFFER.                                       may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY                       The trust is expected to issue additional series from time to
AFFECT THE TIMING OF PAYMENTS TO YOU.                                time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency
                                                                     confirmation primarily will be based on the trust's ability to pay principal by the series final maturity date and
                                                                     interest on each distribution date. The rating agency
                                                                     confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your
                                                                     series on its expected principal payment date. Therefore, the issuance of a new series may cause payments of principal and interest on your notes to be reduced, delayed or accelerated.

PROMOTIONAL PROGRAMS MAY REDUCE THE YIELD ON THE                     Many of the private label credit programs offer promotional
TRUST AND CAUSE AN EARLY AMORTIZATION OR AN                          programs to attract new accounts and to encourage the use of
INABILITY TO PAY THE FULL AMOUNT DUE ON YOUR                         existing accounts. Promotional programs take many forms, but
NOTES.                                                               most involve a period of months during which no finance
                                                                     charges accrue or during which finance charges accrue at a reduced rate or involve a forgiveness of finance charges if the principal of a purchase is paid within a stated period of time. Use of these programs may reduce the yield on the
                                                                     private label credit portfolio and the yield on the trust
                                                                     portfolio. This may result in the occurrence of an early
                                                                     amortization event occurring for one or more series of notes.

                                    GLOSSARY


                  This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary" beginning on page 80 in this prospectus.

                                     ISSUER

                  Household Private Label Credit Card Master Note Trust I is a common law trust created under the laws of the State of Delaware on June 12, 2001, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee. It is operated under a trust agreement, dated as of June 12, 2001 between HRSI Funding, Inc. II, as transferor, and Wilmington Trust Company, as owner trustee. The Trust may only do business acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee, and does not have a separate legal existence.

                  The activities of the issuer are limited to:

     - acquiring, owning and managing the trust assets and the proceeds of those assets;

     -    issuing and making payments on the notes; and

     -    engaging in related activities.

                  Household Finance Corporation, in its capacity as administrator under the administration agreement, dated as of June 12, 2001 between the administrator and the issuer, will provide the notices and perform on behalf of the issuer other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator with a monthly fee as specified in the prospectus supplement. The transferor is responsible for payment of the administrator's fees, to the extent not paid under the prospectus supplement, and will reimburse the administrator for any of its liabilities and extra out-of-pocket expenses related to its performance under the administration agreement and any other document relating to the issuance of the notes.

                  The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is (302) 651-8856.

                  The transferor will pay the fees of the owner trustee and will reimburse it for particular liabilities and expenses.

                                 THE TRANSFEROR

                  The transferor, HRSI Funding, Inc. II was formed under the laws of the State of Delaware on February 6, 2001 and is a Delaware corporation, all of the common stock in which is held by Household Finance Corporation. The transferor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities incidental to and necessary or convenient for the accomplishment of those purposes. The transferor has its principal office located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-6223).

                                  THE SERVICER

                  The servicer, Household Finance Corporation, was incorporated in Delaware in 1925, as successor to an enterprise which was established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). The servicer is a subsidiary of Household International, Inc.

                  The servicer and its subsidiaries offer a diversified range of financial services consisting primarily of real estate secured loans, auto finance loans, Mastercard* and VISA* credit cards, private label credit cards, tax refund anticipation loans and other types of unsecured loans to consumers in the United States. The business generates its products through its retail branch network, correspondents, direct mail, telemarketing, application displays and Internet applications as well as through dealer relationships and alliance partner referrals. The business also includes purchasing portfolios of open-end and closed-end, secured and unsecured loans.

                  In conjunction with its consumer finance operations and where applicable laws permit, the servicer makes available to customers credit and specialty insurance. This insurance is generally written by or reinsured with one of its insurance affiliates.

                    HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

                  Household Receivables Acquisition Company was incorporated in Delaware on March 21, 1996 and is a subsidiary of Household Finance Corporation. Household Receivables Acquisition Company was organized with the limited purpose to purchase, sell and hold receivables and other accounts. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-6049).

                                 USE OF PROCEEDS

                  The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. The transferor will use those proceeds to pay the receivables seller for receivables transferred to the transferor by the receivables seller under the related receivables purchase agreement and thereupon the receivables seller will pay the bank or other receivables seller the purchase price of the receivables transferred to the receivables seller by the bank and HRSI Funding, Inc. under the related receivables purchase agreement. The bank will use any proceeds received for its general corporate purposes.

                      THE BANK'S CREDIT ACCOUNT ACTIVITIES

                  The private label credit account business is operated through the bank. The business consists of revolving consumer credit account programs established with merchants which have been approved by the bank. Merchants in these programs include retailers of furniture, consumer electronics, recreational vehicles, general merchandise and various other products. A revolving credit account is offered to customers of such merchants. Each credit account is accepted for goods and services of a particular merchant. In addition, check access may be made available to customers of merchants whereby customers may write checks for cash advances and other purchases on their credit accounts.

                  To be approved the merchant program generally must demonstrate the ability to generate sufficient annual retail finance sales to sustain a $75 million receivables portfolio. The merchant's services and/or products should also provide for continuing "add-on" sales. Prior to approval, an investigation of the merchant is made, consisting of analyses of financial statements and a Dun & Bradstreet profile or a Better Business Bureau report as well as other available information. If a merchant is approved for a private label program, the merchant will continue to be evaluated periodically, and may also be reviewed whenever the bank believes the circumstances warrant such review. Such circumstances include pending litigation, portfolio deterioration, excessive customer disputes, suspicion of fraudulent activity, or an adverse change in financial condition.

MERCHANT AGREEMENTS

                  Merchants which are approved and accepted into a private label program enter into a merchant agreement with the bank. Merchant agreements may vary on a merchant-by-merchant basis, and generally may be amended from time to time. Merchants take revolving credit applications from customers and submit them to the bank. The bank issues credit accounts to approved customers and owns the underlying account and all receivables generated thereunder from the time of origination, unless otherwise sold following origination.


----------
                  * MasterCard and VISA are registered trademarks of MasterCard International, Incorporated and VISA USA, Inc., respectively.

                  The merchant agreements generally provide that the bank will fund new purchases on an account only if the bank has authorized such new purchases. Certain merchant agreements also provide that upon termination, the merchant has the option to purchase the receivables generated with respect to its program including receivables in the trust. There can be no assurance, however, that terminations followed by purchases of receivables will not occur in the future, and if a sufficient number of these terminations and purchases occur, early prepayment of receivables may result. In such case, the failure of the bank to provide receivables arising under newly designated additional accounts to replace those purchased by a merchant may result in the commencement of an early amortization period.

                  The merchant agreements typically provide that the bank may chargeback any receivable it acquired if customer disputes occur concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the merchant agreement. The merchant agreements may also provide for chargeback of receivables if there is fraud. In most other cases there is no recourse to the merchant because of the failure of the customer to pay.

                  The merchant agreements generally have terms ranging from one to five years and many of the agreements have renewal clauses which allow the agreement to be renewed for successive one or two year terms until terminated by the bank or the merchant. In addition, the merchant agreements generally provide that either party may terminate the agreement in the event of a breach of the agreement or in the event the merchant becomes insolvent, files bankruptcy, undergoes a change in ownership or has a material adverse change in financial condition.

CUSTOMER AGREEMENTS

                  Each credit line relating to the accounts was issued in accordance with a customer agreement and disclosure statement provided to the customer. Subject to applicable law, the bank has the right to modify or terminate any terms, conditions, services or features provided to customers pursuant to their customer agreement at any time, including the ability to periodically increase or decrease the credit limit established for a customer. The receivables in the trust include amounts advanced by the bank on behalf of customers for purchases of merchandise and services and cash advances in the form of check access for certain merchants.

ACCOUNTS

                  Applications. To open an account, each prospective customer must complete an application, usually obtained from the merchant. The application lists employment information, income and credit experience. The application is submitted electronically from the merchant to the bank for processing. All final credit decisions are made by the bank in accordance with its underwriting guidelines.

                  A proprietary credit system is utilized to determine which applicants should be granted credit and the limit which should be placed upon the credit. Information obtained by the merchant from the applicant is evaluated through credit scoring. Credit scoring, which incorporates information from the credit bureau report of one or more of the independent national credit bureaus, is intended to provide a general indication, based on the information available, of an individual's likelihood to repay his or her obligations. Credit scoring includes the weighing of numerous characteristics within different categories to determine if the applicant will be approved or declined. These categories include inquiries on the account, payment ratings and trade data. The automated credit system includes a credit limit formula driven by both gross income and application score history. The system assigns each applicant a constant number of points which may decrease or increase depending upon the credit data. A minimum score is necessary for automated approval. Applicants not meeting the required minimum score, having a history of bankruptcy, having significant defaults or not passing other criteria are automatically declined.

                  The underwriting policies discussed herein are constantly reviewed and may change over time in accordance with the business judgment of the bank, applicable law and guidelines established by governing regulatory authorities.

BILLING AND PAYMENTS

                  Billing. The accounts are governed by various customer agreements and disclosure statements and have various billing and payment structures, including both fixed and variable annual percentage rates and fees, depending on the type of account and the industry. Each customer agreement provides that the bank may change the terms and conditions of that agreement at any time, including but not limited to those terms pertaining to minimum payments, the rate or amount of finance charges, fees or other charges. Prior written notice generally must be provided to a customer before implementation of any such change to the terms of and conditions of such customer's agreement. In addition, it is a common practice for the bank, in cooperation with merchants, to reduce interest rates or alter payment terms in conjunction with promotions. See "--Minimum Payments". There can be no assurance that the finance charges, fees and other charges discussed herein will remain at current levels in the future.

                  Monthly billing statements for accounts are sent to the customer at the end of each monthly billing cycle, generally within three business days after the cycle date assigned to such account by the servicer. Currently, cycle dates correspond to each calendar day within a month, except for days after the 28th day of the month. The monthly billing statement reflects all purchases, administrative charges (including late charges, returned check charges, and overlimit charges), credit insurance charges and finance charges incurred on the account during the billing cycle or a prior billing cycle and reported to the servicer, all payments or credits applicable to the account and the outstanding balance of the account as of the cycle date.

                  Minimum Payments. Each month, unless a payment holiday is granted by the bank, the customer must, under most of the customer agreements make a minimum payment equal to the greater of (a) $15 to $25 (or, if the new balance is less, the new balance) or (b) 2.25% to 3.00% of the new balance as it appears on the monthly statement plus any past due amounts.

                  Finance Charges. Finance charges are assessed on purchases of merchandise or services. An account may have more than one interest rate applicable to different balances. Finance charges are generally computed as follows: (a) the average daily balance during the billing cycle multiplied by
(b) the daily periodic rate applicable to the account. To obtain the average daily balance, all daily balances for the billing cycle are added together and divided by the number of days in the billing cycle. The daily balance for an account is computed as its beginning balance adjusted for each day by (a) adding new purchases, check access advances, and credit insurance charges (except during a same as cash promotion when credit insurance charges are not included in the average daily balance during the promotion period), as well as any administrative charges and any unpaid finance charges, to the account generally on the day they were incurred and (b) subtracting any payments and credits applied to the account. The daily periodic rate applicable to an account is determined by taking the annual percentage rate for the account as reflected in the customer agreement and dividing it by 365. See "The Accounts -- Composition of Accounts by Finance Charges".

                  If the previous balance has been paid in full, no periodic finance charges will be assessed on purchases for merchandise or services made during a billing cycle provided payment is received for those purchases in full by the due date noted on the billing statement.

                  Accounts may also be assessed administrative fees which may include late fees, returned payment fees and overlimit fees.

                  Application of Payments. Customer payments are applied according to the type of charge and whether they relate to regular or promotional purchases. Payments are generally allocated first to regular purchases in the following order (to the extent such fees are permitted under applicable law): (a) insurance charges, (b) finance charges, (c) late payment fees, (d) returned payment fees, (e) overlimit fee, (f) service fees, (g) current principal balance, and (h) collection fees; and second to promotional purchases in their order of expiration.

                  Promotions. Six basic promotions are offered to merchants and customers, although many merchants do not participate in all types of promotions.

                  - Deferred payment--The customer's payment is deferred for a period of one to 12 months with interest accruing on the account.


                  - Deferred interest--The customer's interest is deferred for a period of one to 24 months with principal payments still being required.

                  - Deferred interest and deferred payment--Both the customer's interest and principal payment are deferred for a specified promotional period.

                  - Same-as-Cash--The customer receives a statement showing interest accruing and the customer is required to make the minimum monthly payment. If the customer pays off the purchase within a specified period, the interest will be waived. If the customer does not pay the purchase off within a specified period, all of the interest accrued will be added to the balance and the customer will receive normal billing from that point on.

                  - Reduced Rate Program--The customer's annual percentage rate ("APR") for a specific purchase is reduced for an established period of time. The customer's finance charge is the sum of the promotional APR on the average daily balance of the promotional purchase and the contract APR on the average daily balance on any nonpromotional purchases. The reduced rate and the length of the reduced rate period will vary based on agreements between the merchant and the bank.

                  - Same as Cash with Deferred Payments --The customer receives a statement showing interest accruing and no payment due for the amount of the purchase that applies to the promotion. If the customer pays off his balance by the end of the promotional period, no finance charges are due. If the customer does not pay his balance before the expiration of the promotional period, finance charges for the entire period will be billed.

                  In-Store Payments. Merchants accept in-store payments on a de minimis basis. When an in-store payment is received, the merchant can either forward the check to the bank or receive a credit on settlements received from the bank.

                  Skip-a-payment. It is not the current policy of the bank to offer qualified customers the option to enjoy a payment holiday (i.e., the opportunity to withhold the remittance of any minimum payment on their account) for one billing cycle. Offers may be made in the future. Monthly periodic finance charges in connection with a payment holiday continue to accrue, and the amount of the next minimum monthly payment is determined as described herein, based on the account balance at the end of the next billing cycle. The effect of a payment holiday will be to decrease the rate of payments of finance charge and administrative receivables and to decrease the rate of payments of principal receivables during the billing cycles for which the offer applies.

COLLECTION OF DELINQUENT ACCOUNTS

                  The subservicer provides collection support for accounts from two regional collections centers in New Castle, Delaware and Chesapeake, Virginia.

                  Collection activity generally commences when an account becomes five days contractually past due. An account's credit limit is frozen when collection activity begins and reduced to zero when it becomes two months delinquent.

                  Delinquent accounts may be restructured (deemed current) if the customer has made one payment equal to 2.25% of the outstanding balance. Once restructured, the account is deemed current; however, the credit limit is zero. In addition, the account may not be restructured again for six months.

                  Accounts are charged-off at nine months contractually delinquent. If a customer has filed or has had filed against him a bankruptcy petition, his account generally is charged-off three months after receiving notice unless the balance is subject to a court approved reaffirmation or redemption payments have been received. Deficiency balances are charged-off within one month of reaffirmation or last redemption payment. For certain accounts, such as those secured by recreational vehicles, repossession activity generally occurs after the account is three months past due. Deficiency balances after repossession are generally charged-off two months after the repossession sale. An account may also be charged-off prior to the expiration of the time periods described above if it has been determined that all amounts which are reasonably expected to be received in respect of such account have been received.

                  The charge-off policies and collection practices discussed herein are constantly reviewed and may change over time in accordance with the business judgment of the bank, the servicer and the receivables seller, and applicable law and guidelines established by governing regulatory authorities.

                              THE TRUST PORTFOLIO

                  The assets of the trust include receivables generated through certain revolving consumer credit accounts, all of which credit accounts are owned by the bank. Some receivables were originated by Beneficial National Bank USA, a national bank acquired by Household Finance Corporation in June 1998. Pursuant to the receivables purchase agreements, HRSI Funding, Inc. and the bank have transferred and assigned to the receivables seller for transfer and assignment to the transferor, for transfer and assignment by the transferor to the trust, all of HRSI Funding, Inc.'s and the bank's right, title and interest in and to the receivables in the trust portfolio. In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

     - all monies due or to become due in payment of these receivables; O all proceeds of these receivables;

     - all proceeds of any credit insurance policies relating to these receivables;

     -    any recoveries allocable to the trust because of these receivables;

     -    any participations and the related collections conveyed to the trust;

     - all monies on deposit in specified accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     - proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes;

     - proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes; and

     -    any other amounts so specified in the prospectus supplement.

                    Receivables in the trust consist of:

     -    principal receivables; and

     -    finance charge and administrative receivables.

                  The trust considers recoveries as collections of finance charge and administrative receivables. In addition, principal receivables include the principal portion of participations, as determined under the terms and provisions of the participation agreements. When the transferor exercises the discount option, a portion of monthly collections of principal receivables will be considered finance charge and administrative collections and principal receivables will be reduced by that amount. See "Description of the Transfer and Servicing Agreement--Discounting" for a description of the manner and characteristics of the discount mechanism.

                  Each party transferring receivables has indicated and, in connection with each future transfer of receivables to the trust, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each party making such transfer, including any additional transferor, has provided or caused to be provided to the owner trustee on the required delivery date computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. No party making such transfer, including any additional transferor, will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any such transferring party are not and will not be segregated from other documents and agreements relating to other credit accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the transferring parties, including any additional transferor, are and will be required to be marked to evidence these transfers. Each of the transferring parties has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors--Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in this prospectus.

                  All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued and secured by assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus and the accompanying prospectus supplement to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

                  Initially, a group of revolving consumer credit accounts were selected from the selected merchant portfolio and designated for inclusion of the receivables arising thereunder in the trust. The selected merchant portfolio means the accounts in the portfolio of the bank related to certain merchants from which the accounts designated to provide the receivables for the trust portfolio were selected. In the future, additional revolving consumer credit accounts may be designated for inclusion of the receivables arising thereunder in the trust as well as participations in lieu of, or in addition to, the designation of additional accounts. Revolving consumer credit accounts initially designated and any future accounts designated for inclusion of the receivables arising thereunder in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables.

                  The transferor has the right, and may be required to, to designate additional accounts for inclusion of the receivables arising thereunder in the trust portfolio, as described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in this prospectus.

                  The transferor also has the right to designate removed accounts with respect to the trust portfolio, as described under "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in this prospectus. If the transferor does so, the trust will reconvey all receivables under the removed accounts, whether existing or to be created, to the transferor.

                  When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, as defined in the related prospectus supplement, the revolving consumer credit accounts designated for inclusion of the receivables arising thereunder in the trust met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus for more information on eligibility criteria for revolving consumer credit accounts and receivables.

                  The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

     -    the amount of principal receivables;

     -    the amount of finance charge and administrative receivables;

     -    the range and average of balances of the accounts;

     -    the range and average of credit limits of the accounts;

     -    delinquency statistics relating to the accounts;

     -    the range and average of ages of the accounts;

     -    composition of accounts by industry; and

     -    the geographic distribution of the accounts.


                            DESCRIPTION OF THE NOTES

                  The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued from the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series.

GENERAL
                  The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge and administrative receivables based on the investor percentage. The investor percentage will be based on the invested amount for a series. References to a series in this prospectus include any subseries of a series.

                  Each series of notes may consist of one or more classes, one or more of which may be senior notes and/or one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     -    note rating;

     -    availability and amount of enhancement;

     -    priority of entitled payments;

     -    amounts allocated to interest and principal payments;

     -    interest rate; and

     -    maturity date.

                  Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

                  The transferor initially will own the transferor interest. The holder of the transferor interest, subject to limitations, will have the right to the transferor percentage of all customer payments from the receivables in the trust. The transferor interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement, and, at the discretion of the transferor, the transferor interest may be held either in an uncertificated form or in the form of a transferor certificate. See "Description of the Transfer and Servicing Agreement--Matters Regarding the Servicer and the Transferor" in this prospectus.

                  During the revolving period, the invested amount of a series will remain constant except under limited circumstances. See "--Defaulted Amount; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the transferor interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the invested amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the invested amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The transferor interest may also be reduced as the result of new issuances. See "--New Issuances" in this prospectus.

                  If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a customer, or because that principal receivable was created in respect of merchandise which was refused or returned by a customer, then the transferor interest will be reduced by the amount of the adjustment. In addition, the transferor interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

NOTE RATINGS

                  Any rating of the notes by a rating agency will indicate:

     - its view on the likelihood that noteholders will receive required interest and principal payments; and

     - its evaluation of the receivables and the availability of any credit enhancement for the notes.

                  Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;

     -    the likelihood that an amortization event will occur;

     - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     -    the marketability of the notes;

     -    the market price of the notes; or

     -    whether the notes are an appropriate investment for any purchaser.

                  A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

                  The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by the transferor.

BOOK-ENTRY REGISTRATION

                  Generally, notes offered through the prospectus and the accompanying prospectus supplement:

     -    will be represented by notes registered in the name of a DTC nominee;

     - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     -    will be available for purchase in book-entry form only.

                  The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

                  DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

                  The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

                  Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

                  The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

                  You may hold your notes through DTC in the U.S., Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

                  Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

                  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates or notes. Participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                  Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

                  Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during the subsequent securities settlement processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

                  Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

                  Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

                  DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take those actions with respect to specified percentages of the invested amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

                  Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 40 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has over 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a customer of Clearstream.

                  Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

                  The Euroclear operator is Euroclear Bank S.A./N.V., a bank organized under the laws of Belgium. It is regulated and examined by the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates or notes to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

                  Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions with respect to notes held through Clearstream or Euroclear will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

                  Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE NOTES

                  The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

     - the administrator advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a given class of notes, and the administrator is unable to locate and reach an agreement on satisfactory terms with a qualified successor;

     - the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     - after the occurrence of a servicer default or an event of default, beneficial owners of a class representing more than 50% of the outstanding principal amount of that class of notes advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the note owners of that class of notes.

                  If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for reregistration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

                  Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether definitive notes or the notes registered in the name of Cede & Co. representing the notes, however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

                  Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

NEW ISSUANCES

                  The indenture provides that, under any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the transferor, the servicer, the indenture trustee or the trust are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any applicable rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                  Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. The transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is expected to occur.

                  The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

                  (1) an indenture supplement specifying the principal terms of the new series;

                  (2)      a tax opinion;

                  (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

                  (4) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;

                  (5) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect; and

                  (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceeds the required minimum principal balance.

                  To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

FUNDING PERIOD

                  For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial invested amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period.

                  During the funding period, the portion of the series amount not invested in receivables will be maintained in a pre-funding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The invested amount for that series will increase as new receivables are transferred to the trust or as the invested amounts of other outstanding series are reduced. The invested amount may decrease due to charge-offs allocated to the series.

                  During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the invested amount increases. If the invested amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

                  If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the indenture trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the funding period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as finance charge and administrative collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.

                  The prospectus supplement for a series with a funding period will set forth:

     -    the series' initial invested amount;

     -    the series' full invested amount;

     - the date on which the series' invested amount is expected to equal the full invested amount;

     - the date by which the funding period will end; provided that the funding period will not exceed one year; and

     - what other events, if any, will occur if the end of the funding period is reached before the full invested amount is funded.

PAIRED SERIES

                  The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the invested amount of the previously issued series results in a corresponding increase in the invested amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

                  If an amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the investor percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its investor percentage. For a discussion of these factors, see "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Description of Series Provisions--Principal Payments--Controlled Accumulation Period" and "--Early Amortization Period" in the accompanying prospectus supplement.

INTEREST PAYMENTS

                  For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the applicable distribution dates.

                  Interest payments or deposits on any distribution date will be funded from:

     - collections of finance charge and administrative receivables allocated to the invested amount during the preceding due period or periods;

     - any credit enhancement, to the extent described in the accompanying prospectus supplement;

     - any derivative counterparty, to the extent described in the accompanying prospectus supplement; and

     -    other amounts specified in the prospectus supplement.

                  If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

                  Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

PRINCIPAL PAYMENTS

                  Generally, each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

                  Principal payments for any series or the related class will be funded from collections of principal receivables and other trust assets received during the related due period or periods as specified in the accompanying prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group, subject to the consent of the noteholders of a series or class representing a majority of the outstanding principal amount of the notes of that series or class.

                  Principal will accumulate in a principal funding account if your series features a controlled accumulation period or an early accumulation period and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during a controlled accumulation period, on each distribution date an amount of principal, up to the amount specified, will be set aside in a principal funding account. If an amortization event occurs and your series features an early accumulation period after that amortization event, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to you on the date specified in the prospectus supplement for your class or series, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

                  Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

                  If your series features a controlled amortization period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement. Your class of notes might also begin to pay the full amount of available principal owed to you if the accompanying prospectus supplement specifies that your class will begin early amortization and an amortization event occurs.

                  If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The accompanying prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

                  We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates generally depend on collections of principal receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the selected merchant portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any amortization event may substantially shorten the average life of your notes.

CREDIT ENHANCEMENT

General

                  For any series, credit enhancement may be provided by one or more of the related classes or one or more other series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series or one or more other series, overcollateralization, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or series to the extent described in that accompanying prospectus supplement.

                  Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

                  If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     -    the amount payable under that credit enhancement;

     -    any conditions to payment not described here;

     - the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     - any material provision of any agreement relating to that credit enhancement.

                  Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

     -    a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

                  If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of specified amortization events with respect to that series. In this event, the credit enhancement provider will have an interest, called a collateral invested amount, in specified cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

                  If so specified in the accompanying prospectus supplement, a series or one or more classes of any particular series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

                     The accompanying prospectus supplement will also set forth information concerning:

     - the amount of subordination of a series or a class or classes of subordinated notes within a series;

     -    the circumstances in which that subordination will be applicable;

     - the manner, if any, in which the amount of subordination will decrease over time; and

     - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.

                  If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for another series or another class in that series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Overcollateralization

                  If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a subordinated interest, which may be held by the transferor, in receivables collateral not allocable to other series or evidenced by the transferor certificate. The rights of the holders of this overcollateralization interest to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right or priority to the rights of holders of senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty or Account

                  If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Spread Account

                  If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

                  If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

Letter of Credit

                  If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the L/C bank, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

                  The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial invested amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Surety Bond or Insurance Policy

                  If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

                  If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest and/or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

AMORTIZATION EVENTS

                  Unless otherwise specified in the accompanying prospectus supplement, an "amortization event" refers to any of the following events:

                  (1) the occurrence of an insolvency event as defined in the transfer and servicing agreement relating to the transferor or, unless the rating agency condition is satisfied with respect to the deletion of the bank, the receivables seller or other account owner the occurrence of an insolvency event relating to the bank, the receivables seller or other account owner;

                  (2) the transferor is unable to transfer receivables to the trust;

                  (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (4) such other events as are set forth in the prospectus supplement.

                  Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless an amortization event occurs prior to that date. An amortization event may occur with respect to any series upon the occurrence of any other event specified above or in the accompanying prospectus supplement.

                  The early amortization period (or, if so specified in the accompanying prospectus supplement, the early accumulation period) will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early amortization period (or, if so specified in the accompanying prospectus supplement, the early accumulation period) will begin on the day an amortization event is deemed to have occurred. If, because of the occurrence of an amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

                  In addition to the consequences of an amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to this event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "--Interest Payments," "--Principal Payments" and in the accompanying prospectus supplement.

                  If the only amortization event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors" in this prospectus.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

                  Unless otherwise provided for in the related prospectus supplement, for each series, the transferor has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series, excluding any portion of a class of notes held by the transferor or an affiliate, is 10% or less of the initial principal amount of that series if conditions set forth in the related indenture supplement are met. The repurchase price will equal:

                  (1) the outstanding principal amount of the notes of that series, plus

                  (2) any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

                  Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

                  For any series of notes, the related prospectus supplement may specify different conditions to the transferor's repurchase option and a different method for determining the repurchase price; provided, that:

     - the repurchase price of a series of notes will never be less than the outstanding principal amount of the notes of that series and accrued and unpaid interest through the repurchase date; and

     - the transferor may only exercise its repurchase option if noteholders will receive an amount equal to the outstanding principal amount of their notes together with accrued and unpaid interest thereon through the repurchase date.

                  The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the series final maturity date. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.

                  Unless the servicer and the holder of the transferor interest instruct the indenture trustee otherwise, the trust will terminate on the trust termination date. Upon the termination of the trust and the surrender of the transferor certificate, the indenture trustee will convey to the holder of the transferor certificate all right, title and interest of the trust in and to the receivables and other funds of the trust. Upon termination of the trust, the trust or noteholders as sellers of the trust receivables back to the holder of the transferor certificate will not retain any direct or indirect liability to the holder of the transferor certificate with respect to those receivables.

DEFEASANCE

                  If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee:

     - a statement from a firm of nationally recognized independent public accountants, who may also render other services to the transferor, to the effect that the deposit is sufficient to make all the payments specified above;

     - an officer's certificate stating that the transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an event of default or an amortization event with respect to any series;

     - written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     -    an opinion of counsel to the effect that:

          (1) for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

          (2) the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (3) in the event of a bankruptcy of the transferor, the deposit will not be viewed as property of the transferor's bankruptcy estate.

REPORTS TO NOTEHOLDERS

                  Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

                  Periodic information to noteholders generally will include:

     -    the total amount distributed;

     -    the amount of principal and interest available for distribution;

     - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

     - collections of principal receivables and finance charge and administrative receivables allocated to the series;

     -    the aggregate investor default amount allocated to the series;

     - investor charge-offs for the series and any reimbursements of previous investor charge-offs;

     -    the monthly servicing fee for that series;

     - the aggregate amount of principal receivables, the outstanding principal amount of the notes and the outstanding principal amount of the notes as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

     -    the invested amount and the adjusted invested amount for that series;

     - the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

     - the base rate and the series portfolio yield, each as defined in the accompanying prospectus supplement, for the series;

     - the aggregate outstanding balance of accounts broken out by delinquency status; and

     -    the pool factor.

                  In addition, with respect to a series that incorporates a funding period, as described under "Description of the Notes--Funding Period" periodic information to noteholders will include:

     - the series' initial invested amount, the series' full invested amount, and the series' current invested amount; and

     -    the amount on deposit in the pre-funding account.

                  By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

                  In addition, noteholders will receive reports with information regarding the indenture trustee. See "Description of the Indenture--Indenture Trustee's Annual Report" in this prospectus.

INVESTOR PERCENTAGE, TRANSFEROR PERCENTAGE AND CREDIT ENHANCEMENT PERCENTAGE

                  The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted amounts among:

          (1)  each series issued and outstanding;

          (2)  the transferor interest; and

          (3) if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective investor percentages for each series, the transferor percentage and, where applicable, the credit enhancement percentage. The related prospectus supplements will set forth how these percentages are calculated.

GROUPS

General

                  The notes of a series may be included in one or more groups of series that share specified collections of finance charge and administrative receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

Excess Finance Charge Sharing Group

                  If a series is identified in the prospectus supplement for that series as included in an excess finance charge sharing group, collections of finance charge and administrative receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of finance charge and administrative receivables than allocated through its investor percentage, it will have access to all of these shared excess finance charge and administrative collections from other series in its group. If two or more series require more collections of finance charge and administrative receivables, excess finance charge and administrative collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements. Other series issued in the future may also be included in that excess finance charge sharing group.

Reallocation Group

                  If a series is identified in the prospectus supplement for that series as included in a reallocation group, collections of finance charge and administrative receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for specified required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of collections of finance charge and administrative receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." The prospectus supplement with respect to a series offered hereby will specify whether that series will be included in a reallocation group or another type of group and whether any previously issued series have been included in that group. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a reallocation group. Other series issued in the future may also be included in that reallocation group.

Shared Enhancement Group

                  If a series is identified in the prospectus supplement for that series as included in a shared enhancement group, that series may share collections of finance charge and administrative receivables and other amounts and share in the same credit enhancement for each series in that group. Any issuance of a new series in a shared enhancement group may reduce or increase the amount of collections of finance charge and administrative receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." Sharing may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in different series in that group. In addition, if specified in its prospectus supplement a series may consist of one or more classes of notes issued in one or more subseries. All subseries of that series would share collections of finance charge and administrative receivables and other amounts and share in the same credit enhancement for that series. Other series issued in the future may also be included in that shared enhancement group.

Principal Sharing Group

                  If a series is identified in the prospectus supplement for that series as included in a principal sharing group, to the extent that principal allocated to that series is in excess of the amount needed for deposit or distribution for that series, this excess amount will be available to make principal payments or deposits required by other series, if any, in the same principal sharing group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the invested amount for the series from which collections were shared will not be reduced. Other series issued in the future may also be included in that principal sharing group.

SHARED TRANSFEROR PRINCIPAL COLLECTIONS

                  If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferor interest may be available to make principal payments or deposits required by noteholders of one or more series so long as there are no initial adverse regulatory consequences. These shared transferor principal collections will be limited to those series identified in the prospectus supplements as being entitled to receive shared transferor principal collections. If two or more series require more collections of principal receivables, transferor principal collections will be shared among the series in the manner and priority set forth in the related prospectus supplements. Other series issued in the future may also be entitled to receive shared transferor principal collections. The transferor may cease to share transfer principal collections if, at any time, adverse regulatory consequences occur.

TRUST BANK ACCOUNTS

                  The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account, which shall be a qualified account. The servicer will also establish and maintain in the name of the indenture trustee, a special funding account, which also is required to be a qualified account. Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in eligible investments.

                  The paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

APPLICATION OF COLLECTIONS

                  Except in the circumstance described in this section, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties. However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

                  (1) Household Finance Corporation remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch;

                  (2) (a) Household Finance Corporation remains the servicer under the transfer and servicing agreement;

                      (b) no amortization event, reinvestment event or event of default has occurred;

                      (c) The parent of Household Finance Corporation maintains a commercial paper rating of not less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch; and

                      (d) in the event of a material change in the financial relationship between Household Finance Corporation and its parent:

                            (i) Household Finance Corporation notifies each
                     rating agency; and

                            (ii) written confirmation is received from each
                     rating agency that the material change will not result in a reduction or withdrawal of its rating of any outstanding series or class;

                  (3) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class.

                  The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

                   Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

          (1) the transferor percentage of collections of finance charge and administrative receivables in the trust portfolio will be paid to the holder of the transferor certificate in accordance with the trust agreement,

          (2) collections of principal receivables in the trust portfolio allocable to the holder of the transferor certificate will be:

               (a) paid to the holder of the transferor certificate in accordance with the trust agreement only if the transferor interest exceeds zero and those collections are not required to be used as shared transferor principal collections;

               (b)  deposited in the special funding account; or

               (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared transferor principal collections;

          (3) for each series, the relevant investor percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

          (4) if the series is in its revolving period, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series will be:

               (a) paid to the holder of the transferor certificate in accordance with the trust agreement only if the transferor interest is greater than the required transferor amount and those collections are not required to be used as shared principal collections;

               (b)  deposited in the special funding account; or

               (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared principal collections;

          (5) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holder of the transferor certificate in accordance with the trust agreement, subject to the limitations described in clause (2)(a) above; and

          (6) if the series is in its early amortization period, the applicable investor percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

                  In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

                  Any amounts collected in respect of principal receivables and not paid to the holder of the transferor certificate in accordance with the trust agreement because the transferor interest is less than the required transferor amount as described in paragraph (2) above, together with any adjustment payments, will be paid to and held in the special funding account and paid to the holder of the transferor certificate in accordance with the trust agreement if, and only to the extent that, the transferor interest is greater than the required transferor amount. If an amortization period or accumulation period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

                  If the servicer determines, based upon the yield of special funding account investments during the previous due period, that by decreasing the amount on deposit in the special funding account, any outstanding series which permits the partial amortization of the principal balance of its notes may be prevented from experiencing an amortization event based upon insufficiency of yield, the servicer will on the next distribution date instruct the indenture trustee to apply funds on deposit in the special funding account as partial amortization sfa amounts to that series, and if more than one series, to each on a pro rata basis according to each invested amount, in an amount such that the special funding account is reduced to an amount which, based on the then current investment yield, would not cause a yield insufficiency amortization event for any series then outstanding.

DEFAULTED AMOUNT; INVESTOR CHARGE-OFFS

                  Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the determination date, the servicer will calculate the aggregate investor default amount for the preceding due period, which will be equal to the aggregate amount of the investor percentage of defaulted amounts. If so provided in the accompanying prospectus supplement, an amount equal to the investor default amount for any due period may be paid from collections of finance charge and administrative receivables allocable to that series and other amounts specified in the accompanying prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the transferor interest, as appropriate.

                  With respect to each series of notes, the invested amount with respect to that series will be reduced by investor charge-offs. Investor charge-offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, the investor default amount and any other fees specified in the accompanying prospectus supplement which are payable on that date. This reimbursement of investor charge-offs will result in an increase in the invested amount with respect to that series.

                          DESCRIPTION OF THE INDENTURE

                  The following summarizes the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

                  With respect to the notes of any series, "events of default" under the indenture will be any of the following:

                  (1) the trust fails to pay principal when it becomes due and payable for that series of notes on the series final maturity date;

                  (2) the trust fails to pay interest on the notes when it becomes due and payable and the default continues for a period of 35 days;

                  (3) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust in an involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the trust or ordering the winding-up or liquidation of the trust's affairs, and such decree or order remains unstayed and in effect for 60 or more consecutive days;

                  (4) the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the trust to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the trust, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay, or the admission in writing by the trust of its inability to pay, its debts as they become due, or the taking of action by the trust in furtherance of any of the foregoing;

                  (5) the trust fails to observe or perform covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after written notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series; or

                  (6) any other events of default described in the accompanying prospectus supplement.

                  Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

                  An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

                  If an event of default, other than with respect to clauses (3) and (4) above, should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount of the notes of that series. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, all notes will become immediately due and payable. Upon such declaration or such occurrence, as applicable, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, with respect to the affected series will terminate and an early amortization period will commence.

                  Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

                  After acceleration of a series of notes, collections of principal receivables and finance charge and administrative receivables allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of the notes. Funds in the collection account and other accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

                  Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

                  In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated series of notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

          (1) the noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

          (2) the noteholders give the indenture trustee written notice of a continuing event of default;

          (3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

          (4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

          (5) the indenture trustee has not received during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal amount of the notes of that series a direction inconsistent with the request;

provided, however, you may at any time, institute a proceeding to enforce your right to receive all amounts of principal and interest due and owing to you under your note.

                  If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

                  Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

      - may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

      - may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

      - may, at its own election or at the direction of noteholders holding more than 50% of the outstanding principal amount of the accelerated series of notes, excluding any portion of a class of notes held by the transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series notes plus the related finance charge and administrative receivables to a third party, but only if it determines that the proceeds of the sale of principal receivables will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

      - must, at the direction of noteholders holding more than 662/3% of the outstanding principal amount of each class of notes of the accelerated series, excluding any portion of a class of notes held by the transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes regardless of the sufficiency of proceeds thereof, by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated notes plus the related finance charge and administrative receivables to a third party.

                  Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series and the application of the proceeds of that sale to that series and the application of the amounts then held in the collection account, the special funding account and any series accounts for that series and any amounts available under the series enhancement for that series, that series will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series under the indenture and the notes of that series will no longer be outstanding.

                  None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the receivables seller, the bank, HRSI Funding, Inc., nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent non-recourse obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the bank or any other person or entity.

MATERIAL COVENANTS

                  The indenture provides that the trust may not consolidate with or merge into another entity, unless:

      - the entity formed by or surviving the consolidation or merger, is organized under the laws of the United States, any state of the United States or the District of Columbia;

      - the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

      - the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

      - no amortization event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;

      - the rating agency condition has been satisfied with respect to the transaction;

      - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal income tax consequence to any noteholder;

      - any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

      - the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

                  The trust will not, among other things:

      - except as expressly permitted by the indenture, the transfer and servicing agreement, the receivable purchase agreements, the trust agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

      - claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

      -   voluntarily dissolve or liquidate in whole or in part; or

      - permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

                  The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

MODIFICATION OF THE INDENTURE

                  The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

      - to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

      - to reflect the agreement of another person to assume the role of the trust;

      - to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

      -   to transfer or pledge any property to the indenture trustee;

      - to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

      - to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

      - to permit the issuance of one or more new series of notes in accordance with the indenture; or

      - to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

                  The trust and the indenture trustee may also, without the consent of any noteholders and without prior notice to each rating agency, enter into one or more supplemental indentures in order to:

      - cure any ambiguity, correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

      - make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

      - qualify for sale treatment under generally accepted accounting principles;

      - in each case, upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an adverse effect.

                  The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

      - receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class;

      - receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an adverse effect; and

      -   receipt of a tax opinion.

                  The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

      - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

      - receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

      - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

                  The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

      - change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

      - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

      - reduce the percentage which constitutes a majority of the outstanding principal amount of the notes of any series, whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

      - reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

      - decrease the percentage of the outstanding principal amount of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

      - modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the bank, any other account owner or any of their affiliates; or

      - permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

                  The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 66 2/3% of the outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

                  The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

                  The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

                  Upon the issuance of definitive notes, 10% or more of the holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

                  The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the outstanding notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the outstanding notes.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

                  The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or appoints a receiver. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for that series.

               DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

GENERAL
                  On the initial closing date the transferor will transfer the receivables to the issuer under the transfer and servicing agreement. In the transfer and servicing agreement, Household Finance Corporation will agree to service the receivables for the trust through its affiliate, Household Corporation acting as subservicer. The following summarizes the material terms of the transfer and servicing agreement. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

                  When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

Regarding No Adverse Selection and Compliance

      - no selection procedures believed by the transferor to be materially adverse to the interests of the noteholders have been used in selecting accounts relating to such receivables; and

      - all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

                  If certain representations or warranties relating to receivables made by the transferor are later found to be materially incorrect when made, and:

      - continue to be materially incorrect for at least 60 days after the earlier to occur of the discovery thereof by the transferor or the receipt of written notice thereof by the transferor given by the owner trustee, the indenture trustee or the servicer; and

      -   such breach has a material adverse effect on any receivable,

then the transferor will accept reassignment of all receivables so affected, which is the sole remedy available to noteholders.

Regarding Enforceability

                  The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

      - as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

      - the transfer and servicing agreement and each other document to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

      - the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

                  In the event:

      - any representation or warranty described immediately above is breached; and

      - as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer, and to the owner trustee and indenture trustee if given by the noteholders, directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

      - within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

      - on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

                  Reassignment of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

Regarding the Accounts and the Receivables

                  The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts designated and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once designated to the trust.

                  The transferor also represents that each receivable in the trust portfolio is an eligible receivable when created. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

                  The transferor will accept reassignment of an ineligible receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the transferor interest. If this would reduce the transferor interest below the required transferor amount, the transferor will make a cash deposit in the trust's special funding account in the amount by which the transferor interest would have been reduced below the required transferor amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

Additional Representations and Warranties in the Prospectus Supplement

                  The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

ADDITIONAL TRANSFERORS

                  The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional ownership interest in the transferor amount. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the transferor certificate without noteholder consent upon:

      - delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

      - receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

ELIGIBLE ACCOUNTS

                  An "eligible account" means, with respect to the initial accounts, the initial cut-off date, or with respect to additional accounts, the related additional cut-off date, each revolving consumer credit account owned by the bank or other account owner:

      - which was in existence and maintained by the bank or other account owner, as applicable;

      -   which is payable in United States dollars;

      - the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 1% of the revolving consumer credit accounts (calculated by number of accounts) may have account obligors who have provided as their billing addresses, addresses located outside of such jurisdictions;

      - except for certain zero balance accounts which has an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

      - which has not been classified as an account with respect to which the related card, if any, has been lost or stolen or the related account number has been stolen;

      - which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or to HRSI Funding, Inc. II under a receivables purchase agreement;

      - which, with respect to the initial accounts, is an account in existence and maintained by the bank or other account owner as of the initial cut-off date or with respect to additional accounts, the related additional cutoff date;

      -   which does not have any receivables that are defaulted receivables;
          and

      - which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any related credit account, if any, or related account number.

                  Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

ELIGIBLE RECEIVABLES

                  With respect to each series of notes, an "eligible receivable" means each receivable:

      -   which has arisen in an eligible account;

      - which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit agreement which complies in all material respects with all requirements of law applicable to the bank or other account owner, as applicable;

      - with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the bank or other account owner or receivables seller, as applicable, of the related credit agreement have been duly obtained or given and are in full force and effect;

      - as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which the transferor is contesting;

      - which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable, including any proceeds of the receivable, or the grant of a first priority perfected security interest in the receivable, and in the proceeds of the receivable, effective until the termination of the trust;

      - which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

      - which, at the time of transfer to the trust, has not been waived or modified except as permitted under the policies and procedures, as amended from time to time, of the bank or other account owner or receivables seller, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving consumer credit accounts;

      - which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense, including defenses arising out of violations of usury laws, of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

      - which, at the time of transfer to the trust, the bank or other account owner or receivables seller, as applicable, has satisfied all of its obligations required to be satisfied by that time;

      - which, at the time of transfer to the trust, none of the transferor, the bank or any other account owner or receivables seller, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

      - which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of those receivables.

ADDITION OF TRUST ASSETS

                  As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as the source for receivables for the trust. The additional accounts will consist of either aggregate addition accounts or new accounts. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

                  Each additional account will be selectively or randomly chosen from eligible accounts in the bank's or other account owner's portfolio of revolving consumer credit accounts. These additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the bank or other account owner, as applicable, using credit criteria different from those which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as applicable, from an institution which may have had different credit criteria.

                  The transferor is also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under revolving consumer credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

                  Any participation interests to be included as trust assets or any eligible accounts, other than new accounts, designated to be included as accounts after the initial selection date, are collectively referred to as an aggregate addition.

                  When the transferor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:

      - with respect to any aggregate addition, notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

      - delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the trust;

      - delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

      - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

          (1) as of the addition date, each additional account is an eligible account;

          (2) the transferor has deposited into the collection account any collections relating to additional accounts or participation interests;

          (3) in circumstances where the transferor is not required to designate aggregate additional accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall not have withdrawn or downgraded any rating of any series they rated;

          (4) as of the addition date, none of the bank, or any other account owner or receivables seller, or the transferor is insolvent and the transfer of the receivables was not made in contemplation of insolvency;

          (5) in the transferor's reasonable belief, adding the receivables in aggregate addition accounts or participations will not have an adverse effect;

      - delivery on the required delivery date of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust; and

      - in circumstances where the transferor, in its discretion, designates aggregate addition accounts to be included as the source for receivables for the trust or adds participations to the trust, written confirmation from each rating agency that the aggregate addition will not result in the reduction or withdrawal of its rating of any outstanding series or class.

                  In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

REMOVAL OF TRUST ASSETS

                  The transferor has the right to designate zero balance accounts, specific terminated merchant accounts and randomly chosen accounts and to require the indenture trustee to transfer all receivables in such accounts back to the transferor, whether the receivables already exist or arise after the designation. As long as the removal satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of higher credit quality than the accounts that were not so designated. The removal of receivables arising under removed accounts from the trust will reduce the transferor interest. The transferor's rights to removal are subject to satisfaction of several conditions, including:

      - written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

      - delivery to the owner trustee for execution a written reassignment of receivables in the removed accounts;

      - delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

      - written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

      - delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

          (1)  the removal will not have an adverse effect; and

          (2) the accounts to be removed were not chosen through a selection process believed to be materially adverse to the interests of the noteholders; and

      - any other conditions specified in the accompanying prospectus supplement.

                  The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the removed accounts are zero balance accounts or the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its merchant agreement with the bank or other account owner, as applicable.

                  In addition, any receivable that becomes a defaulted receivable will be automatically removed from the trust and will be transferred to the transferor without any further action or consideration by the indenture trustee, provided that recoveries with respect to those accounts will be applied as collections of finance charge and administrative receivables.

                  In the event a merchant agreement is terminated, the merchant may have the right to remove receivables from the trust and the rate at which new receivables are generated in the trust may decline significantly. If the bank does not designate additional accounts an early amortization period could commence.

DISCOUNTING

                  The transferor will initially reclassify a percentage, called the discount percentage, of principal receivables in the trust portfolio as finance charge and administrative receivables. The transferor may use the discount option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Discounting will result in a larger amount of collections of finance charge and administrative receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that an amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

                  Collections of discounted receivables will be considered collections of finance charge and administrative receivables in the trust portfolio and allocated with all other collections of finance charge and administrative receivables in the trust portfolio.

                  The transferor may increase, reduce or withdraw the discount percentage, at any time and from time to time, on and after a discount date. To increase, reduce or withdraw the discount percentage, the transferor must satisfy the conditions in the transfer and servicing agreement, including:

          (1) receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an adverse effect; and

          (2)  the satisfaction of the rating agency condition;

provided, however, the discount percentage will be reduced or withdrawn on the date on which the transferor delivers to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the continued discounting of principal receivables would have an adverse regulatory implication for the transferor, receivables seller, bank or other account owner.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                  For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing revolving consumer credit receivables comparable to the receivables.

                  The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge and administrative receivables allocated to the series. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the transferor interest.

MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

                  The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

      - upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

      - upon assumption of its obligations and duties by one of its affiliates that is a wholly owned subsidiary of Household International, Inc. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

                  If within 120 days of the determination that the servicer is no longer permitted to act as servicer and the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

                  The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. Household Finance Corporation is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees its affiliates performance.

                  The servicer will indemnify the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer or the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

                  Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

                  Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

                  The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a supplemental certificate. The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

      - notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

      - delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

      - written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

      - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;

      - delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

      - the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the required minimum principal balance on the date of the exchange.

                  No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

                  The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

      - execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

      - in the case of a succession relating to the transferor, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

      - in the case of a succession relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency, and that the successor is eligible to act as servicer.

SERVICER DEFAULT

                  The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

                  A "servicer default" includes each of the following:

          (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding 5 business days;

          (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

               (a)  has an adverse effect; and

               (b) continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

          (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:

               (a)  has an adverse effect; and

               (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of all series affected;

          (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

          (5) any other event specified in the accompanying prospectus supplement.

                  A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

                  If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

                  The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

                  In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

EVIDENCE OF COMPLIANCE

                  The transfer and servicing agreement provides that on or before March 31 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

     - the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

                  The transfer and servicing agreement also provides that by March 31 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has performed its obligations in all material respects under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

ASSUMPTION OF TRANSFEROR'S OBLIGATIONS

                  A transferor may, from time to time, transfer all or a portion of its right, title and interest in and to the receivables and/or its interest in the transferor certificate, collectively referred to as the assigned assets, together with all servicing functions, if any, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, collectively referred to as, the assumed obligations, to another entity, called the assuming entity, which may be an entity that is not affiliated with the transferor. In the transfer and servicing agreement, each transferor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if the following conditions, among others, are satisfied:

          (1) the assuming entity, that transferor and the trustee shall have entered into and delivered to the trustee an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer the transferor amount in the receivables arising under the accounts and the receivables arising under any additional accounts to the trust;

          (2) all UCC filings required to perfect the interest of the indenture trustee in the receivables arising under those accounts shall have been duly made and copies of all UCC filings shall have been delivered by each transferor to the indenture trustee;

          (3) if the assuming entity shall be eligible to be a debtor in a case under the bankruptcy code, that transferor shall have delivered to the rating agencies, with a copy to the servicer and the owner trustee, notice of the transfer and assumption, and that each rating agency that has rated an outstanding series of notes confirm in writing that the transfer will not result in a reduction or withdrawal of its rating of any class of any outstanding series of notes and a copy of this written confirmation will be delivered to the owner trustee and indenture trustee or, if the assuming entity shall not be eligible to be a debtor under the bankruptcy code, that transferor shall have delivered to the rating agencies notice of the transfer and assumption and this notice will be delivered to the owner trustee and indenture trustee;

          (4) the trustee shall have received an opinion of counsel to the effect that:

               (a) the transfer of the receivables by the assuming entity shall constitute either a sale of, or the granting of a security interest in, the receivables by the assuming entity to the trust,

               (b) the condition specified in clause (2) shall have been satisfied, and

               (c) if the assuming entity shall be subject to the FDIA, the interest of the trust in the receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the assuming entity; and

          (5) the owner trustee shall have received a tax opinion regarding the United States federal income tax consequences of the acquisition, holding and disposition of the notes.

                  The transfer and servicing agreement provides that the transferor, the assuming entity and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any outstanding notes, provided that such amendment would not cause any adverse effect. After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes hereof, and that transferor will have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose prior to that transfer.

AMENDMENTS

                  The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

     - the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have an adverse effect; and

     - written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

                  The transfer and servicing agreement may also be amended by the servicer, the transferor and the owner trustee, without the consent of any noteholders and without prior notice to each rating agency, in order to

     - cure any ambiguity, correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement;

     - make any other provisions with respect to matters or questions arising under the transfer and servicing agreement; and

     - qualify for sale treatment under generally accepted accounting principles;

in each case, upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an adverse effect, and in addition with respect to the third bullet point, upon the delivery of a tax opinion to the indenture trustee.

                  The transfer and servicing agreement will also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to

          (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and

          (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

               (a) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

               (b) receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

               (c) the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

                  The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

                  The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

          (1)  reduces the amount of, or delays the timing of:

               (a) any distributions to be made to noteholders of any series, changes in amortization events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

               (b)  deposits of amounts to be distributed; or

               (c) the amount available under any series enhancement, without the consent of each affected noteholder;

          (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

          (3) reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

          (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of each affected series or class.

     DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT BETWEEN THE BANK AND
                             THE RECEIVABLES SELLER

                  The following summarizes the material terms of the receivables purchase agreement by and between the bank and the receivables seller. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

                  Under this receivables purchase agreement, the bank sold, and, in the future may sell to the receivables seller all of its right, title and interest in and to (a) all of the receivables (i) arising on and after the closing date in the initial accounts, and (ii) in additional accounts as of their date of designation for the inclusion of the related receivables in the trust and (b) recoveries allocable to those receivables and other property.

                  In connection with the sale of receivables to the receivables seller, the bank will indicate in its computer files that those receivables have been sold to the receivables seller and that those receivables will be sold or transferred by the receivables seller to the transferor and by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the bank from other records and agreements relating to other credit accounts and receivables. The bank and the receivables seller will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the receivables seller in those receivables. See "Risk Factors--Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in this prospectus.

REPRESENTATIONS AND WARRANTIES

                  In this receivables purchase agreement, the bank represents and warrants to the receivables seller to the effect that, among other things, as of the date of this receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by this receivables purchase agreement. In this receivables purchase agreement, the bank additionally represents and warrants that as of the closing date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in this receivables purchase agreement which results in the requirement that the receivables seller accept retransfer of an ineligible receivable under the receivables purchase agreement by and between the receivables seller and the transferor, then the bank will repurchase that ineligible receivable from the receivables seller on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charge and administrative receivables.

                  The bank also represents and warrants to the receivables seller in this receivables purchase agreement that, among other things, as of the date of this receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts this receivables purchase agreement constitutes a valid and binding obligation of the bank, and this receivables purchase agreement constitutes a valid sale to the receivables seller of all right, title and interest of the bank in and to the receivables arising on and after the closing date for the initial accounts and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts to the trust portfolio and in the proceeds of the trust portfolio. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the receivables seller under the receivables purchase agreement between the receivables seller and the transferor to accept retransfer of the receivables, the bank will repurchase the receivables retransferred to the receivables seller for an amount of cash at least equal to the amount of cash the receivables seller is required to deposit under the receivables purchase agreement between the receivables seller and the transferor in connection with the retransfer.

AMENDMENTS

                  This receivables purchase agreement may be amended by the receivables seller and the bank without the consent of the noteholders:

          (1)  to cure any ambiguity,

          (2) to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or in any conveyance paper,

          (3) to add any other provisions with respect to matters or questions arising thereunder or any conveyance papers which shall not be inconsistent with the provisions of this receivables purchase agreement or any conveyance papers,

          (4)  to change or modify the purchase price of the receivables, and

          (5) to change, modify, delete or add any other obligation of the bank or the receivables seller; provided that no amendment pursuant to this clause (5) will be effective unless the rating agency condition is satisfied.

                  No amendment with respect to clause (5) above, however, may have an adverse effect in any material respect on the interests of the noteholders, unless the transferor, owner trustee and indenture trustee shall consent thereto.

TERMINATION

                  This receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or other bankruptcy, liquidation, insolvency or similar events occur, the bank will immediately cease to sell receivables to the receivables seller and promptly give notice of that event to the receivables seller and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.


        DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT AMONG THE BANK,
                  THE RECEIVABLES SELLER AND HRSI FUNDING, INC.

                  The following summarizes the material terms of the receivables purchase agreement among the bank, the receivables seller and HRSI Funding, Inc. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

                  Under this receivables purchase agreement, HRSI Funding, Inc. has sold to the receivables seller all of its rights, titles and interests in and to all of the receivables existing on the closing date for the initial accounts and recoveries allocable to those receivables and other property. HRSI Funding, Inc. acquired such receivables from Household Private Label Credit Card Master Trust II. HRSI Funding, Inc. will not sell receivables to the receivables seller in the future.

                  In connection with the sale of receivables to the receivables seller, HRSI Funding, Inc. will indicate in its computer files that those receivables have been sold to the receivables seller and that those receivables will be sold or transferred by the receivables seller to the transferor and by the transferor to the trust. The records and agreements relating to those receivables may not be segregated by HRSI Funding, Inc. from other records and agreements relating to other receivables. HRSI Funding, Inc. will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the receivables seller in those receivables. See "Risk Factors--Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in this prospectus.

REPRESENTATIONS AND WARRANTIES

                  In this receivables purchase agreement, each of the bank and HRSI Funding, Inc. represent and warrant to the receivables seller to the effect that, among other things, as of the date of this receivables purchase agreement it is duly organized and in good standing and has the authority to consummate the transactions contemplated by this receivables purchase agreement and such agreement is its valid and binding obligation. The bank additionally represents and warrants that as of the closing date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in this receivables purchase agreement which results in the requirement that the receivables seller accept transfer of an ineligible receivable under the receivables purchase agreement by and between the receivables seller and the transferor, then the bank will repurchase that ineligible receivable from the receivables seller on the date of the transfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charge and administrative receivables.

                  HRSI Funding, Inc. also represent and warrants to the receivables seller in this receivables purchase agreement that, among other things, this receivables purchase agreement effects a valid sale to the receivables seller of all right, title and interest of HRSI Funding Inc. in and to the receivables existing on the closing date for the initial accounts and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the receivables seller under the receivables purchase agreement between the receivables seller and the transferor to accept retransfer of the receivables, the bank will repurchase the receivables retransferred to the receivables seller for an amount of cash at least equal to the amount of cash the receivables seller is required to deposit under the receivables purchase agreement between the receivables seller and the transferor in connection with the retransfer.

AMENDMENTS

                  This receivables purchase agreement may be amended by the receivables seller, the bank and HRSI Funding, Inc. without the consent of the noteholders:

          (1)  to cure any ambiguity,

          (2) to correct or supplement any provisions therein which may be inconsistent with any other provisions therein,

          (3) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions of this receivables purchase agreement,

          (4)  to change or modify the purchase price of the receivables, and

          (5) to change, modify, delete or add any other obligation of the bank, HRSI Funding, Inc. or the receivables seller; provided that no amendment pursuant to this clause (5) will be effective unless the rating agency condition is satisfied.

                  No amendment with respect to clause (5) above, however, may have an adverse effect in any material respect on the interests of the noteholders, unless the owner trustee and indenture trustee shall consent thereto.

TERMINATION
                  This receivables purchase agreement will terminate immediately after the earlier of (i) the termination of the trust or (ii) such time when all amounts payable under all receivables purchased under such agreement have been paid out by the trust.

    DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT BETWEEN THE RECEIVABLES
                            SELLER AND THE TRANSFEROR

                  The following summarizes the material terms of the receivables purchase agreement by and between the receivables seller and the transferor. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

                  Under this receivables purchase agreement, the receivables seller sold and, in the future, may sell to the transferor all of its right, title and interest in and to all of the receivables whether then existing or hereinafter created in the initial accounts and in additional accounts as of their date of designation for inclusion in the trust and recoveries allocable to those receivables and other property.

                  In connection with the sale of receivables to the transferor, the receivables seller will indicate in its computer files that those receivables have been sold to the transferor and that those receivables will be sold or transferred by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the receivables seller from other records and agreements relating to other credit accounts and receivables. The receivables seller and the transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the transferor in those receivables. See "Risk Factors--Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in this prospectus.

REPRESENTATIONS AND WARRANTIES

                  In this receivables purchase agreement, the receivables seller represents and warrants to the transferor to the effect that, among other things, as of the date of this receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by this receivables purchase agreement. In this receivables purchase agreement, the receivables seller additionally represents and warrants that as of the closing date for the initial accounts and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in this receivables purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the receivables seller will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charge and administrative receivables.

                  The receivables seller also represents and warrants to the transferor in this receivables purchase agreement that, among other things, as of the date of this receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts this receivables purchase agreement constitutes a valid and binding obligation of the receivables seller, and this receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the receivables seller in and to the receivables existing in the accounts as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts to the trust portfolio and in the proceeds of the trust portfolio. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, the receivables seller will repurchase the receivables retransferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

AMENDMENTS

                  This receivables purchase agreement may be amended by the transferor and the receivables seller without the consent of the noteholders:

          (1)  to cure any ambiguity,

          (2) to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or in any conveyance paper,

          (3) to add any other provisions with respect to matters or questions arising thereunder or any conveyance papers which shall not be inconsistent with the provisions of this receivables purchase agreement or any conveyance papers,

          (4)  to change or modify the purchase price of the receivables, and

          (5) to change, modify, delete or add any other obligation of the receivables seller or the transferor; provided that no amendment pursuant to this clause (5) will be effective unless the rating agency condition is satisfied.

                  No amendment with respect to clause (5) above, however, may have an adverse effect in any material respect on the interests of the noteholders, unless the owner trustee and indenture trustee shall consent thereto.

TERMINATION
                  This receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the receivables seller or other bankruptcy, liquidation, insolvency or similar events occur, the receivables seller will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

                  HRSI Funding, Inc. and the bank have each represented that its transfer of receivables to the receivables seller constitutes a valid sale and assignment of all of its right, title and interest in and to the related receivables. The receivables seller in the receivables purchase agreement between the receivables seller and the transferor have represented that its transfer of receivables to the transferor constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables are transferred, as the case may be, and a first-priority perfected security interest in the transferor's rights in the receivables on and after their creation, in each case until termination of the trust. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

                  Each of the transferor in the transfer and servicing agreement, the receivables seller or other account owner or receivables seller in the receivables purchase agreements between the receivables seller and the transferor, and the bank in the other receivables purchase agreements will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the bank, the receivables seller and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect that sale against the interests of third parties.

                  There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. Under the receivables purchase agreements, the receivables seller, the bank or other account owner or receivables seller, as applicable, will represent and warrant that it has transferred the receivables free and clear of the lien of any third party, other than the indenture trustee. In addition, the receivables seller, the bank or other account owner or receivables seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable, or any interest in any receivables, other than as prescribed in the applicable receivables purchase agreement or to the indenture trustee. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party, other than the indenture trustee, and the transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable, or any interest in any receivable, other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor, the receivables seller or the bank or other account owner or receivables seller, arising prior to the time a receivable comes into existence may have priority over the interest of the trust in that receivable. Furthermore, administrative expenses relating to an insolvency or bankruptcy proceeding commenced by or against the bank or other account owner or receivables seller, the transferor, the trust, or the servicer may have priority over the interest of the trust in the receivables.

                  For as long as one of the following is true:

          (1) Household Finance Corporation remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch;

          (2) (a) Household Finance Corporation remains the servicer under the transfer and servicing agreement;

               (b) no amortization event, reinvestment event or event of default has occurred;

               (c) Household Finance Corporation's parent maintains a commercial paper rating of not less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch; and

               (d) in the event of a material change in the financial relationship between Household Finance Corporation and its parent:

                    (i) Household Finance Corporation notifies each rating agency; and

                    (ii) written confirmation is received from each rating
                         agency that the material change will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

          (3) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class;

cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency or bankruptcy of the servicer or, in limited circumstances, the lapse of specified time periods, the trust may not have a first-priority perfected security interest in those commingled cash collections. If the trust does not have a first priority perfected security interest in commingled cash collections, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in (1), (2) or (3) above are not satisfied, the servicer will begin within five business days to deposit collections directly into the collection account within two business days of each date of processing.

MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

                  The bank is a national bank organized under the laws of the United States and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.


                  Although the bank (or other account owner or receivables seller that is a similarly regulated financial institution, which in this section we also refer to as the "bank") will treat its transfer of the receivables to the receivables seller as a sale for accounting purposes, the transfer may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The structure of the related receivables purchase agreement and the transfer of the receivables by the bank to the receivables seller is intended to satisfy all of these conditions.

                  If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the bank's transfer of the receivables. The FDIA would limit the damages in this event to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize the bank's transfer of the receivables, payments to noteholders could be delayed or reduced.

                  Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the receivables, noteholders could suffer a loss on their investment if (i) the receivables purchase agreement or the bank's transfer of the receivables were found to violate the regulatory requirements of the FDIA, (ii) the receivables seller, the transferor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by the receivables seller, the transferor, the trust, or the indenture trustee to enforce the receivables purchase agreements or the notes, or (iv) the FDIC were to repudiate other obligations of the bank relating to the receivables or the issuance of the notes.

                  In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent the transferor, the indenture trustee or the noteholders from appointing a successor servicer. In addition, if the servicer becomes a debtor in a bankruptcy case, the servicer's rights under the transfer and servicing agreement, including the right to service the receivables, would be property of the bankruptcy estate and, under the Bankruptcy Code, subject to the bankruptcy trustee's right to assume or reject the transfer and servicing agreement. See "Description of the Transfer and Servicing Agreement--Servicer Default" in this prospectus.

                  The transferor has been structured such that the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and the substantive consolidation of the assets and liabilities of the transferor with those of an affiliate is unlikely. The transferor is a separate, limited purpose corporation, and its articles of incorporation contain limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors and the holders of its preferred stock. The transferor's preferred stock has been issued to the issuer and pledged to the indenture trustee. The indenture trustee will hold the pledged preferred stock of the transferor in trust for the benefit of the noteholders and vote such preferred stock only according to the written instructions of the noteholders representing more than 50% of the outstanding principal amount of the notes of all series. The preferred stock is non-transferable except by a vote of the noteholders representing 100% of the outstanding principal amount of all series of notes and written confirmation from each rating agency that such transfer of the preferred stock will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class of notes. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if an account owner or receivables seller were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of such entity or such entity as debtor-in-possession were to take the position that the transfer of the receivables by such entity to the transferor should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

                  If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, the receivables seller, HRSI Funding, Inc., the bank, or any account owner or receivables seller, the bankruptcy trustee will promptly notify the indenture trustee, an amortization event will occur with respect to each series, and newly created receivables will not be transferred to the trust. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes--Application of Collections" and in the accompanying prospectus supplement.

                  Regardless of the terms of the receivables purchase agreements, the transfer and servicing agreement, the indenture, or the instructions of those authorized to direct the indenture trustee's actions, a conservator or receiver or a bankruptcy court may have the power (i) to prevent or require the commencement of an amortization period or accumulation period,
(ii) to prevent, limit, or require the early liquidation of the receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables to the trust. If any of these events were to occur, payments to noteholders could be delayed or reduced. See "Risk Factors" -- If a conservator or receiver were appointed for the bank or other account owner or receivables seller, the receivables seller, the transferor or other account owner or receivables seller became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

CONSUMER PROTECTION LAWS

                  The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit customer liability for unauthorized use, prohibit particular discriminatory practices in extending credit, and regulate practices followed in collections. In addition, customers are entitled under these laws to have payments and credits applied to the revolving consumer credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the revolving consumer credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, a customer may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of applicable consumer protection laws, if noncompliance has an adverse effect, will be reassigned to the transferor, which is the sole remedy available to noteholders. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from violations described in the preceding sentence. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

                  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes--Defaulted Amount; Investor Charge-Offs" in this prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

                  The following is a general discussion of the material anticipated federal income tax considerations to original purchasers of the notes of the purchase, ownership and disposition of the notes offered hereby. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules, including holders who are not citizens or residents of the Unites States, financial institutions, tax-exempt organizations, insurance companies, dealers or brokers in securities, holders who hold their notes as part of a hedge, appreciated financial position, straddle or conversion transaction, and holders that will hold the notes as other than capital assets. Dewey Ballantine LLP, special tax counsel to the trust ("Special Tax Counsel"), is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Further, such opinion, as well as the opinions set forth below, are subject to finalization of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to Special Tax Counsel and which is not inconsistent with the descriptions in the body of this prospectus and the related prospectus supplement. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

                  Assuming that the parties will comply with the terms of the trust agreement and related documents, Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

                  Treatment of the Notes as Indebtedness. The trust will agree by entering into the indenture, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Special Tax Counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness.

                  Except as described below, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS in respect of the interest paid and original issue discount ("OID"), if any, accrued on the notes to the extent required by law.

                  Possible Alternative Treatment of the Notes. Although, as described above, it is the opinion of Special Tax Counsel that, for federal income tax purposes, the notes will be treated as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, such notes would more likely be treated as interests in a partnership and not as interests in an association (or publicly traded partnership) taxable as a corporation. If the noteholders were treated as owning an interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Certain noteholders could have adverse tax consequences. For example, income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, income to certain tax-exempt holders might constitute unrelated business taxable income generally subject to tax at corporate income tax rates and individual holders might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

                  Alternatively, if, contrary to the opinion of Special Tax Counsel, the trust were treated as a publicly traded partnership taxable as a corporation, it would be subject to federal income tax (and any similar state or local taxes) at corporate tax rates on its taxable income. Such a tax could result in reduced payments to noteholders. Payments to noteholders (other than interest on notes respected as indebtedness for federal income tax purposes) generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any such payments would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to such noteholders, and in the case of noteholders that are foreign persons would be subject to withholding tax.

                  Since the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under any of these alternative characterizations of the notes. Certain investors such as foreign persons and qualified plans should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

                  Original Issue Discount. It is not anticipated that the notes will have any OID other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the notes. OID will generally be considered de minimis if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life (calculated by taking into account a reasonable prepayment assumption).

                  Market Discount. A subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. If a subsequent purchaser of a note disposes of such note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the note over the purchaser's basis in the note immediately after such purchaser acquired the note. In general, market discount on a note will be treated as accruing over the term of such note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

                  The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

                  Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life (calculated by taking into account a reasonable prepayment assumption). If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal payments on the notes and, when each such payment is received, capital gain equal to the discount allocated to such payment will be recognized.

                  Market Premium. A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the note and may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the note. The amortization of such premium on an obligation that provides for a partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

                  Sale, Exchange or Redemption of Notes. If a note is sold, retired, or otherwise exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and his adjusted basis in the note. Such adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount included in the seller's gross income in respect of the note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a note as a "capital asset" within the meaning of section 1221 of the Code should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

                  Backup Withholding and Information Reporting. Payments of interest and principal as well as distributions of proceeds from the sale of the notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                  Taxation of Certain Foreign Investors. Interest payments (including OID, if any) on the notes made to a noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" unless such foreign person holds a 10% or greater interest in the transferor or the trust or is a controlled foreign corporation related to the transferor or the trust. This interest is not subject to United States income or withholding tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the issuer or other person who would otherwise be responsible for withholding tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a noteholder who or which is not a United States person, the withholding tax will not apply, but such noteholder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult applicable tax treaties (which may provide different rules) and should also consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes, including consequences arising under possible recharacterizations of the notes. See "Possible Alternative Treatment of the notes," above.

                  Generally, a foreign person will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such foreign person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States.

                            STATE TAX CONSIDERATIONS

                  Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

                  Subject to the considerations described under this heading, and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes. See "ERISA Considerations" in the accompanying prospectus supplement.

                  Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

                  Some employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and most church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                  Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

                  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment

         (1) satisfies the diversification requirement of ERISA or other applicable law,

         (2) is in accordance with the Plan's governing instruments, and

         (3) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.

                              PLAN OF DISTRIBUTION

                  Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

                  In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

                  Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

                  Each underwriting agreement will provide that the transferor will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

                  The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

                  The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "Description of the Transfer and Servicing Agreement--Evidence of Compliance" in this prospectus.

                                    GLOSSARY

"addition date" means:

         (1) with respect to aggregate addition accounts and new accounts, the date from and after which such aggregate addition accounts and new accounts are to be included as accounts; and

         (2) with respect to participation interests, the date from and after which such participation interests are to be included as assets of the trust.

"adverse effect" means any action, the result of which:

         (1) causes an amortization event, reinvestment event or an event of default;

         (2) materially and adversely affects the amount or timing of payments to be made to the noteholders of any series or class; or

         (3) materially and adversely affects the rights and obligations of the series enhancer.

"aggregate addition" means any participation interests to be included as trust assets or any eligible accounts, other than new accounts, designated to be included as accounts after the initial selection date.

"aggregate addition accounts" are eligible accounts designated to be included as accounts.

"amortization event" means, with respect to all series issued by the trust, the occurrence of any of the following events:

         (1) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any additional transferor, or the bank, receivables seller or other account owner, unless written confirmation is received from each rating agency that the removal of the bank or other account owner from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         (2) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

         (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

"Clearstream" means Clearstream Banking, societe anonyme.

"closing date" means, with respect to any series of notes, the closing date as defined in the related prospective supplement.

"Code" means the Internal Revenue Code of 1986, as amended.

"controlled accumulation period" means the period during which principal is accumulated in specified amounts per month and paid on an expected principal payment date. The controlled accumulation period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

         (1) the notes of that series or class are paid in full;

         (2) the early amortization or early accumulation period starts; or

         (3) the expected principal payment date.

"controlled amortization period" means the period during which principal is paid in fixed amounts at scheduled intervals. The controlled amortization period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

         (1) the notes of that series or class are paid in full;

         (2) the early amortization or early accumulation period starts; or

         (3) the expected principal payment date.

"credit enhancement percentage" means the percentage interest of certain credit enhancement providers.

"defaulted amounts" means, for any due period, an amount, but not less than zero, equal to:

         (1) the amount of principal receivables which became charged-off in such due period, minus

         (2) the amount of any charged-off receivables of which the transferor or the servicer became obligated to accept reassignment or assignment, as described under "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor--Regarding the Accounts and the Receivables".

"definitive notes" means notes issued in fully registered, certificated form.

"determination date" means the earlier of the third business day and the fifth calendar day, or if the fifth calendar day is not a business day the preceding business day, preceding the fifteenth day of each calendar month.

"depositaries" Citibank, N.A., as depositary for Clearstream, and Chase Manhattan Bank, as depositary for Euroclear.

"discount percentage" means the percentage designated by the transferor, which may be a fixed or variable percentage.

"discount option" means the transferor's option to designate at any time all or any specified portion of principal receivables existing on and after a discount date to be treated as finance charge and administrative receivables.

"discount option receivables" means any principal receivables designated by the transferor to be treated as finance charge and administrative receivables.

"DTC" The Depository Trust Company.

"early accumulation period" means the period during which principal is accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early accumulation period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

         (1) the notes of that series or class are paid in full;

         (2) the expected principal payment date; or

         (3) the trust termination date.

"early amortization period" means the period during which principal is paid in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early amortization period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

         (1) the notes of that series or class are paid in full;

         (2) the series final maturity date; or

         (3) the trust termination date.

"eligible account" has the meaning set forth on page 56-57 of this prospectus.

"eligible institution" means:

         (1)(a) a depository institution, which may include the owner trustee or the indenture trustee;

            (b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and

            (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a short-term rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating category acceptable to the rating agency; or

         (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes.

"eligible investments" mean instruments, investment property or other property with respect to any of the following:

         (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

         (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency;

         (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency;

         (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency;

         (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

         (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;

         (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's, Moody's and, if rated by Fitch, to Fitch; or

         (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

"eligible receivable" has the meaning set forth on page 57-58 of this prospectus.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"expected principal payment date" has the meaning set forth in the prospectus supplement.

"events of default" has the meaning set forth on page 48-49 of this prospectus.

"finance charge and administrative receivables" means all amounts billed to the obligors on any account in respect of all periodic rate finance charges, cash advance fees, annual membership fees and annual service charges, late fees, overlimit fees, discount option receivables and any other fees with respect to the accounts designated by the transferor at any time and from time to time to be included as finance charge and administrative receivables. Finance charge and administrative receivables shall also include the interest portion of participation interests as shall be determined pursuant to, the applicable participation interest supplement or indenture supplement for any series.

"foreign person" means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.

"funding period" is the period from the series' closing date to the earlier of:

         (1) the date the series' invested amount equals the principal amount of that series of notes; and

         (2) the date specified in the related prospectus supplement; provided that the funding period shall not exceed one year.

"initial cut-off date" means June 12, 2001.

"invested amount" for a series on any date will be equal to:

         (1) the initial outstanding principal amount of that series of notes as of the related closing date for that series; minus

         (2) the amount of principal paid to the related noteholders prior to that date; minus

         (3) the amount of unreimbursed investor charge-offs with respect to that series prior to that date.

If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the invested amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

"investor charge-offs" means with respect to any series the excess of the investor default amount for that series over the amount available to reimburse such investor default amount described in the prospectus supplement.

"investor percentage" means for any class or series of notes, the investor percentage calculated in the related prospectus supplement.

"new accounts" are those eligible accounts that the transferor may from time to time, at its sole discretion, designate to be included as accounts subject to the limitations and conditions specified in this paragraph. For purposes of the definition of new accounts, eligible accounts will be deemed to include only revolving consumer credit accounts originated or underwritten by the bank or any other affiliate of Household International, Inc. which are of the same nature as those included as initial accounts or which have previously been included in any aggregate addition if the assignment related to that aggregate addition provides that type of revolving consumer credit account or other revolving consumer credit account is permitted to be designated as a new account. The number of new accounts designated with respect to any of the three consecutive due periods commencing in January, April, July and October of each calendar year shall not exceed 15% of the number of accounts as of the first day of the calendar year during which these due periods commence (or the initial cut-off date, in the case of 2001) and the number of new accounts designated during any calendar year shall not exceed 20% of the number of accounts as of the first day of that calendar year (or the initial cut-off date, in the case of 2001); provided, however, new accounts may be designated in excess of the 15% and 20% limitations if the rating agency condition is satisfied with respect to this designation. To the extent new accounts are designated for inclusion in the trust, the transferors will deliver to the trustee, at least quarterly on each distribution date relating to each of the three consecutive due periods ending in March, June, September and December, an opinion of counsel with respect to the receivables in new accounts included as accounts confirming the creation and perfection of a security interest in respect of each transfer of those receivables. If the opinion of counsel with respect to receivables in any new accounts is not so received, all receivables arising in the new accounts to which that failure relates will be removed from the trust.

"note owner" means the beneficial owner of a note.

"partial amortization sfa amounts" means the amount withdrawn from the special funding account and applied to one or more outstanding series of notes to prevent those series from experiencing an amortization event based upon insufficiency of yield.

"participations" are undivided interests in a pool of assets primarily consisting of receivables arising under revolving consumer credit accounts.

"paying agent" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

"pool factor" means the ratio of the note principal balance to the initial note principal balance.

"portfolio yield" means with respect to any due period, the annualized percentage equivalent of a fraction the numerator of which is equal to the collections of finance charge and administrative receivables during that due period calculated on a cash basis, after subtracting therefrom the defaulted amount with respect to that due period and the denominator of which is the sum of total amount of principal receivables plus the special funding amount each as of the last day of the immediately preceding due period.

"principal receivables" means all receivables other than finance charge and administrative receivables or defaulted receivables; provided, however, that after a specified discount date, principal receivables shall mean principal receivables as otherwise determined pursuant to this definition minus the amount of any discount option receivables. Principal receivables shall also include the principal portion of participation interests as determined pursuant to the applicable participation interest supplement or indenture supplement for any series. In calculating the aggregate amount of principal receivables on any day, the amount of principal receivables shall be reduced by the aggregate amount of credit balances in the accounts on such day.

"qualified account" means either a segregated account established with the corporate trust department of a securities intermediary or a segregated account with a securities intermediary that is an eligible institution.

"rating agency" means any rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

"rating agency condition" means, with respect to any action, the condition that each rating agency indicate in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class with respect to which it is a rating agency.

"reinvestment event" means, if a series is subject to reinvestment events, the definition of reinvestment event as it would appear in the prospectus supplement.

"removed accounts" means zero balance accounts, specific terminated merchant accounts and randomly chosen accounts designated by the transferor requiring the indenture trustee to transfer all receivables in such accounts back to the transferor, whether the receivables already exist or arise after the designation.

"required delivery date" means on or prior to:

         (1) the date that is five business days after the closing date in the case of the initial accounts;

         (2) the date that is five business days after the applicable addition date, in the case of an aggregate addition;

         (3) the distribution date on which the opinion of counsel is required to be delivered as described above, in the case of new accounts; and

         (4) the date that is five business days after the applicable date of removal, in the case of removed accounts.

"required minimum principal balance" means unless otherwise described in the prospectus supplement, relating to a series having a paired series, with respect to any date:

         (1) the sum of the series adjusted invested amounts for each series outstanding on such date; plus

         (2) the required transferor amount; minus

         (3) the amount on deposit in the special funding account.

"required transferor amount" means the product of the required transferor percentage as described in the prospectus supplement and the aggregate series adjusted invested amounts as described in the prospectus supplement of all series outstanding.

"revolving period" means, with respect to a series, a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

"securities intermediary" means U.S. Bank National Association or to any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.

"selected merchant portfolio" means the accounts in the portfolio of the bank related to merchants from which the accounts designated to provide the receivables for the trust portfolio were selected.

"series enhancer" means any provider of enhancement and/or any issuer of any third-party credit enhancement.

"series final maturity date" means with respect to each series, the meaning set forth in the related prospectus supplement.

"servicer default" has the meaning set forth on page 63.

"supplemental certificate" means a certificated or uncertificated interest in the transferor amount.

"tax opinion" means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes:

         (1) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance; and

         (2) such action will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation.

"transferor amount" means on any date of determination an amount equal to the sum of:

         (1) the sum of total amount of principal receivables at the end of the day immediately prior to such date of determination plus the related special funding amount at the end of the day immediately prior to such date of determination minus

         (2) the aggregated series adjusted invested amounts of all series of notes issued and outstanding on that date of determination.

"transferor certificate" means a certificate evidencing an interest in the transferor interest.

"transferor percentage" means, on any date of determination, a percentage equal to:

         (1) 100%; minus

         (2) the total investor percentages for all outstanding series; and, if applicable, minus

         (3) the total credit enhancement percentages for all outstanding series.

"trust portfolio" means the portfolio of accounts designated by the bank as accounts, the receivables of which constitute trust assets .

"trust termination date" means the earlier of:

         (1) at the option of the transferor, the day on which the right of all series of notes to receive payments from the trust has terminated; and

         (2) January 1, 2021 dissolution of the trust in accordance with applicable law.

"zero balance account" means an account which, according to the servicer's records, has had a balance of zero for a period in accordance with the credit guidelines.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                  Except in limited circumstances, the globally offered Household Private Label Credit Card Master Note Trust I Asset Backed Notes to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

                  Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

                  Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

                  All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

                  Investors electing to hold their global securities through DTC, other than through accounts at Clearstream or Euroclear, will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

                  Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading between DTC Participants. Secondary market trading between DTC participants, other than Citibank, N.A. and Chase Manhattan Bank as depositories for Clearstream and Euroclear, respectively, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

                  Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                  Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant, other than Citibank and Chase Manhattan Bank as depositories for Clearstream and Euroclear, respectively, to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Chase Manhattan Bank, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Chase Manhattan Bank, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

                  Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

                  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

                  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Chase Manhattan Bank for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

                  Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Chase Manhattan Bank, to another DTC participant. The seller will send instructions to Clearstream before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct Citibank or Chase Manhattan Bank, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                  A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-United States persons (Form W-8BEN). Beneficial owners of Global Securities that are non-United States persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding).

                  Exemption for non-United States persons with effectively connected income (Form W-8ECI). A non-United States person, including a non-United States corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-United States persons resident in treaty countries (Form W-8BEN). Non-United States persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

                  Exemption for United States Persons (Form W-9). United States persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files the appropriate form by submitting it to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change. A W-8BEN on which a U.S. taxpayer identification number is not provided and a Form W-8ECI generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

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                   HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER
                                  NOTE TRUST I

                                     Issuer

                              HRSI FUNDING, INC. II

                                   Transferor

                                  SERIES 2002-3

                                 $673,000,000.00

                    Class A Floating Rate Asset Backed Notes

                                 $98,060,000.00

                    Class B Floating Rate Asset Backed Notes

                                 $69,090,000.00

                    Class C Floating Rate Asset Backed Notes

                              PROSPECTUS SUPPLEMENT




CREDIT SUISSE FIRST BOSTON                                              JPMORGAN

                                 LEHMAN BROTHERS

                                                            SALOMON SMITH BARNEY



                                   ----------

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until __________, 2002.